Electronically transmitted to the Securities and Exchange Commission
May 30, 2000

                                              Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             JAWS Technologies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      7371
             ------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   98-0167013
                     ---------------------------------------
                     (I.R.S. Employer Identification Number)

                           400, 630-8TH AVENUE S.W.,
                        CALGARY, ALBERTA CANADA T2P 1G8
                                 (403) 508-5055
             ------------------------------------------------------
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                               ROBERT J. KUBBERNUS
          CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                             JAWS TECHNOLOGIES, INC.
                           400, 630-8TH AVENUE S.W.,
                        CALGARY, ALBERTA CANADA T2P 1G8
                                 (403) 508-5055
          ------------------------------------------------------------

                                    COPY TO:
                            LUKE P. IOVINE, III, ESQ.
                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                 399 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 318-6000
          ------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

           As soon as practicable following the effectiveness of this
                             Registration Statement
       ----------------------------------------------------------------
       (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

   Title of Each Class of                             Proposed Maximum      Proposed Maximum
      Securities to be         Amount to be            Offering Price          Aggregate             Amount of
         Registered             Registered                Per Share          Offering Price      Registration Fee
         ----------             ----------                ---------          --------------      ----------------
        Common Stock         5,196,669 shares        $4.30 per share(1)       $22,345,677            $5,900(1)
        ============         ================       ====================     =============          ==========

        Common Stock         7,624,248 shares(2)            (3)                  (3)                $13,655(3)


(1) Calculated in accordance with Rule 457[c)] under the Securities Act of 1933.

(2) Represents an aggregate of 7,624,248 shares of Common Stock previously registered pursuant to Registration Statement on Form S-1 (Registration No. 333-30406) that are being carried forward in the Prospectus filed with this Registration Statement.

(3) This amount has previously been paid by the registrant as the registration fee for the 7,624,248 shares of Common Stock carried forward from the prior Registration Statement on Form S-1 (Registration No. 333-30406).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PURSUANT TO RULE 429 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED AS PART OF THIS REGISTRATION STATEMENT SHALL BE DEEMED A COMBINED PROSPECTUS WHICH SHALL ALSO RELATE TO OUR REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NO. 333-30406) [AND CONSTITUTES A POST-EFFECTIVE AMENDMENT TO OUR REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NO. 333-30406)]. THIS REGISTRATION STATEMENT AND SAID PRIOR REGISTRATION STATEMENT ARE COLLECTIVELY REFERRED TO HEREIN AS THE "REGISTRATION STATEMENT."

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS                SUBJECT TO COMPLETION, DATED MAY 30, 2000

                                   12,820,917

                             JAWS TECHNOLOGIES, INC.

                                  Common Stock

                                  ------------

      Of the shares of common stock covered by this prospectus, 7,258,129 shares are owned by the stockholders listed in the section of this prospectus called "Selling Stockholders" or are issuable on exercise of warrants owned by the selling stockholders. The selling stockholders may sell any or all of their shares from time to time. See "Plan of Distribution." In addition, we have prepared this prospectus in connection with our prior acquisition of Offsite Data Systems Ltd. ("Offsite") to allow the former shareholders and warrantholders of Offsite to acquire up to 5,562,788 shares of our common stock upon their exchange of exchangeable shares of our subsidiary, JAWS Acquisition Corp. an Alberta corporation ("JAC"), that have been or may be issued to such shareholders in connection with the Offsite acquisition. See "Business - Recent Acquisitions - Offsite Data Systems Ltd."

      We will not receive any of the proceeds of sales by the selling stockholders, or upon the issuance of any shares of our common stock to the holders of JAC exchangeable shares. However, we received proceeds of CDN $337,209 from the exercise of 843,023 warrants at $0.40 per warrant, and JAWS issued 297,081 JAC exchangeable shares, which are exchangeable for shares of JAWS' common stock on a 1-for-1 basis. We have agreed to bear all expenses related to this offering, other than underwriting discounts and commissions and any transfer taxes on the shares of common stock that the selling stockholders are offering.

      Our common stock is included for quotation on the Nasdaq National Market System under the symbol "JAWZ".

      INVESTING IN THIS COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                                  ------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------

                  THE DATE OF THIS PROSPECTUS IS MAY 30, 2000.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

         Unless the context otherwise indicates, references in this prospectus to "we," "us," "our" or "JAWS" refer to JAWS Technologies, Inc. and its subsidiaries, JAWS Technologies Inc., an Alberta corporation, Pace Systems Group Inc., an Ontario corporation ("Pace"), JAWS Acquisition Corp., an Alberta corporation, Offsite Data Services Ltd., an Alberta corporation ("Offsite"), JAWS Technologies (Ontario), Inc., an Ontario corporation, JAWS Technologies (Delaware), Inc., a Delaware corporation, and JAWS Inc., an Illinois corporation (formerly named Nucleus Consulting, Inc.) ("Nucleus").

                     --------------------------------------

                                TABLE OF CONTENTS

                                       Page                                              Page
PROSPECTUS SUMMARY ...................    1       MANAGEMENT ...........................   46
RISK FACTORS .........................    5       SECURITY OWNERSHIP OF CERTAIN
USE OF PROCEEDS ......................   13       BENEFICIAL OWNERS
DIVIDEND POLICY ......................   13       AND MANAGEMENT .......................   53
CAPITALIZATION .......................   14       CERTAIN RELATIONSHIPS AND RELATED
SELECTED FINANCIAL DATA ..............   15       TRANSACTIONS .........................   55
SELLING STOCKHOLDERS .................   17       REGISTRATION RIGHTS ..................   59
PLAN OF DISTRIBUTION .................   19       LEGAL MATTERS ........................   60
DESCRIPTION OF CAPITAL STOCK .........   21       EXPERTS ..............................   60
BUSINESS .............................   25       AVAILABLE INFORMATION ................   60
MARKET FOR COMMON EQUITY AND                      INDEX TO CONSOLIDATED FINANCIAL
RELATED STOCKHOLDER MATTERS ..........   39       STATEMENTS ...........................  F-1
MANAGEMENT'S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS ................   40

                               PROSPECTUS SUMMARY

                  This summary is not a substitute for the more detailed information, financial statements and the notes to the financial statements appearing elsewhere in this prospectus. This prospectus contains forward looking statements that involve risks and uncertainties. JAWS' actual results could differ materially from the results anticipated in these forward looking statements as a result of the factors set forth under "Risk Factors" and elsewhere in this prospectus.

                                 COMPANY SUMMARY

         JAWS is a provider of information security consulting services and software solutions, a developer of proprietary information security encryption software, a provider of financial information security technology solutions to retailers and large financial organizations in North America and a provider of internet based data storage management services. JAWS consulting services and the software solutions developed by JAWS are designed to minimize the threats to clients' information and communications. JAWS information security consulting services, software solutions and proprietary encryption software are provided through all of its wholly-owned subsidiaries. JAWS financial information technology security solutions services are directed through its wholly-owned subsidiary, Pace Systems Group Inc., and include services in the area of payment systems, including point of sale, automated banking machine and electronic funds transfer, switch implementation, point of sale application and device integration, network architecture and design, system integration and project management. JAWS data storage management services are provided through its subsidiary, Offsite Data Services Ltd., an Alberta corporation.

         JAWS was incorporated in the State of Nevada on January 27, 1997 under the name "e-biz" solutions, inc. On February 10, 1998, "e-biz" solutions, inc. entered into an agreement to purchase all of the outstanding shares of common stock of JAWS Technologies Inc., an Alberta corporation, incorporated on September 18, 1997, in exchange for 1,500,000 shares of the restricted common stock of "e-biz" solutions, inc. and options to purchase 400,000 shares of restricted common stock at $0.50 per share. On March 27, 1998, "e-biz" solutions, inc. changed its name to JAWS Technologies, Inc. Our executive offices are located at Paracorp Incorporated, 208, 318 Carson Street, Carson City, Nevada 89701 and our head office is located at 400, 630-8th Avenue S.W., Calgary, Alberta T2P 1G8. Our website is located at www.jawstech.com.

                         SUMMARY SELECTED FINANCIAL DATA
                      (in thousands, except per share data)

         The following sets forth summary selected financial information of the Company on a historical basis for each of the periods and dates indicated and on a pro forma basis as of and for the year ended December 31, 1999. The following information should be read in conjunction with the financial statements and notes thereto of the Company.

         The unaudited selected consolidated pro forma financial information for the period ended March 31, 2000 is presented as if the acquisitions of Offsite and Nucleus, and the consummation of our private placement financing of approximately US$2.5 million completed on February 23, 2000 (and the application of the net proceeds therefrom) had all occurred as of January 1, 2000 for the income statement accounts and March 31, 2000 for the balance sheet accounts.

         The unaudited selected consolidated pro forma financial information as at and for the year ended December 31, 1999 is presented as if the foregoing events, and the acquisition of Pace, had occurred as of January 1, 1999, for the income statement accounts and as of December 31, 1999, for the balance sheet accounts. The pro forma financial information is unaudited and is not necessarily indicative of what the financial position and results of operations of the Company would have been as of the dates and for the periods indicated, nor does it purport to represent or project the financial position or results of operations for future periods. The information set forth in the table should be read in conjunction with the financial statements and notes thereto, the pro forma information and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" included elsewhere in this prospectus.

                    THE COMPANY (PRO FORMA) AND (HISTORICAL)

                                                   Three Months Ended March 31,
                                                   ----------------------------
                                        Pro Forma (Unaudited)      Historical (Unaudited)
                                        ---------------------      ----------------------
                                                2000               2000             1999
                                                ----               ----             ----
Results of operations
---------------------
Revenue                                         1,087                652                3
Net loss for the period                        (4,669)            (4,020)          (1,202)
Net loss for the period per
  share of common stock                         (0.16)             (0.14)           (0.11)

Financial position
------------------
Total assets                                   30,357             28,876              507
Long-term debt                                    139                139              674
Stockholders equity (deficiency)               27,467             26,467           (1,276)

                    THE COMPANY (PRO FORMA) AND (HISTORICAL)

                                                        Year Ended December 31,
                                                        -----------------------
                                       Pro Forma (Unaudited)              Historical (Audited)
                                       ---------------------              --------------------
                                               1999                  1999          1998       1997
                                               ----                  ----          ----       ----
Results of operations
---------------------
Revenue                                      4,929                     592            29         --
Net loss for the period                    (14,226)                 (7,168)       (3,076)      (137)
Net loss for the period per
  share of common stock                      (0.70)                  (0.50)        (0.42)     (0.03)

Financial position
------------------
Total assets                                32,537                  12,606           273         10
Long-term debt                                  68                      68           147         --
Stockholders equity (deficiency)            30,208                  11,162          (574)      (101)

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" or the negative of those words or other comparable terminology. Forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the inability to successfully develop and commercialize products, the Company's limited operating history and continuing operating losses, recent and potential development strategic alliances, the Company's liquidity and capital resources, systems failures, technological changes, volatility of securities markets, government regulations, and economic conditions and competition in the geographic and the business areas where we conduct our operations. For a discussion of the factors that could cause actual results to differ from projected results, please see the discussion under "Risk Factors" contained in this prospectus and in other information contained in our publicly available SEC filings and press releases.


                               CURRENCY REFERENCES

         Financial information herein is expressed in the United States dollars ("US$," "$" or "dollars"), unless stated in Canadian dollars ("Cdn$"). As of May 5, 2000, the exchange rate was US $1.00 equal Cdn $1.49610.

                                  RISK FACTORS

         Investors should carefully consider the risks and uncertainties described below before making an investment decision. These risks and uncertainties are not the only ones facing JAWS. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair JAWS' business operations.

         If any of the following risks actually occur, our business, financial condition or operating results could be materially harmed. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

RISKS RELATING TO OWNERSHIP OF JAWS COMMON STOCK

         HIGH VOLUME OF SHARES ELIGIBLE FOR SALE PURSUANT TO THIS PROSPECTUS

         The resale of the 12,820,917 shares of common stock registered in the Company's registration statement of which this Prospectus is a part could adversely effect the price of the shares of common stock. As of May 5, 2000, there were 25,747,897 shares of the Company's common stock outstanding (excluding shares to be issued in connection with certain completed transactions). In addition, the Company has granted contractually to the holders of PACE exchangeable shares certain registration rights. No prediction can be made as to the effect that future sales of shares of common stock, or the availability of shares of common stock for future sales, will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock, or the perception that such sales could occur could adversely effect prevailing market prices for the common stock.

         THE VOLATILITY OF THE STOCK MARKETS COULD ADVERSELY AFFECT OUR STOCK PRICE

         Stock markets are subject to significant price and volume fluctuations which may be unrelated to the operating performance of particular companies and the market price of JAWS common stock may frequently change. The market price of JAWS common stock could also fluctuate substantially due to a variety of other factors, including: quarterly fluctuations in JAWS results of operations, JAWS' ability to meet analysts' expectations, adverse circumstances affecting the introduction of market acceptance of new products and services offered by JAWS, announcements of new products and services by competitors, changes in the information technology environment, changes in earnings estimates by analysts, changes in accounting principles, sales of JAWS common stock by existing holders and loss of key personnel.

         JAWS DOES NOT ANTICIPATE PAYING DIVIDENDS ON ITS COMMON STOCK IN THE FORESEEABLE FUTURE

         JAWS has generated minimal cash flow in the past and does not currently anticipate generating significant cash flows from operations in the near future. Therefore, JAWS has not paid any dividends on its common stock to date and plans to retain earnings, if any, for the continued development and expansion of JAWS' business operations. Accordingly, potential investors should not acquire shares of JAWS common stock with the investment objective of receiving dividend income from JAWS.

         PENNY STOCK RULES LIMIT THE LIQUIDITY OF JAWS COMMON STOCK

         JAWS common stock has recently been included for quotation on the Nasdaq National Market System at a price greater than $5.00 per share, but has in the past, and may now and in the future be subject to the penny stock rules under the Exchange Act. These rules regulate broker-dealer practices for transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker dealer and salesperson compensation information, must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

         In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These additional penny stock disclosure requirements are burdensome and may reduce purchases of this offering and reduce the trading activity in the market for JAWS common stock. As long as JAWS common stock is subject to the penny stock rules, holders of such JAWS common stock may find it more difficult to sell their securities.

         AN INVESTMENT IN JAWS MAY BE DILUTIVE

         JAWS may issue a substantial number of shares of JAWS common stock or preferred stock without investor approval. Any such issuance of JAWS securities in the future could reduce an investor's ownership percentage and voting rights in JAWS and further dilute the value of his or her investment.

RISKS RELATING TO THE BUSINESS OF JAWS

         JAWS AND ITS SUBSIDIARIES HAVE LIMITED OPERATING HISTORIES AND CONTINUED OPERATING LOSSES

         With the exception of Pace and the newly-acquired Nucleus, JAWS has a short operating history, a limited number of sales and operating revenues which are not significant. For example, JAWS Alberta was incorporated on September 19, 1997, did not begin producing software until October 1997 and did not begin marketing software until May 1998.

         Because of JAWS' short operating history and limited sales, it faces all the risks and problems associated with a new business, including the existence of operating losses. For example, between the time of the incorporation of JAWS and March 31, 2000, JAWS has, on a consolidated basis, incurred a cumulative loss of $14,400,968. JAWS anticipates that losses with respect to its operations will continue in the future.

         Pace began operations in 1986 and has only achieved profitability in the year ended December 31, 1999. JAWS cannot be certain that the Pace business can sustain profitability in 2000 or any future period under JAWS management. Potential investors should be aware that Pace must respond to competitive developments, continue to upgrade and expand the services it offers and continue to attract, retain and motivate employees in order to maintain its profitability.

         JAWS cannot predict future revenues, operating results and/or operating expenses based on previous results for a number of reasons including the factors described below. Revenues associated with a particular sale may vary significantly depending upon the number of products licensed by a client, the number of devices used by the client and the client's relative need for services. Large individual sales or even small delays in customer orders can cause significant variation in licensing revenues and results of operations for a particular period. In addition, JAWS expects to focus its efforts on the sale of enterprise-wide security solutions, including JAWS' entire product suite and consulting services, as opposed to the sale of component products. As a result, JAWS anticipates that each sale made may require additional time and effort from sales staff. Further, JAWS expects to expand upon the services it provides as well as its sales and marketing operations and to improve its internal operating and financial systems. Finally, to enhance market share and the services it offers, JAWS intends to seek additional candidates for acquisition. As a result, spending levels will be established by JAWS based, in large part, on expected future revenues. If actual results in any future period fall below the expectations of JAWS, the operating results of JAWS will be adversely affected. Due to these factors, JAWS anticipates that its quarterly and annual revenues, expenses and operating results will vary significantly in the future.

         IF WE CANNOT PROTECT OUR COPYRIGHT, TRADEMARK AND PATENTS PENDING, OTHER COMPANIES COULD USE OUR TECHNOLOGY IN COMPETITIVE PRODUCTS. IF WE INFRINGE ON THE COPYRIGHTS, TRADEMARKS OR PATENTS OF OTHERS, OTHER COMPANIES COULD PREVENT US FROM DEVELOPING OR MARKETING OUR PRODUCTS.

         JAWS' success depends upon, amongst other things, its proprietary encryption technology. We rely on a combination of contractual rights, copyright, trade secrets, know-how, trademarks, non-disclosure agreements and technical measures to establish and protect these rights. We cannot assure investors that we can protect our rights and prevent third parties from using or copying our technology or intellectual property.

         JAWS does not presently own any patents or copyright registrations but it has filed a U.S. patent application for its data encryption algorithm L5, which is pending. However, there is no guarantee JAWS will be successful and receive a patent.

         JAWS believes that its technologies have been independently developed and that these technologies do not infringe on the proprietary rights or trade secrets of others. However, we cannot assure investors that it has not infringed on the technologies of third parties or that third parties will not make infringement violation claims against us. Any infringement claims against JAWS may negatively effect JAWS' ability to produce and sell software.

         International companies currently use all or a portion of the name "JAWS" in connection with products or services in industries the same as and different from that of JAWS. While JAWS is attempting to qualify under a trademark its name throughout the U.S. and Canada, significant issues may be present as to the ability to widely use the name in connection with the products or services to be rendered by JAWS.

         JAWS' BUSINESS IS IN AN EARLY STAGE OF MARKET DEVELOPMENT AND ITS SUCCESS DEPENDS ON MARKET ACCEPTANCE OF ITS PRODUCTS AND SERVICES

         JAWS' success depends on whether or not our products and services are accepted in the marketplace. Investors should be aware that companies introducing new products into the market are subject to a high level of uncertainty and risk. Because the market for its software and services is new and evolving, JAWS cannot predict the size and future growth rate, if any, of the market. JAWS cannot assure investors that the market for its various products and services will develop or that demand for such products and services will emerge or become economically sustainable. Market acceptance of its products and services depends on its ability to establish brand images and reputations for high quality and to differentiate their products and services from competitors. There can be no assurance that the products and services will be perceived as being of high quality or better than products and services of others, or that JAWS will be successful in establishing their brand image. Additionally, the management teams of JAWS has no experience manufacturing or marketing software or providing services on a large scale. This lack of experience could result in JAWS' failure to commercialize and sell its products and services.

         JAWS MAY NOT BE ABLE TO CONTINUE TO COMPETE IN ITS RAPIDLY CHANGING INDUSTRY

         Rapid changes in technology pose significant risks to JAWS that it cannot either control or influence the forces behind such changes. In addition to emerging competition, evolving requirements and needs of clients and the extent to which hackers and others seek to compromise secure systems, JAWS must adapt to changing computer hardware and software standards as well as to frequent introductions of new products and enhancements to existing products. The success of JAWS will depend on its ability to create, develop, adapt and improve information technology solutions in response to these and other changes.

         JAWS cannot assure investors that it will be able to successfully identify new opportunities and develop and bring new products and services to market in a timely manner, nor can JAWS guarantee investors that products and services developed by its competitors will not make JAWS products and services noncompetitive or obsolete. Further, the techniques used by hackers to compromise the security of networks and intranets are constantly evolving and are increasingly sophisticated. Because new hacking techniques are usually not recognized until utilized against one or more targets, JAWS is not able to anticipate such techniques. To the extent that new hacking techniques result in the compromise of JAWS security systems, affected clients may believe that JAWS products and services are ineffective and may affect JAWS business, operating results and financial condition.

         Because JAWS products and services involve complex technology, major new products and product enhancements require a long time to develop and test before going to market. JAWS cannot assure investors that it will have the capital resources or the ability to implement any new technology or service. In addition, because it is difficult to estimate the amount of time which is required to develop new products and product enhancements, JAWS has had to delay the scheduled introduction of new and enhanced products in the past and JAWS may have to delay the introduction of new products, enhancements and services in the future. Any failure by JAWS to timely develop and introduce new products and services or enhance current products and services could adversely affect JAWS business, operating results and financial condition.

         POTENTIAL LIABILITIES COULD ARISE IN JAWS' FUTURE BASED ON PRODUCT DEFECTS

         Many organizations use JAWS products and services for critical functions of monitoring and enhancing network security. As a result, JAWS risks product liability and related claims for products and services if it does not adequately perform this function. JAWS typically seeks to limit liability for special, consequential or incidental damages in their licensing agreements but these provisions may not in all cases be enforceable under applicable laws. A product liability claim, to the extent not covered by insurance, could adversely affect JAWS business, operating results and financial condition.

         In addition, complex software products, such as those we develop, may contain undetected "bugs" that, despite testing, are discovered only after installation and use by clients. These bugs could result in adverse publicity, loss of or delay in market acceptance or claims by clients against JAWS, any of which could be very damaging to JAWS business, operating results and financial condition. Clients who deploy or use products improperly or incompletely may experience temporary disruptions to their computer networking systems, which could damage the JAWS' reputation and its relationship with clients. Current products may not be error-free and it is extremely doubtful that the future products of JAWS will be error-free. Furthermore, computers are manufactured in a variety of different configurations with different operating systems, such as Windows, Unix, Macintosh and OS/2, and embedded software. As a result, it is very difficult to comprehensively test software products for programming or compatibility errors. Errors in the performance of JAWS products, whether due to design or their compatibility with products of other companies, could hinder the acceptance of these products, and thus JAWS' ability to implement those products.

         JAWS' MARKETING STRATEGIES MAY NOT BE SUCCESSFUL

         JAWS expects to derive some of their sales revenue through independent third parties who will either resell or use JAWS' products to enhance their own products. JAWS is unable to determine how successful these providers will be in selling JAWS' software. Furthermore, JAWS does not have any history or experience in establishing or maintaining such third party support, and there can be no assurance that we will be able to successfully support reseller networks. If we are unable to provide such support, we may lose resellers and, consequently, distribution of our products would be adversely affected. Additionally, most resellers will offer competitive products manufactured by third parties. There can be no assurance that resellers will give priority to JAWS' products and services over competitors' products and services. Finally, if JAWS is unable to support a reseller, we will need to attract additional or replacement resellers to sell JAWS' products and services. There can be no assurance that JAWS will be able to attract a sufficient number of additional or replacement resellers in order to assure that our products and services will be successfully marketed and distributed at a profit or that such additional or replacement resellers will be successful in selling our products and services.

         JAWS' EXPANSION OF PRODUCTION AND DISTRIBUTION CAPACITIES MAY NOT BE SUCCESSFUL

         JAWS must increase its software production capacity and expand its marketing network to sell its software before it will have a chance to compete in the marketplace. Increasing JAWS manufacturing, service and marketing capacity will involve hiring additional personnel, purchasing additional manufacturing equipment and spending significant funds on advertising. The foregoing will require significant capital expenditures, which will most likely increase JAWS' operating losses for an indefinite period of time. JAWS' expansion plans will also place a great deal of strain on its management team, most of whom have not had experience managing large complex business operations. JAWS cannot guarantee that it will be able to expand its software production, service and marketing capabilities as planned. If any of these obstacles prevent JAWS from expanding its software production, service and marketing business, JAWS may be forced to terminate its operations.

         Although direct sales have accounted for JAWS' revenues in 1999, JAWS' future performance will depend, in part, upon its ability to attract new partners and develop additional distribution channels to effectively market and support its services and the products of JAWS. JAWS cannot guarantee that it will be able to attract such partners or develop additional distribution channels.

         JAWS' PROCEEDS FROM AVAILABLE FINANCING MAY NOT BE SUFFICIENT TO PURSUE ITS OPERATING OBJECTIVES

         Developing, manufacturing and marketing software and information security solutions and the plans of JAWS for expansion of its operations, as mentioned above, will require significant amounts of capital. Because JAWS has no significant internal revenues to finance its continuing operations and plans for expansion, JAWS is dependent upon the proceeds from sales of JAWS' securities to satisfy its capital and operating requirements. JAWS believes that it has adequate financing to satisfy its capital and operating requirements through the end of 2000. Thereafter, JAWS will have to arrange for additional financing, unless it can generate revenues from their products and services, to finance its manufacturing and marketing operations at a sufficient level. Financing options could include, but will not be limited to, additional sales of JAWS' securities or an operating line of credit. If JAWS is unable to obtain additional financing on satisfactory terms when needed, JAWS may have to suspend their operations or terminate their operations altogether.

         DUE TO THE RAPIDLY CHANGING NATURE OF THE INFORMATION SECURITY INDUSTRY AND THE SIZE OF OUR COMPANY, WE DEPEND ON KEY PERSONNEL AT ALL LEVELS

         JAWS depends on the efforts of its management team. Even though JAWS has employment agreements with Messrs. Kubbernus, Mamdani and Minhas and with Ms. Gmitter, it cannot guarantee that these persons will continue their employment. Each such member of JAWS management team has entered into an employment agreement with JAWS, pursuant to which, in each case, the term of employment extends until the earlier of (i) the date specified by such executive officer in a notice of voluntary termination delivered by such executive officer to JAWS; provided that such notice shall not be effective until at least ten
(10) days after delivery thereof, (ii) the date such executive officer is terminated by JAWS for "just cause" (as defined in the employment agreement), or
(iii) with respect to termination other than for "just cause," the date which is determined by providing such executive officer with one month's notice for each full year of completed service commencing on the date JAWS provides such executive officer with a notice of termination. The loss of the services of one or more of the key people may have a negative effect on JAWS' ability to conduct its operations.

         JAWS' success also depends on its ability to attract and retain highly qualified engineers, managers, marketers and sales and service personnel. The competition for employees at all levels of the information security industry, especially those with experience in the relatively new discipline of security software, is increasingly intense and JAWS cannot assure that it will be able to hire or retain necessary personnel.

         RISKS ASSOCIATED WITH THE AUTHORIZATION OF PREFERRED STOCK AND POSSIBLE TAKEOVER EFFECTS

         The board of directors of JAWS is authorized to create and issue shares of preferred stock without the approval of JAWS' shareholders. Any preferred stock that the board of directors of JAWS creates and issues could negatively affect the voting power or other rights of holders of shares of JAWS common stock. Also, the board of directors of JAWS may create preferred stock which could be used to prevent a third party from taking control of JAWS.

         JAWS' DIRECTORS HAVE LIMITED LIABILITY

         As permitted by the Nevada General Corporation Law, JAWS' Articles of Incorporation, as amended, eliminate, with certain exceptions, the personal liability of its directors to JAWS and its shareholders for monetary damages as a result of a breach of fiduciary duty. Such a provision makes it more difficult to assert a claim and obtain damages from a director in the event of a breach of his fiduciary duty. The Nevada General Corporation Law provides that a corporation has the power to (i) indemnify directors, officers, employees and agents of the corporation against judgments, fines and amounts paid in settlement in connection with suits, actions and proceedings and against certain expenses incurred by such parties if specified standards of conduct are met; and
(ii) purchase and maintain insurance on behalf of any of the foregoing parties against liabilities incurred by such parties in the foregoing capacities. The Bylaws of JAWS provide for indemnification of its officers and directors against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are made parties by reason of being or having been officers or directors of JAWS; except in relation to matters as to which any such director or officer is adjudged in such action, proceeding or suit to be liable for gross negligence or willful misconduct in the performance of duty. However, such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or otherwise.

         INTERNET NETWORKS MAY NOT BECOME WIDELY ADOPTED, LIMITING THE MARKET FOR JAWS' PRODUCTS

         In order for us to be successful, internet networks must be widely adopted as a means of trusted and secure communications and commerce within an adequate time frame. Because trusted and secure communications and commerce over internet networks is new and evolving, it is difficult to predict with any assurance the size of this market and its growth rate, if any. To date, many businesses and consumers have been deterred from utilizing internet networks for a number of reasons, including, but not limited to, potentially inadequate development of network infrastructure, security concerns, inconsistent quality of service, lack of availability of cost-effective, high-speed service, limited numbers of local access points for corporate users, inability to integrate business applications on internet networks, the need to interoperate with multiple and frequently incompatible products, inadequate protection of the confidentiality of stored data and information moving across internet networks and a lack of tools to simplify access to and use of internet networks. The adoption of internet networks, for trusted and secure communications and commerce, particularly by individuals and entities that historically have relied upon traditional means of communications and commerce, will require a broad acceptance of new methods of conducting business and exchanging information. Companies and government agencies that already have invested substantial resources in other methods of conducting business may be reluctant to adopt a new strategy that may limit or compete with their existing efforts. Furthermore, individuals with established patterns of purchasing goods and services and effecting payments may be reluctant to alter those patterns. There can be no assurance that internet networks will be widely adopted or adopted by enough people to make our products successful.

         The use of internet networks for trusted and secure communications and commerce may not increase or may increase more slowly than expected because the infrastructure required to support widespread trusted and secure communications and commerce on such networks may not develop. For example, the internet has experienced, and may continue to experience, significant growth in its number of users and amount of traffic. There can be no assurance that the internet infrastructure will continue to support the demands placed on it by this continued growth or that the performance or reliability of the internet will not be adversely affected by this continued growth. In addition, internet networks could lose their viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity or due to increased governmental regulation. Changes in or insufficient availability of communications services to support internet networks could result in slower response times and also adversely affect usage of internet networks. If the market for trusted and secure communications and commerce over internet networks fails to develop or develops more slowly than expected, or if the internet infrastructure does not adequately support any continued growth, our business, operating results and financial condition would be adversely affected.

         RECENT ACQUISITIONS INCLUDE INHERENT RISKS

         JAWS has recently acquired Pace, Offsite and Nucleus, and substantially all of the assets of Secure Data Technologies Corporation ("SDTC") and JAWS may acquire or invest in other businesses, technologies and product lines from time to time that are complementary to our business. These recent acquisitions are accompanied by the risks commonly encountered in such transactions, including, among others, the difficulty of assimilating the operations and personnel of the acquired businesses, the potential disruption of our ongoing business, the diversion of our management from our day-to-day operations, our ability to incorporate acquired technologies successfully into our products and services, the additional expense associated with amortization of acquired intangible assets, the potential impairment of our relationships with our employees, customers and strategic partners, our ability to retain key technical and managerial personnel of the acquired business and our ability to maintain uniform standards, controls, procedures and policies. We would also encounter these risks if we acquire or invest in the other businesses in the future. Because of these and other factors, the recent acquisitions and any future acquisitions, if consummated, could negatively impact our business, operating results and financial condition.

         FLUCTUATIONS IN THE EXCHANGE RATE COULD ADVERSELY AFFECT JAWS BECAUSE SOME OF ITS OPERATING SUBSIDIARIES ARE LOCATED IN CANADA

         JAWS' operating currency for its Canadian subsidiaries is Canadian dollars, while its reporting currency is in United States dollars. Any change in the value of the United States dollar against the Canadian dollar will affect our Canadian dollar revenues and earnings when translated into United States dollars. No assurance can be given that a fluctuation in the value of the Canadian dollar against the United States dollar will not negatively impact JAWS' reported revenue and earnings.

                                 USE OF PROCEEDS

         JAWS will not receive any proceeds from the sales of common stock by the selling stockholders pursuant to this prospectus, or upon the issuance of any of our shares to the holders of JAC exchangeable shares. Of the 889,800 warrants issued by JAC in exchange for the outstanding Offsite warrants, 843,023 warrants were exercised at $0.40 per warrant and JAC issued 297,081 JAC Exchangeable Shares, which are exchangeable for shares of JAWS' common stock on a 1-for-1 basis for total consideration of CDN $337,209. The remaining warrants expired pursuant to their terms on March 15, 2000.


                                 DIVIDEND POLICY

         JAWS has never declared or paid cash dividends on our capital stock. JAWS currently intends to retain all available funds for use in the operation and expansion of our business and does not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of JAWS' board of directors and will depend on JAWS' results of operations, financial condition, contractual and legal restrictions and other factors the board of directors deems relevant.

                                 CAPITALIZATION

         The following table sets forth (i) the historical capitalization of JAWS at March 31, 2000 and at December 31, 1999, and (ii) the capitalization of JAWS at March 31, 2000 and at December 31, 1999, respectively, pro forma to give effect to the Private Placement Transaction consummated on February 23, 2000 and the acquisitions of Nucleus and Offsite, the acquisitions of PACE, as of March 31, 2000 and December 31, 1999, respectively, as adjusted to reflect the full issuance of shares hereunder to the holders of JAC exchangeable shares. The information set forth in the table should be read in conjunction with the financial statements and notes thereto, the pro forma financial information and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" included elsewhere in this prospectus.

                                                       March 31, 2000 (unaudited)              December 31, 1999 (unaudited)
                                                       --------------------------              -----------------------------
                                                    Historical            Pro Forma           Historical            Pro Forma
                                                    ----------            ---------           ----------            ---------
CURRENT LIABILITIES:
Bank Indebtedness                                       461,687              461,687                    0                    0
Accounts payable and accrued liabilities              1,344,566            1,819,381            1,177,278            1,869,229
Current portion of capital lease                         53,992               53,992               25,235               25,235
obligations
Current portion of long term debt                             0                    0                    0                  242
Due to related parties                                  174,144              174,144              172,093              194,790
Due to stockholders                                     235,743              242,243                2,066                2,066
Income Taxes Payable                                          0                    0                    0               88,000
Deferred Income Taxes                                         0                    0                    0               81,000
                                                   ============         ============         ============         ============
   Total Current Liabilities                       $  2,270,132         $  2,751,447         $  1,376,672         $  2,260,562
                                                   ------------         ------------         ------------         ------------


LONG TERM DEBT:
Capital lease obligations payable                       139,000              139,000               68,227               68,227
                                                   ------------         ------------         ------------         ------------
                                                   $    139,000         $    139,000         $     68,227               68,227
                                                   ------------         ------------         ------------         ------------
STOCKHOLDERS' EQUITY
Authorized
   95,000,000 common shares at $0.001 par
     value
   5,000,000 preferred shares at $0.001 par
     value
Common stock issued and paid-up                          32,041               32,183               25,040               31,017
Additional Paid In Capital                           41,188,559           42,188,416           21,699,106           40,739,864
Cumulative translation adjustment                      (352,916)            (352,916)            (181,717)            (181,717)
Deficit                                             (14,400,968)         (14,400,968)         (10,380,917)         (10,380,917)
                                                   ------------         ------------         ------------         ------------
Total Stockholders' Equity(1)                      $ 26,466,716         $ 27,466,716         $ 11,161,512         $ 30,208,246
                                                   ------------         ------------         ------------         ------------
TOTAL CAPITALIZATION                               $ 28,875,848         $ 30,357,163         $ 12,606,411         $ 32,537,035
                                                   ------------         ------------         ------------         ------------

--------
(1) For details of warrants and stock options outstanding see "Description of Capital Stock-- Warrants." and "Management-- 1998 Stock Option Plan."

                             SELECTED FINANCIAL DATA
                      (in thousands, except per share data)

         The following sets forth selected financial information for each of the Company, Pace, Offsite and Nucleus on a historical basis for each of the periods and dates indicated and for the Company on a pro forma basis as of and for the year ended December 31, 1999 and as of March 31, 2000. The following information should be read in conjunction with the financial statements and notes thereto of the Company included elsewhere in this prospectus. See "Business - Recent Acquisitions."

         The selected historical financial information for the Company as of December 31, 1999, 1998 and 1997, and for each of the three years in the period ended December 31, 1999 has been derived from the Company's historical financial statements audited by Ernst & Young, LLP, independent auditors, whose report with respect thereto is included elsewhere in this prospectus. The selected historical financial information for Pace as of July 31, 1999, 1998 and 1997, and for each of the three years in the period ended July 31, 1999 has been derived from Pace's historical financial statements audited by Ernst & Young, LLP, independent auditors, whose report with respect thereto is included elsewhere in this prospectus. The selected historical financial information for Offsite as of June 30, 1999, 1998 and 1997, and for each of the three years in the period ended June 31, 1999 has been derived from Offsite's historical financial statements audited by PricewaterhouseCoopers, LLP, independent accountants, whose report with respect thereto is included elsewhere in this prospectus. The selected historical financial information for Nucleus as of December 31, 1999, 1998 and 1997, and for each of the three years in the period ended December 31, 1999 has been derived from Nucleus' historical financial statements audited by Klayman & Korman, LLC, independent auditors. The Klayman
& Korman, LLC report with respect to years 1999 and 1998 is included elsewhere in this proscpectus. Nucleus! 1997 historical financial data contained herein is derived from the company's condensed financial statements that have not been included in this prospectus.

         The selected financial data at and as of March 31, 2000 are derived from unaudited financial statements. The unaudited information includes all adjustments (consisting of normal recurring adjustments) that management considers necessary for a fair presentation of the financial position and results of operations of the respective entities for these periods. These interim operating results are not necessarily indicative of the results to be expected for an entire year.

         The unaudited selected consolidated pro forma income statements for the year ended December 31, 1999 and the three-month period ended March 31, 2000 is presented as if the acquisitions of Pace, Offsite, and Nucleus, and the consummation of the Company's December 31, 1999 and February 22, 2000 Private Placement Transactions (and the application of the net proceeds therefrom) had all occurred as of January 1, 1999 and January 1, 2000, respectively. The unaudited selected consolidated pro forma balance sheet data as of March 31, 2000 and December 31, 1999 are presented as if the foregoing events had occurred as of such date. The pro forma information is based upon certain assumptions that are included in the notes to the pro forma financial statements included elsewhere in this prospectus. The pro forma financial information is unaudited and is not necessarily indicative of what the financial position and results of operations of the Company would have been as of the dates and for the periods indicated, nor does it purport to represent or project the financial position or results of operations for future periods.

                                       THE COMPANY PRO FORMA AND HISTORICAL

                                                       March 31,                                  Year Ended December 31,
                                                       ---------                                  -----------------------
                                       Pro Forma     Historical  Historical    Pro Forma                Historical
                                       ---------     ----------  ----------    ---------       ----------------------------
                                          2000           2000       1999          1999         1999        1998        1997
                                          ----           ----       ----          ----         ----        ----        ----
Revenue                                $  1,087       $    652          3       $  4,929     $    592    $     29        --
Net Loss for the period                  (4,669)        (4,020)    (1,202)       (14,226)      (7,168)     (3,076)     (137)
Net Loss for the period per               (0.16)         (0.14)     (0.11)         (0.70)       (0.50)      (0.42)    (0.03)
  share common stock
Total assets                             30,357         28,876        507         32,537       12,606         273        10
Long-term debt                              139            139        674             68           68         147        --
Shareholder's equity (deficiency)        27,467         26,467     (1,276)        30,208       11,162        (574)     (101)

                      PACE SYSTEMS GROUP INC. (HISTORICAL)

                                       Two Months Ended              Year Ended July 31,
                                      September 30, 1999     -----------------------------------
                                         (Unaudited)           1999          1998           1997
Revenue                                    $   455           $ 1,262       $ 1,079          $647
Net loss for the period                       (246)               57           (64)            7
Net loss for the period per                     --                --            --            --
  share common stock
Total assets                                    55               248           291           212
Long-term debt                                  --                --            --            --
Shareholder's equity (deficiency)              (37)              (12)          (70)           (7)

                     OFFSITE DATA SYSTEMS LTD. (HISTORICAL)

                                                    Six Months Ended          Year Ended June 30,
                                                    December 31, 1999     --------------------------
                                                      (unaudited)         1999       1998       1997
                                                      -----------         ----       ----       ----
Revenue                                                   141              157         98         30
Net loss for the period                                  (483)            (352)      (184)      (180)
Net loss for the period per share common stock             --               --         --         --
Total assets                                              660              370        146        101
Long-term debt                                             --               --          2          7
Shareholder's equity (deficiency)                         561             (291)       (97)         5

        JAWS INC. (FORMERLY NAMED NUCLEUS CONSULTING, INC.) (HISTORICAL)

                                            Year Ended December 31,
                                            -----------------------
                                                  Historical
                                         -----------------------------
                                         1999        1998         1997
                                         ----        ----         ----
 Revenue                                3,435       1,099        1,910
 Net income (loss) for the period         404        (232)          29
 Total assets                             455         522          441
 Long-term debt                             5         142          126
 Shareholder's equity                      92        (109)         123

                              SELLING STOCKHOLDERS

         The following table sets forth information with respect to the amount of common stock (the "Common Stock") held by each selling stockholder as of the date of this prospectus and the shares being offered by the selling stockholders. The table indicates the nature of any position, office or other material relationship that the selling stockholder has had within the past three years with JAWS or any of its predecessors or affiliates. This prospectus relates, in part, to the offer and sale of the selling stockholders of up to 7,258,129 shares of Common Stock, including 3,369,592 shares of Common Stock issuable upon the exercise of outstanding warrants issued by JAWS. The selling stockholders may offer all or part of such shares of Common Stock covered by this prospectus. Information with respect to shares owned beneficially after this offering assumes the sale of all of the shares offered and no other purchases or sales of Common Stock, and that no shares of Common Stock are issued to holders of JAC exchangeable shares. The 7,258,129 shares of Common Stock offered by this prospectus and owned by the selling stockholders may be offered from time to time by the selling stockholders named below.

                                      Number of                                                Number of
                                      Shares of                      Total                     Shares to
                                       Common         Number       Number of                  be Offered                 Percentage
                                     Stock, not      of Shares     Shares of     Percentage       for        Number of     to be
                                      including     Represented      Common     Beneficially  the Account    Shares to  Beneficially
                                      Warrants,     by Warrants      Stock         Owned         of the      be Owned      Owned
                                    Beneficially   Beneficially   Beneficially    Before        Selling     after this   after this
               Name                    Owned          Owned         Owned +      Offering     Stockholder    Offering     Offering
BPI Canadian Small Companies Fund..     235,295     117,647.5      352,942.5       1.43%      352,942.5          0         1.4%
Interward Capital Corporation......      40,000        20,000         60,000        .25%         60,000          0           *
Rockhaven Holdings Ltd.............      20,000        10,000         30,000        .12%         30,000          0           *
YMG Capital Management Inc.........      47,058        23,529         70,587        .29%         70,587          0           *
Acuity Investment Management Inc...   470,590**       235,295        705,885       2.82%        705,885          0         2.8%
Beluga NV..........................     235,295     117,647.5      352,942.5       1.43%      352,942.5          0         1.4%
Pinetree Capital Corp..............      40,000        20,000         60,000       0.25%         60,000          0           *
Fallingbrook Investments Ltd.......      35,295      17,647.5       52,942.5       0.22%       52,945.5          0           *
Glentel Inc***.....................   1,200,000       934,000      2,134,000        8.1%      2,134,000          0         8.1%
Kehler International Equities
(1990) Inc.........................      23,530        11,765         35,295        .15%         35,295          0           *
Jean Gevaert.......................      47,060        23,530         70,590        .29%         70,590          0           *
Murdoch & Co.......................     275,000       137,500        412,500       1.67%        412,500          0         1.7%
Royal Trust Corp. of Canada
ITF2363129003......................     235,295     117,647.5      352,942.5       1.43%      352,942.5          0         1.4%
Bristol Asset Management, LLC......           0     1,000,000      1,000,000        3.9%      1,000,000          0         3.9%
Thomas E. Skidmore.................      69,000        57,546        126,546        .52%        125,546          0           *
A. Allan Skidmore..................      69,000        57,546        126,546        .52%        125,546          0           *
Arthur Skidmore....................      10,000         8,340         18,340        .08%         18,340          0           *
Brian Skidmore.....................       7,500         6,255         13,755        .06%         13,755          0           *
Cary Skidmore......................      10,000         8,340         18,340        .08%         18,340          0           *
Garry Skidmore.....................       7,500         6,255         13,755        .06%         13,755          0           *
Beverly Droulis....................         500           417            917       .004%            917          0           *
Margrit Hartman....................       9,000         7,506         16,506        .07%         16,506          0           *
Margaret Alexis Kennedy............       8,500         7,089         15,589        .06%         15,589          0           *
Suzanne Lowndes....................       9,000         7,506         16,506        .07%         16,506          0           *
Thomson Kernaghan & Co. Limited***.   5,278,099       276,466      5,278,099      22.61%        276,466          0         17.2%
Third Point Partners LP............     107,353      53,676.5      161,029.5        .66%      161,029.5          0           *
Third Point Offshore Fund Ltd......      59,970        29,985         89,955        .37%         89,955          0           *
Points West International
Investments Ltd....................      34,653      17,326.5       51,979.5        .25%       51,979.5          0           *
Bonzai Partners LP.................      26,786        13,393         40,179        .16%         40,179          0           *
Bonzai Offshore Fund Ltd...........       6,533       3,266.5        9,799.5        .04%        9,799.5          0           *
CALP II LP, c/o Forum Fund
Services...........................     235,295     117,647.5      352,942.5       1.45%      352,942.5          0        1.45%
David Schecter.....................      47,059      23,529.5       70,588.5        .29%       70,588.5          0           *
Kruco Inc. ........................      23,530        11,765         35,295        .15%         35,295          0           *

-----------------
*    Less than 1%.

** Acuity Investment Management Inc. is the record holder of all 470,590 shares. Acuity Investment Management Inc. disclaims beneficial ownership for all 470,590 shares of Common Stock listed above. Acuity Investment Management Inc. purchased such shares of Common Stock at the direction of the beneficial owners listed below:

         (a) 124,100 shares of Common Stock as agent for a/c #AUIF 381 7002;

         (b) 25,690 shares of Common Stock as agent for Royal Trust a/c #114 680 001;

         (c) 61,000 shares of Common Stock as agent for a/c #AUIF 381 3002;

         (d) 25,000 shares of Common Stock as agent for a/c AFN F00 23002;

         (e) 75,000 shares of Common Stock as agent for Bank of Nova Scotia Custodian for a/c #382 308;

         (f) 42,500 shares of Common Stock as agent for a/c #AUIF 380 0002;

         (g) 117,300 shares of Common Stock as agent for Royal Trust a/c #24165008.

*** The relationship of Glentel Inc. and Thomson Kernaghan & Co. Limited, in each case, with JAWS is described under the caption, "Certain Relationships and Related Transactions" in this prospectus.

+ The information contained in this table reflects "beneficial" ownership of Common Stock within the meaning of Rule 13d-3 under the Exchange Act. On May 1, 2000, JAWS Technologies had 24,293,142 shares of Common Stock outstanding. Beneficial ownership information reflected in the table includes shares issuable upon the exercise of outstanding warrants issued by JAWS.

                              PLAN OF DISTRIBUTION

         Of the shares of Common Stock covered by this prospectus, 7,258,129 shares are owned by the selling stockholders. As used in the rest of this section of the prospectus, the term "selling stockholders" includes the named selling stockholders and any of their pledgees, donees, transferees or other successors in interest selling shares received from a named selling stockholder after the date of this prospectus. The selling stockholders may offer and sell, from time to time, some or all of the shares of Common Stock registered hereby. We have registered the shares for sale by the selling stockholders so that the shares will be freely tradeable by them. Registration of the shares does not mean, however, that the shares necessarily will be offered or sold. We will not receive any proceeds from any offering or sale by the selling stockholders of the shares. We have advised the selling stockholders that Regulation M under the Exchange Act may apply to the activities of the selling stockholders or broker-dealers in connection therewith. We will pay all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will pay all brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares.

         The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares may be sold by or for the account of the selling stockholders from time to time in transactions included for quotation on the Nasdaq National Market or otherwise. These sales may be at fixed prices or prices that may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. The shares may be sold by means of one or more of the following methods:

      -- in a block trade in which a broker-dealer will attempt to sell a block of shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      -- purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

      -- on markets where our Common Stock is traded or in an exchange distribution in accordance with the rules of the exchange;

      --     through broker-dealers, that may act as agents or principals;

      --     directly to one or more purchasers;

      --     through agents;

      -- in connection with the loan or pledge of shares to a broker-dealer, and the sale of the shares so loaned or the sale of the shares so pledged upon a default;

      -- in connection with put or call option transactions, in hedge transactions, and in settlement of other transactions in standardized or over-the-counter options;

      -- through short sales of the shares by the selling stockholders or counterparties to those transactions, in privately negotiated transactions; or

      -- in any combination of the above. In addition, any of the shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 promulgated under the Securities Act rather than pursuant to this prospectus.

         In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. The broker-dealer transactions may include:

      -- purchases of the shares by a broker-dealer as principal and resales of the shares by the broker-dealer for its account pursuant to this prospectus;

      --     ordinary brokerage transactions; or

      --     transactions in which the broker-dealer solicits purchasers.

         If a material arrangement with any broker-dealer or other agent is entered into for the sale of any shares of Common Stock through a block trade, special offering, exchange distribution, secondary distribution, or a purchase by a broker or dealer, a prospectus supplement will be filed, if necessary, pursuant to Rule 424(b) under the Securities Act disclosing the material terms and conditions of these arrangements.

         The selling stockholders and any broker-dealers or agents participating in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares of Common Stock by the selling stockholders and any commissions received by a broker-dealer or agents, acting in this capacity, may be deemed to be underwriting commissions under the Securities Act. We have agreed to indemnify the selling stockholders, each underwriter who participates in an offering of the shares of Common Stock, each person, if any, who controls any of such parties within the meaning of the Securities Act and the Exchange Act, and each of their respective directors, officers, employees and agents against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent or broker-dealer that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

         The selling stockholders are not restricted as to the price or prices at which they may sell their shares of Common Stock. Sales of such shares may have an adverse effect on the market price of the Common Stock. Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any time, and it is possible that a significant number of shares could be sold at the same time, which may have an adverse effect on the market price of the Common Stock.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of JAWS consists of 95,000,000 shares of JAWS Common Stock and 5,000,000 shares of preferred stock. As of May 5, 2000, there were 25,747,897 shares of JAWS Common Stock and one share of special series A preferred voting stock issued and outstanding.

COMMON STOCK

         The holders of JAWS Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, if any, holders of JAWS Common Stock are entitled to receive ratably any dividends declared by the JAWS board of directors out of legally available funds. In the event of the liquidation, dissolution or winding up of JAWS, and subject to the prior distribution rights of the holders of outstanding shares of preferred stock, if any, the holders of shares of JAWS Common Stock are entitled to receive, pro rata, all of the remaining assets of JAWS available for distribution to its stockholders. Holders of JAWS Common Stock have no preemptive rights and have no rights to convert their JAWS Common Stock into any other securities and no redemption provisions apply to the JAWS Common Stock. All of the outstanding shares of JAWS Common Stock are fully paid and non-assessable.

PREFERRED STOCK

         The board of directors of JAWS is authorized, subject to any limitations prescribed by the laws of the State of Nevada, to provide for the issuance of up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions, and to increase or decrease the number of shares of any series, but not below the number of shares of series then outstanding without any further vote or action by the stockholders. The board of directors of JAWS may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of shares.

SPECIAL SERIES A PREFERRED VOTING STOCK

         In accordance with a Voting Trust Agreement, dated as of November 30, 1999 (the "Voting Trust Agreement"), between JAWS, JAC and Montreal Trust Company of Canada ("Montreal Trust"), a series of preferred stock, consisting of one share, was designated as special series A preferred voting stock (the "Special Series A Preferred Voting Stock"), having a par value of $0.001 per share and a liquidation preference of $0.001 per share. The Special Series A Preferred Stock was issued on April 14, 2000. Except as otherwise required by law or the certificate of incorporation of JAWS, the holder of the one share of Special Series A Preferred Voting Stock possesses a number of votes on all matters submitted to a vote of JAWS shareholders equal to the number of outstanding exchangeable shares of JAC, from time to time not owned by JAWS or any entity controlled by JAWS. The holders of shares of JAWS Common Stock and the holder of the Special Series A Preferred Voting Stock are to vote together as a single class on all matters. In the event of any liquidation, dissolution or winding-up of JAWS, all outstanding JAC exchangeable shares will be automatically exchanged for shares of JAWS Common Stock, and the holder of the Special Series A Preferred Voting Stock will not be entitled to receive any assets of JAWS available for distribution to its stockholders. The holder of the Special Series A Preferred Voting Stock is not entitled to receive dividends.

         As of May 8, 2000, the holder of the one share of Special Series A Preferred Voting Stock has the right to vote on 5,562,788 shares of Common Stock of JAWS on all matters submitted to a vote of JAWS' shareholders, representing that number of outstanding JAC Exchangeable Shares outstanding on May 8, 2000 (approximately 5,562,788 JAC Exchangeable Shares are outstanding on May 8, 2000, consisting of (i) 5,048,426 JAC Exchangeable Shares issued after the initial tender of common shares by the shareholders of Offsite, (ii) 196,987 JAC Exchangeable Shares issued after the compulsory acquisition of Offsite common shares pursuant to the provisions of the Business Corporations Act (Alberta),
(iii) 297,073 JAC Exchangeable Shares issued upon the exercise of JAC warrants), and (iv) 11,929 shares of Offsite common stock to be exchanged for JAC Exchangeable Shares at a future date at an exchange ratio of 1 share of Offsite common stock for .3524 JAC Exchangeable Shares.

         As of May 8, 2000, none of the JAC Exchangeable Shares issued in connection with the Offsite transaction had been exercised. Upon the exercise of all of the 5,562,788 JAC Exchangeable Shares, JAWS will have issued an additional 5,562,788 shares of its Common Stock in connection therewith.

         Each holder of JAC Exchangeable Shares has the following rights relating to the exchange, retraction or redemption of JAC Exchangeable Shares into shares of JAWS Common Stock:

         - Shareholder Rights to Exchange or Cause Redemption: Each holder of JAC Exchangeable Shares has an exchange put right, which enables each such holder to either put its JAC Exchangeable Shares to JAWS in exchange for shares of JAWS Common Stock (on a one-for-one basis) or to cause JAC to redeem the JAC Exchangeable Shares (the "Put Right"). In addition, each such holder has a retraction right (the "Retraction Right"), enabling such holder to require JAWS to exchange or JAC to redeem the JAC Exchangeable Shares for JAWS Common Stock;

         - Automatic Redemption Rights: Subject to applicable law and certain JAWS' call rights described in the succeeding paragraph, upon the occurrence of certain automatic or triggering events, on an automatic redemption date (as defined in the Voting and Exchange Trust Agreement), each holder of JAC Exchangeable Shares has the right to cause JAC to redeem the JAC Exchangeable Shares for shares of JAWS Common Stock; and

         - JAWS Call Rights: JAWS has certain overriding call rights with respect to the JAC Exchangeable Shares which override the rights of the holders of JAC Exchangeable Shares described above, including (i) JAWS overriding retraction call right to acquire all, but not less than all,of the JAC Exchangeable Shares that a holder has requested JAC to redeem, in exchange for shares of JAWS Common Stock (on a one-for-one basis), and
                  (ii) JAWS overriding liquidation call right which grants JAWS the right to acquire all, but not less than all, of the JAC Exchangeable Shares then outstanding in exchange for JAWS Common Stock (on a one-for-one basis) upon a proposed liquidation, dissolution or winding up of JAC.

                  At such time as the one share of the Special Series A Preferred Voting Stock has no votes attached to it because there are no exchangeable shares outstanding not owned by JAWS or an entity controlled by JAWS, the share of Special Series A Preferred Voting Stock will be automatically redeemed and canceled.

WARRANTS

         JAWS issued 294,119 warrants, each warrant entitling each such investor to purchase one-half of one share of Common Stock of the Company at an exercise price of $6.50 per share to investors in connection with a private placement of securities consummated on February 23, 2000. Each warrant expires on the third anniversary date of the effective date of the registration statement of which this Prospectus forms a part. In addition, on February 23, 2000, the Company issued 58,824 warrants to Thomson Kernaghan & Co. Limited, the Company's placement agent in connection with the Private Placement Transaction, each warrant entitling Thomson Kernaghan to purchase one share of the Company's Common Stock at an exercise price of $4.25 per share, which warrant shall expire on March 29, 2003. The exercise price of all warrants issued in connection with this private placement transaction are subject to adjustment as set forth in the applicable warrant certificates.

         JAWS issued 2,176,418 warrants, each warrant entitling each such investor to purchase one-half of one share of Common Stock of the Company at an exercise price of $6.50 per share to investors in the Private Placement Transaction. Each warrant expires on the third anniversary date of the effective date of the registration statement of which this Prospectus forms a part. In addition, on December 31, 1999, the Company issued 217,642 warrants to Thomson Kernaghan & Co. Limited, the Company's placement agent in connection with the Private Placement Transaction, each warrant entitling Thomson Kernaghan to purchase one share of the Company's Common Stock at an exercise price of $4.25 per share, which warrant shall expire on March 29, 2003. The exercise price of all warrants issued in connection with the Private Placement Transaction are subject to adjustment as set forth in the warrant certificates.

         JAWS issued 411,765 warrants to Heronwood, Ltd. on November 1, 1999. Each warrant entitles Heronwood to purchase one share of Common Stock at an exercise price of $1.70 per share. Each warrant expires on November 30, 2002. The exercise price of all warrants issued in connection with this offering are subject to adjustment as set forth in the respective warrant certificates.

         JAWS issued 1,000,000 warrants to Bristol Asset Management, LLC, each warrant entitling Bristol to purchase one share of Common Stock of the Company at an exercise price of $0.70 per share, on April 26, 1999. Each warrant expires on April 15, 2002. The exercise price of these warrants are subject to adjustment as set forth in the respective warrant certificates.

         JAWS issued 166,000 warrants on June 21, 1999 to a group of investors. Each warrant entitles an investor to purchase one share of Common Stock of JAWS at an exercise price of $2.25 per share. Each warrant expires on June 30, 2001. The exercise price of all warrants issued in connection with this offering are subject to adjustment as set forth in the respective warrant certificates.

         JAWS issued 834,000 warrants to Glentel Inc. on June 21, 1999. Each warrant entitles Glentel to purchase one share of Common Stock of the Company at an exercise price of $2.25 per share. Each warrant expires on June 30, 2001. The exercise price of all warrants issued in connection with this offering are subject to adjustment as set forth in the respective warrant certificates.

         On December 15, 1998, JAWS sold 1,182,188 shares of Common Stock at $0.32 per share for an aggregate purchase price of $378,300. The sale included 391,094 warrants to purchase 391,094 shares of Common Stock at $1.00 per share, which warrants expired on March 31, 2000. As of March 31, 2000, all warrants were exercised and the Company received $1,173,282 and issued 782,188 shares of Common Stock.

TRANSFER AGENT

         JAWS transfer agent for its Common Stock is U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204-2991.

                                    BUSINESS

CORPORATE OVERVIEW

         JAWS was incorporated as a Nevada corporation on January 27, 1997 under the name "e-biz" solutions, inc. ("e-biz"). On February 10, 1998, e-biz entered into an agreement to purchase all the outstanding common shares of JAWS Technologies Inc., an Alberta corporation ("JAWS Alberta"), in exchange for 1,500,000 shares of the restricted Common Stock of e-biz, and options to purchase 400,000 shares of such restricted Common Stock at $0.50 per share. On March 27, 1998, e-biz changed its name to JAWS Technologies, Inc.

         The registered office of JAWS is located at Paracorp Incorporated, 208, 318 Carson Street, Carson City, Nevada 89701 and its head office is located at 400, 630-8th Avenue S.W., Calgary, Alberta T2P 1G8.

         The shares of JAWS Common Stock are included for quotation on the Nasdaq National Market under the symbol "JAWZ".

         JAWS is currently the parent corporation of six material operating subsidiaries: JAWS Alberta, Offsite, Pace, JAWS Ontario, JAWS Delaware and Nucleus. The overall strategic goal for JAWS is to consolidate the highly fragmented information security industry, achieve increasing economies of scale through the acquisition of high growth, emerging market firms and integrate such firms through centralized administration and planning. Through industry and management expertise, JAWS attempts to ensure that acquired firms receive the capital and corporate planning necessary to maximize the growth potential within each information security niche.

BUSINESS OVERVIEW

         JAWS, through its wholly-owned subsidiary, JAWS Alberta, specializes in the field of high-end information security, providing consulting services and software solutions to minimize the threats to clients' information and communications. At its offices in Calgary, Alberta, JAWS develops proprietary encryption software using what is currently one of the strongest encryption algorithms, L5, to secure binary data in various forms, including streamlining or blocking data.

         L5 was developed and refined over approximately 15 years by its inventor Mr. Jim L. A. Morrison. Mr. Morrison was Chief Programmer at JAWS from March 1, 1998 to April 20, 1999.

         On October 20, 1997, JAWS Software Ltd. (a company controlled by Mr. Morrison) assigned all of its right, title and interest in L5, and other miscellaneous intellectual property, to JAWS. In October 1998, during JAWS patent application process, there was a further assignment of L5, and other miscellaneous intellectual property, to JAWS by Mr. Morrison personally in order to fulfill the requirements of the patent application process. L5 itself is not the software produced and marketed by JAWS but the mathematical process outlining the detailed steps required to encrypt and decrypt data. L5 can be incorporated into a variety of software programs requiring encryption of data.

         Since the acquisition of L5 by JAWS, a team of JAWS software engineers has developed and continues to develop numerous applications for L5 on many different platforms (such as JAWS Data Encryption(TM), JAWS Memo(TM), JAWS Xmail(TM)). L5 software, prior to acquisition, had been developed using the Borland Delphi computer programming language on a Windows 95/98 platform. The software consisted primarily of L5 and a Windows user interface. Since that time, L5 has been rewritten in the C language. An in-house JAWS cryptographer, with the co-operation of two University of Calgary professors, has made several refinements to L5 including some changes introduced to address speed and security considerations. C language can be used in a variety of operating systems (e.g. UNIX, OS/2, VMS, and Windows CE). As L5 is no longer limited to Windows, it and can now be deployed interoperably on a variety of platforms.

         JAWS business plan is to become a full service information security solution provider. In accordance with this plan, JAWS currently markets both information security products and professional information security services.

         In an attempt to create and maintain a competitive advantage in the information security industry, JAWS strives to continually differentiate itself from other industry players and works towards establishing strong brand loyalty for its products and services through multiple channels of distribution. The distribution strategy used by JAWS addresses the requirements of small organizations to large enterprises and matches the appropriate sales and distribution channels to the software and services offered.

PRODUCTS AND SERVICES

         All of the products currently marketed by JAWS are based on L5. The products described below have been completed and are currently being marketed.

         JAWS Data Encryption(TM) is a software program, targeted towards both corporate and private users, which allows such users to protect important data on their workstations and network drives by encrypting such data with a symmetric algorithm or an asymmetric algorithm. The software also allows the exchange of secure data when using the public key mode. This software program has taken approximately 18 man months of research and development effort. The material features of this product are:

         -    the encryption and decryption of data files;

         - the encryption and decryption of folders, including recursive folders if desired;

         -    compatibility with Windows 95/98/NT and Citrix;

         -    symmetric algorithm mode;

         -    asymmetric algorithm mode;

         - a simple easy-to-use interface developed in accordance with Microsoft standards of user-interface design;

         - a relatively fast speed of execution as compared to competitors' algorithms;

         - a relatively small size of executable, as the operational execution of L5 requires minimal incremental disk space; and

         -    the strength of a 4096 bit key length.

         JAWS Memo(TM) is designed to secure valuable information created and stored in the platform device of Palm Computing Inc. ("Palm"). This application can completely replace the existing Memo Pad function in the Palm Pilot III, V and VII. The material features of this product are:

         -    the encryption and decryption of memos;

         - compatibility with Palm Pilot III, V and VII and other compatible operating systems;

         -    symmetric algorithm mode;

         - a relatively small size of executable as the operational execution of L5 requires minimal incremental disk space;

         -    the strength of a 4096 bit key length; and

         - certified as a Palm Platinum Solution under Palm's Platinum Solution certification program.

         In order to obtain the Palm Platinum Solution certification, a product must successfully undergo rigorous compatibility testing using standardized testing products. JAWS Memo(TM) is the only Palm Platinum Solution certified security related software available to Palm users as listed in the 1999 "Solutions for Your Enterprise" magazine of Palm.

         JAWS Xmail(TM) allows the secure exchange of e-mail messages via a POP3-compatible environment. JAWS Xmail(TM) sits between the user's e-mail program (e.g. Microsoft Outlook) and the user's mail server and intercepts incoming and outgoing messages. When receiving encrypted messages, the user is prompted to enter his private key to decrypt the ciphertext. Conversely, outgoing messages are automatically encrypted with the recipient's public key. The JAWS certificate server is a central repository holding user certificates.

         The material features of this product are:

         - the ability to send and receive secure e-mail messages over the internet;

         -    compatibility with Windows 95/98/NT;

         -    centralized key management;

         - compatibility with most POP3-based e-mail servers including Microsoft Outlook, Microsoft Outlook Express, Eudora, Pegasus, and Netscape Communicator;

         -    the encryption and decryption of e-mail messages and attachments;

         -    public and private key mode;

         -    temporary caching of password phrase;

         - transparency to the user during operation as the application works in the background, on-line help;

         -    the strength of a 4096 bit key length; and

         -    the self-pollinating nature of the product, as described below.

         JAWS Xmail(TM) is self-pollinating in that an intended recipient of an e-mail that does not have JAWS Xmail(TM) is sent a notice that indicates that the sender of the original message is trying to send a secure message but cannot because the intended recipient is not currently using JAWS Xmail(TM). The intended recipient is then invited to click on a button that will initiate the download, through a web-browser, of a decrypt-only version of the product that will allow the intended recipient to receive the message. The downloaded version does not allow the sending of secure e-mail messages. To become fully enabled and registered the user, or the user's organization, must compensate JAWS. Once payment is received, a registration program is automatically sent to the user thus fully enabling the downloaded version of the product.

         With the rise in computer connectivity and the push to electronic commerce, organizations are becoming increasingly more exposed to the outside world via electronic means. Often these organizations lack the skills and time requirements needed to protect and secure their information assets. Periodicals and reference material such as Maximum Security, 2nd ed., have indicated that servers are often set up by non-technical individuals who inadvertently create numerous viable targets for hackers. As the number of servers supporting websites increases on a daily basis the security risks increase as well.

         In response to this need, JAWS has created its Information Systems Security Group ("ISSG"). The services offered by ISSG to its clients include:

         -    network security assessments and audits;

         -    security policy review and development;

         -    security system architecture, review and development;

         -    intrusion detection and testing;

         -    system penetration testing to uncover areas of risk and weakness;

         -    mapping of security systems currently in place;

         -    client data valuation; and

         -    emergency response following an intrusion.

         JAWS has developed its services around the premise of providing full information security solutions. This means providing services and strong product offerings to maintain the best possible solution for each client. JAWS information security services are offered to government agencies, military agencies, small corporations, large corporations, financial institutions and industrial clientele.

         Once JAWS collects the data during an assessment and fully analyzes the potential security risks revealed, a client-specific proposal for information systems security can be developed and presented to the client. At the option of the client, JAWS can then integrate the appropriate software and products proposed into a complete solution that meets the client's information security needs. The proposal generally includes a cost analysis to ensure the client understands the true cost of security in relationship to its risk and the value of the information being protected. JAWS also provides training for the clients' staff to ensure that its employees are able to adopt the technology, policies and procedures provided by the information security solution.

         As a client's business changes, information technology modifications are inevitable. With these modifications, potential security risks are created. JAWS offers clients the option of re-assessing their information systems as needed or to have regularly scheduled re-assessments in order to maintain adequate information systems security.

         ISSG is product neutral and may therefore offer both JAWS' own suite of products, competitor's products or a combination of both to meet a client's specific needs. The goal of JAWS is to provide the best possible solution. It is anticipated that competitor's products and services will be provided by JAWS through standard licensing/reseller contracts with other security product vendors (e.g. Network Associates).

         Client support services are currently available to JAWS' clients through the following methods:

         -    a 1-800 help desk;

         - onsite (as demand grows, it is intended that technicians will be available through regional JAWS offices);

         -    frequently asked questions documents on the JAWS website;

         -    e-mail support; and

         -    online help built into JAWS products.

         A sales and marketing team for L5 data encryption software has been working since May 1998 towards creating the JAWS brand identity as well as establishing relationships with public relations companies to provide market awareness and industry interest in JAWS' products. The sales and marketing department continues to pursue opportunities with application service providers and in areas such as smart cards, biometrics and security tokens. Further, the sales and marketing department has implemented e-mail campaigns to raise the public's awareness of e-mail security, e-commerce and Public Key Infrastructure to a higher level. JAWS strives to develop industry specific (health care, financial services, legal, government, oil and gas, law enforcement and education) marketing materials for its products and services, develop strategies for the Personal Data Assistant marketplace (such as the Palm Pilot III, V and
VII) and to identify and implement alliances with complementary organizations.

         In relation to product releases, the sales and marketing department has also developed collateral sales materials including boxes, compact disc cases, stationery, and brochures. JAWS Data Encryption(TM) first release was in July, 1998 and the second modified version was released in September, 1998. JAWS Memo(TM) was released in December, 1998 and the second modified version was released in June, 1999.

         Although the print media coverage of L5 has been positive in at least 34 different articles and requests for information from investors, potential clients and interested parties have been numerous (approximately 150 inquiries per week), there has not been significant sales of JAWS' products. From the client feedback that JAWS has received, it is the opinion of management that the following factors are affecting the sales of L5 products:

         - although potential purchasers are aware of security as an issue surrounding information systems and may have been educating themselves as to what products and services are available, specific needs have not been identified; therefore purchasers may not be ready to make specific buying decisions; and

         - the selling cycle for security software with reseller and value added resellers ("VAR") programs takes considerable time to conclude.

         Export restrictions which slow down the flow of trade and the selling process as well as widespread 128 bit key length security product entrenchment within existing security products are additional factors which may affect sales.

DISTRIBUTION

         JAWS software is currently distributed through the following channels:

         -    direct sales to potential clients by employees;

         -    resellers and VARs;

         -    online stores;

         -    the JAWS website; and

         -    Original Software Manufacturers ("OSM").

         The consulting services provided by ISSG are currently marketed through a direct sales effort although reseller relationships with other organizations are being explored. Initially the JAWS Data Encryption(TM) software was distributed in compact disc form. Currently, except for demonstration disks, the product's distribution is almost completely online either through third party online stores or via the

JAWS website. This approach has minimized the cost of distribution of the product and provides faster turnaround on client requests.

         JAWS has distributed and agreed to distribute approximately 580,000 copies of L5. In order to develop a user base, the majority of these placements have been at nominal or no cost. JAWS recently announced the signing of a licensing agreement with Arrow Communications Systems Inc. doing business as ApexMail.Net ("ApexMail.Net") to distribute JAWS Xmail(TM) to 500,000 of ApexMail.Net's clients across North America. Additionally, approximately 200 copies of JAWS Data Encryption(TM) have been sold at $49.95 per copy and approximately 245 copies of JAWS Memo(TM) have been sold at $19.95.

         With respect to OSMs, external software developers can use L5 software as a utility embedded in their products to augment or enhance their particular products. Accounting software programs, database developments, e-mail programs and communication software are all potential channels for JAWS' software. Additional potential uses for L5 include use in smart cards, hand-held computing devices, telecommunications devices and access control devices. Direct sales channels include internet service providers, data warehouses, corporate networks and personal computer users. The revenues generated in the normal course of business by JAWS have come from these various markets. JAWS is not dependent upon one or a few major clients.

ALLIANCES

         The licensing agreement described above with respect to ApexMail.Net is material to JAWS in that this alliance provides for the distribution of 500,000 copies of JAWS Xmail(TM) to users of ApexMail.Net POP3-based e-mail accounts. Users of ApexMail.Net will download JAWS Xmail(TM) electronically from the ApexMail.Net website. There will be no physical distribution of the JAWS Xmail(TM) product to ApexMail.Net clients. This distribution could produce revenues equal to $0.333 per month per user or $33,333 per month for 100,000 users. The agreement also provides for the joint marketing of the alliance and the development by JAWS of a long term strategy that would provide ApexMail.Net with value-added services such as security audits, data protection systems and messaging programs. JAWS and ApexMail.Net continue to work towards the implementation of the terms of this agreement.

         JAWS has announced alliances with various other parties in 1999 including the following: OA Group Inc. ("OA"), ServInt Internet Services ("ServInt"), Glentel Inc. ("Glentel"), Thomson Kernaghan & Co. Limited ("Thomson Kernaghan"), Telus Advanced Communications ("TAC"), Proginet Corporation ("Proginet"), Wimsco, Inc. ("Wimsco") and CobraTech Industries, Inc. ("CobraTech").

         JAWS has entered into a sales and distribution agreement with OA integrating JAWS products and services with the OA's client networks. OA has agreed to install a hyperlink on its website that will provide OA's client base direct access to JAWS Xmail(TM). Additionally, OA has agreed to serve as a VAR for security assessments and product sales to its business clientele. Until the hyperlink is installed, JAWS will not receive any sales revenue from this agreement. JAWS does not know when this will occur or if this will occur. JAWS may never generate sales revenue from this agreement.

         JAWS has entered into a sales and distribution agreement with ServInt. Pursuant to this agreement, ServInt will support the rollout of JAWS Xmail(TM) to ServInt's existing base of clients. ServInt has agreed to install a hyperlink on its website that will provide ServInt's client base direct access to JAWS Xmail(TM). Additionally, ServInt will serve as a VAR for security assessments and product sales to its business clientele. Until the hyperlink is installed, JAWS will not receive any sales revenue from this agreement. JAWS does not know when this will occur or if this will occur. JAWS may never generate sales revenue from this agreement.

         JAWS has entered into an alliance agreement with Glentel to explore and develop secure wireless data products that will incorporate JAWS' products into applications such as mobile two-way radio, satellite, paging, cellular and personal cellular service. Product development is in the planning phase for research and development and as such, JAWS has not received any sales revenues from this agreement. Unless the planning phase is successful in generating a plan for research and development, JAWS may never generate revenues from this agreement.

         JAWS has entered into an agreement with Thomson Kernaghan whereby JAWS' products will be incorporated into Thomson Kernaghan's information security systems. JAWS will also be involved in training Thomson Kernaghan employees in the use of JAWS' products. Thomson Kernaghan is a principal shareholder of JAWS.

         TAC has agreed to support the North American distribution of JAWS Xmail(TM) by providing complete hosting services for the JAWS Xmail(TM) certificate server. The nature of this hosting relationship is such that TAC will provide power, back up facilities, firewall security and configuration, physical security, access control and 24 hour monitoring of the servers. These servers are used to provide access to the certificates of JAWS used by the program to encrypt e-mail and attachments. TAC will provide its 200,000 plus user base with the opportunity to install and use JAWS Xmail(TM). This will be accomplished by e-mailing the TAC users directly. Additionally, TAC will serve as a VAR for security assessments and product sales to its business clientele. JAWS does not know when this will occur or if this will occur. JAWS may never generate sales revenue from this agreement.

         JAWS has entered into a development agreement with Proginet whereby JAWS and Proginet have agreed to jointly develop, market and sell information security products for the secure transmission of information across the internet. Product development is in the planning phase for research and development and, as such, JAWS has not received any sales revenues from this agreement. Unless the planning phase is successful in generating a plan for research and development, JAWS may never generate revenues from this agreement.

         JAWS has entered into a development agreement with Wimsco whereby JAWS and Wimsco will jointly develop plans to introduce products into the market place and develop products for Wimsco's clients. Product development is in the planning phase for research and development and, as such, JAWS has not received any sales revenues from this agreement. Unless the planning phase is successful in generating a plan for research and development, JAWS may never generate revenues from this agreement.

         JAWS has entered into a memorandum of agreement, dated October 19, 1999, with CobraTech whereby JAWS grants exclusive marketing rights to CobraTech in Asia with respect to a variety of software including JAWS Data Encryption(TM), JAWS Xmail(TM) and JAWS Memo(TM). The grant is for a term of four years provided CobraTech achieves certain revenue targets. In exchange for these rights, JAWS is to obtain a 25% interest in CobraTech. Further, CobraTech is to pay JAWS a royalty equal to 25% of the gross sales revenue generated by CobraTech with respect to the sale of JAWS' products. At this stage, JAWS has not generated any revenues from this agreement.

         In addition to the alliances described above, JAWS has alliance agreements with the following organizations: A1 Axion Communications, Inc., Bridge Technology Group LLC, Care Factor, Cheque

Free Corporation, Citrix Systems, Inc., DBCORP Information Systems Inc., Eye Sciences, i.com productions inc., Net Nanny Software International Inc., Network Associates, Offsite, Palm, PSI Net Limited, United Projects, UUNET Internet Access Services, Secure Computing Corporation, Strategic Profits Inc., Telecom Wireless Corporation and Westcor Mortgage Inc.

COMPETITION

         A number of companies have developed various information security products such as encryption software, firewalls, intrusion detection software and hardware solutions. A non-exhaustive list of generally available competitive cryptographic algorithms includes: DES, TwoFish, Certicom ECC, RSA, MARS, and PGP. No one particular product in the marketplace controls market share. Two distinctive competitors, RSA Data Security Inc. ("RSA") and Network Associates, have been leaders in the sale of encryption software.

         L5 currently gives JAWS a competitive advantage over these competitors because its 4096 bit key length is greater than its competitors. The ability to make quick changes in L5 programming, in addition to the strength provided by the 4096 bit key length, allows JAWS to be responsive to clients' demands for products that require both customization and strength.

         More specifically, the current advantages of L5 and the JAWS software incorporating L5, in contrast to competitive products, are as follows:


JAWS                                                          COMPETITORS
----                                                          -----------
L5 has an easily varied key length that can be quickly        Most competitive algorithms have a limit to the key
adapted (greater and lesser) and executed to meet specific    size or a maximum length key where adding bits to
client requests.                                              the key length does not improve security (e.g. DES
                                                              and TripleDES).

Software coding based on XOR type operations and              Many algorithms include several levels of complex operations
SBOXs.                                                        which perform slowly on most computers and results in slow and difficult implementation (e.g. MARS).

The small footprint of the algorithm enables it to be         Large key sizes and difficult/complex computations
incorporated into small devices such as smart cards.          currently make incorporation of some algorithms into
                                                              smart cards unreasonable (e.g. RSA).

The relatively large, 4096 bit, key size is greater than      Currently the key size for DES is 56 bit, for
its competitors.                                              Triple DES is 168 bit and for Certicom is 156 bit.

Speed of execution of JAWS' software is faster that its       Currently, DES is much slower because of the
competitors.                                                  complexity of their products' operations.

         The 4,096 bit key length has, to date, been unbroken. In August, 1999, RSA reported that a 512 bit security code was broken and recommended at least 768 bit keys as the minimum for achieving reliable security. Each bit of key length is significant in that every time a bit gets added to a key length, the expected number of guesses someone would have to make to decrypt an encrypted message doubles. For someone to decrypt JAWS 4096 bit key length, it would require a number of guesses equal to a number 1,233 digits long.

         It is generally accepted ("Moore's Law") that computing power doubles every two years. With the status of computer power today, and the anticipated doubling of computing power, JAWS estimates it will be a number of years before there is enough widespread standard computer power to break the JAWS' 4096 bit key length software via a brute force attack. In the event that a JAWS 4096 bit system was subjected to a brute force attack and L5 was broken, JAWS' software can be modified to utilize a higher bit version of L5.

         There has been some cryptographic industry criticism of proprietary algorithms like L5. This criticism is based on the assertion that proprietary algorithms are intrinsically less secure than public domain algorithms in that they do not have the benefit of increased public scrutiny and cryptanalysis. JAWS' competitors, who own a proprietary algorithm, are subject to this criticism as well.

         Information auditing services, security business planning, security plan implementation and security management are relatively new industries. Very few large size competitors exist and mainly small firms are providing the services at this time. However, large accounting and information technology firms represent potential competitive threats due to such firms' existing brand loyalty and access to resources.

         JAWS manufactures and produces all software products in JAWS' corporate office in Calgary, Alberta. To manufacture and produce JAWS' software, the only requirements are computer equipment, compact discs, compact disc burners, and human resources. Packaging is produced by an external supplier. JAWS takes a simple in-house approach to the production and packaging of its software. This approach allows JAWS to be very flexible and is not dependent on any one supplier. All components of JAWS' products are readily available from a number of suppliers. There is currently an inventory of packaging in JAWS' head office. The demand for physical packaging has significantly decreased due to the availability and convenience of online downloads.

INTELLECTUAL PROPERTY MATTERS

         JAWS has applied for patent protection of L5 in the United States. The United States patent office has confirmed receipt of the application and JAWS has qualified to have its patent application reviewed and evaluated. To date, JAWS has applied for but not successfully registered any of its trademarks, trade names or service marks. However, JAWS has acquired the Xmail tradename from British Telecom PLC. JAWS owns the copyright in all the software created by its employees and the copyrights which it has contractually acquired. JAWS maintains strict confidentiality practices with its employees including contractual obligations by the employees. JAWS' business is not dependent on a single license or group of licenses.

GOVERNMENT REGULATION

         Export restrictions on encryption technology above 64 bits are tightly controlled through the provisions of the Wassenaar Arrangement. The Wassenaar Arrangement is a 26 country agreement, including Canada and the United States, controlling the export of encryption technology to any destination outside of continental North America. This arrangement requires exporters of encryption technology to make an application prior to exportation. Applications for export under the agreement are evaluated on a case by case basis and considerable evaluation is done by both countries involved in the export review. The application process slows down the selling cycle and flow of trade of JAWS' products by requiring compliance with the terms of the Wassenaar Arrangement.

ENVIRONMENTAL LAW

         No specific environmental laws are applicable to JAWS' products or business activity other than general environmental controls related to non-hazardous waste disposal. JAWS does not have any specific environmental costs and all costs related to waste disposal are accounted for under general operating costs. Current environmental laws have no direct costs or effect on JAWS' business activities. Environmental costs related to non-hazardous waste disposal are incurred in the ordinary course of business.

EMPLOYEES

         As of May 8, 2000, JAWS employs approximately 190 full-time staff. None of JAWS' employees are represented by any type of labor organization and JAWS is not aware of any activity by employees seeking organization. JAWS considers its relationships with it employees to be satisfactory. JAWS has, in its early stages, developed strong human resources practices with the belief that the growth of JAWS is heavily reliant on its human resources.

INSURANCE

         JAWS maintains insurance coverage including key man life insurance, policies, business interruption insurance, asset protection and public liability insurance. Further, FutureLink Distribution Corporation ("FutureLink") secures JAWS data through back-up procedures and data recovery procedures.

DESCRIPTION OF PROPERTY

         JAWS entered into an agreement to lease premises from Shelbourne Place Holding Corp. ("Shelbourne"), pursuant to which JAWS is renting approximately 10,000 square feet of commercial space and is obligated to pay Shelbourne $95,600 per annum, plus operating costs of approximately $42,000 per annum, for a five-year term commencing November 1, 1998. Riaz Mamdani, director and Chief Financial Officer of JAWS, owns a majority of the shares of Shelbourne. JAWS is also the lessee in a lease for approximately 3,000 sq. ft. with Manufacturers Life under a lease which JAWS entered into prior to entering into its lease with Shelbourne. JAWS vacated these premises in 1998 when it moved into the Shelbourne premises. JAWS pays approximately $31,000 per annum for these premises and has sub-leased some of this space to offset approximately $13,000 per annum of the rental expense associated therewith for the remainder of the lease term.

         On March 1, 2000, JAWS entered into an agreement to lease premises from 799730 Alberta Ltd., pursuant to which JAWS is renting approximately 6,800 square feet of commercial space and is obligated to pay 799730 Alberta Ltd. approximately $95,300 per annum, for a lease term commencing April 1, 2000 and ending March 31, 2005, subject to JAWS' option to renew for an additional term of five years at the prevailing market price at the time of such renewal. Operating costs on this facility are expected to cost JAWS approximately $27,000 per annum. On November 16, 1999, 754615 Alberta Ltd., a corporation owned by entities which are controlled by Robert Kubbernus (25%), Riaz Mamdani (25%), Cameron Chell, a former director of JAWS (25%), and Mark Valentine of Thomson Kernaghan & Co. Ltd. (25%), made an offer to 799730 Alberta Ltd. to acquire this office building, which offer was accepted in writing subject to certain conditions.

         On September 30, 1999, Offsite separately entered into an agreement to lease premises from 799730 Alberta Ltd., pursuant to which Offsite is renting approximately 3,500 square feet of commercial space and is obligated to pay 799730 Alberta Ltd. approximately $47,172 per annum, for a lease term commencing on January 1, 2000 and ending on December 31, 2004, subject to Offsite's option to renew for an additional five year term at the prevailing market price at the time of such renewal.

LEGAL PROCEEDINGS

         JAWS is not a party to any material pending legal proceedings other than ordinary routine litigation incidental to the business of JAWS which the Company does not believe is material.

RECENT ACQUISITIONS

         Pace Systems Group Inc.

         Effective as of November 3, 1999, JAWS acquired 100% of the issued and outstanding shares of common stock of Pace in exchange for a maximum issuance of 1,731,932 shares of JAWS Common Stock, valued at $1.70 per share. The purchase price was paid by delivering 1,731,932 Pace exchangeable shares having the right to exchange one Pace exchangeable share for one share of JAWS Common Stock. According to the terms of the applicable share purchase agreements, 1,385,544 Pace exchangeable shares were to be delivered into escrow for release to the selling shareholders over a period of two years, with the number of Pace exchangeable shares to be released dependent upon certain performance and revenue targets of four key Pace employees over that period.

         In determining the value of all of the assets of Pace, JAWS considered the physical assets reported on the audited financial statements of Pace, dated July 31, 1999, historical revenues, customer lists, goodwill, leases, key employees and other assets and determined the value of Pace to be approximately $2,945,000. Such a valuation represents an amount equal to 2.29 times the gross revenues of Pace for the fiscal year ended July 31, 1999.

         Pursuant to the terms of the applicable share purchase agreements, Peter Labrinos, James Wang, Aidan O'Brien and Joseph Iuso have entered into employment agreements with JAWS Alberta for a period of 24 months. Prior to the transaction, there were no material relationships between Pace's selling shareholders or any officer or director of Pace and JAWS.

         Pace is a private company incorporated in 1986 with a history of providing financial information technology security solutions to retailers and large financial organizations in North America. More specifically, Pace offers services in the area of payment systems, including point of sale/automated business machines, electronic funds transfer, switch implementation, point of sale application and device integration, network architecture and design, system integration and project management. With the acquisition of Pace, JAWS retained several highly qualified financial information and technology specialists who have developed relationships with clients.

         Pace has worked with several financial institutions in Canada with respect to the development of retail banking systems, including, without limitation, with respect to the electronic payment technology currently in place in Canada. Pace has specialized knowledge with respect to Interac, and Pace currently offers implementation and business expertise to retailers, financial institutions and third party processors with respect to the connection of such companies to their banks or similar service providers or as a Direct Connector to the Interac network.

         Other services which Pace provides include pre-sales support to assist with the customization of sales efforts for prospective clients, software development, device certification (primarily with respect to the certification of "Secure PIN Entry Devices," as defined in the regulations of Interac) and testing, hardware and software vendor proposal evaluation, creation of requests for information or proposals to be distributed by the client to prospective hardware and software vendors, systems implementation, facilities management, post implementation support, user and technical documentation, user training, general consulting and year 2000 conversion and testing.

         JAWS is currently in the process of transferring the Pace business to its operating subsidiary, JAWS Ontario.

         Secure Data Technologies Corporation

         On December 31, 1999, JAWS, through JAWS Delaware, purchased substantially all of the assets of Secure Data, which provides numerous information security services, including consulting, policy development, risk assessment, penetration testing, firewall management, certificate authority services, incident response, high-tech crime investigations, computer forensics and training. The purchase price included the payment of approximately $250,000 in cash at closing and a deferred payment of up to approximately 47,587 shares of JAWS Common Stock (shares equivalent in value to $185,000 to be priced at the five-day closing trading price of JAWS Common Stock on the OTC Bulletin Board immediately prior to December 31, 1999 and shares equivalent in value to $150,016, valued at $7.04 per share).

         Offsite Data Services Ltd.

         On December 9, 1999, JAWS, through JAC, made an offer to purchase all of the shares of common stock and warrants of Offsite on the basis of 0.3524 of an exchangeable share of JAC for each common share of Offsite and one exchangeable share purchase B warrant of JAC for each common share purchase B warrant of Offsite. Each JAC exchangeable share will be exchangeable for one share of JAWS Common Stock following the effective date of this registration statement filed by JAWS to register the shares of Common Stock issuable upon the exchange of the JAC exchangeable shares. Each JAC warrant will have substantially the same terms and conditions as the corresponding Offsite warrant exchanged therefor, except that instead of receiving an Offsite share upon exercise, the holder will receive 0.3524 of an exchangeable share. On January 28, 2000, the JAC offer expired and JAC acquired approximately 97% of the outstanding shares of common stock of Offsite and approximately 93% of the outstanding Offsite warrants. In February 2000, JAC acquired the remaining 196,987 shares of common stock of Offsite.

         Offsite, a Calgary based company incorporated in 1995, provides management services for automated Internet based back up, storage and recovery of computer data. Using Offsite's software, a customer's selected computer files are scanned for changed data. The client data is then compressed and transmitted to a mainframe data centre in Calgary. Client data is transmitted to the data centre over a variety of networks depending on the client's needs including the public switched telephone network, the Internet, cable services and fibre optic networks. Managed data centre facility services are provided by SHL Systemhouse Inc. of Ottawa, Ontario.

         Data back-up is facilitated through the use of HARBOR(TM) back-up and protection for distributed data software from HARBOR Systems Management Ltd. that is installed at the client site on each server and desktop computer that is to be backed up or serviced. Pursuant to a software licensing agreement, entered into in November 1998, between Offsite and HARBOR, Offsite has exclusive rights for a period of five years from August 16, 1998 to install/sell the HARBOR(TM) software to non-MVS based small businesses in Alberta using a MVS (mainframe) host with a CPU and data storage facilities based in Calgary, Alberta. Thus, Offsite has the exclusive right to provide back-up services to businesses that are PC-based. Offsite does not provide back-up services to businesses that are mainframe-based. Pursuant to the software licensing agreement, Offsite also has the non-exclusive right to distribute the HARBOR(TM) software in Canada and in the United States. The term of the license is five years and began on August 16, 1998. During the term of the licence, HARBOR(TM) has agreed not to appoint a competing distributor in Alberta. Offsite is not a product or technology developer and has no proprietary protection beyond its licensing arrangement with HARBOR.

         Offsite currently markets its services to small to mid-size businesses in Calgary, Alberta using a direct sales approach and a team of two full time sales professionals. Offsite intends to expand its market to other Canadian and North American centres by seeking distributors and value added re-sellers (VARs) to sell its services.

         Offsite competes with business which have existing storage systems such as tape systems which have become more sophisticated, and new software that allows for automated predetermined back-up and easier retrieval of individual files as well as full system recovery. There are other enterprise storage management software packages similar to HARBOR(TM) such as IBM Corporation's ADSM, Computer Associates' Enterprise Storage Manager and Cheyenne's ARCserve, which can be utilized by other service providers who wish to offer a competing service to the Corporation. These software packages can be used by organizations to back-up their networks to various storage media such as tape or disk. Both Windows NT Server and Novell's NetWare have basic, built in, back up and restore functions. There are also a number of new services emerging which offer desktop back-up over the Internet, however, many of these support only disk to disk transfer (i.e. not networks) in a Windows operating environment and are aimed at single users with smaller data needs. Many of these also offer or are about to offer dial up access and reduced introductory storage rates.

         JAWS Inc. (formerly named Nucleus Consulting Inc.)

         On April 19, 2000, JAWS acquired 100% of the issued and outstanding shares of Nucleus, for an aggregate purchase price of up to $4,000,000 in cash and Common Stock. The purchase price included closing payments of $250,000 in cash and the issuance of 142,857 shares of Common Stock (valued at $1,000,000, or $7.00 per share) to the former sole stockholder of Nucleus, and further includes (i) cash payments aggregating up to $750,000 and payable over the nine-month period following closing, and (ii) shares issuances of up to 142,857 on each of the first and second anniversary dates of the closing (in each case, valued at $1,000,000, or $7.00 per share), subject to the seller's continuation of employment and the achievement of certain revenue and earnings milestones over the respective post-closing periods.

         Nucleus, an Illinois based company, provides cost-effective enterprise networked solutions capable of meeting defined business requirements. More specifically, Nucleus' core service offerings include information systems planning, comprehensive IT strategy development, network architecture design (both LAN and WAN), E-Commerce strategy development, technology procurement and vendor management, financial markets trading systems integration, IT organizational design and enhancement, distributed systems development, and complex project management. With the acquisition, JAWS added six professional business and technical analysts with over 100 years of combined experience.

         Nucleus serves a diverse client base throughout North America and Europe. Their clients range from small dot.com startup organizations to Fortune 500 companies, and span many industries including financial markets, retail banking, manufacturing, government, healthcare, hospitality, manufacturing, and professional services. Nucleus' client base includes Arthur Andersen LLP, CNA Insurance Company, SunAmerica Financial, Inc., Zurich-American Insurance, Zurich-Kemper Life, Seven Worldwide, Inc., KPC Medical Management, Inc., LCN Closers, Inc. (division of Ingersoll Rand, Inc.), John Deere Healthcare (division of John Deere International), and Electronic Data Systems, Inc.

         Nucleus also has expertise in helping organizations either develop or "spin off" new entities to compete in the new digital era. Several Nucleus consultants come from entrepreneurial backgrounds and have successfully developed, and/or sold businesses of their own.

         Nucleus has not registered any trademarks, trade names, or service marks. Nucleus owns copyright interests in all of the intellectual capital created by its employees or subcontractors, and the copyrights which it has contractually acquired. Nucleus maintains strict confidentiality agreements with its employees including non-disclosure and non-compete agreements.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         As of May 5, 2000, there were approximately 131 shareholders of record of JAWS Common Stock. JAWS Common Stock was listed for trading on the over-the-counter bulletin board under the symbol "JAWZ" from February 1, 2000 to April 19, 2000 and, since April 20, 2000, JAWS Common Stock has been included for quotation on the Nasdaq National Market System. The following table sets forth the high and low bid prices for JAWS Common Stock as reported by the OTC Bulletin Board. It should be noted that such over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transaction prices.



                                         PRICE RANGE
                                         -----------

                                     HIGH          LOW
                                     ----          ---
First Quarter 2000                   15.06         5.94
Fourth Quarter 1999                  10.75         1.32
Third Quarter 1999                    2.78         1.13
Second Quarter 1999                   4.25         0.59
First Quarter 1999                    1.19         0.38
Fourth Quarter 1998                   0.66         0.13
Third Quarter 1998                    0.84         0.28
Second Quarter 1998                   1.50         0.50
First Quarter 1998 (beginning         1.06         0.48
February 1, 1998)

         On May 16, 2000, the last reported sales price for shares of JAWS Common Stock was $4.88 per share.

         JAWS has not paid any dividends on its Common Stock to date. JAWS does not currently intend to declare or pay any dividends on its Common Stock in the foreseeable future, but plans to retain earnings, if any, for development and expansion of its business operations.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         OVERVIEW

         Jaws is currently the parent corporation of six material operating subsidiaries: Jaws Alberta, Jaws Ontario, Jaws Delaware, Pace, Offsite and Nucleus. The overall strategic goal for JAWS is to consolidate the highly fragmented information security industry, achieve increasing economies of scale through the acquisition of high growth, emerging market firms and integrate such firms through centralized administration and planning. Through industry and management expertise, JAWS attempts to ensure that acquired firms receive the capital and corporate planning necessary to maximize the growth potential within each information security niche.

         JAWS is a provider of information security consulting services and software solutions, a developer of proprietary information security encryption software, a provider of financial information security technology solutions to retailers and large financial organizations in North America and a provider of internet based data storage management services. JAWS' consulting services and the software solutions developed by JAWS are designed to minimize the threats to clients' information and communications. JAWS' information security consulting services, software solutions and proprietary encryption software are provided through its wholly-owned subsidiary, JAWS Canada. JAWS' financial information technology security solutions services are directed through its wholly-owned subsidiary, JAWS Ontario, and include services in the area of payment systems, including point of sale, automated banking machine and electronic funds transfer, switch implementation, point of sale application and device integration, network architecture and design, system integration and project management. JAWS' data storage management services are provided through its subsidiary, Offsite, which is doing business as JAWS Secure Network Storage, and JAWS' forensic infosec services are provided through JAWS Delaware.

         The shares of JAWS Common Stock are included for quotation on the Nasdaq National Market under the symbol "JAWZ".

         RESULTS OF OPERATIONS

         Three Months ended March 31, 2000 compared with Three-Month Period Ended March 31, 1999

         JAWS' total revenue increased by $648,935 (21,298%) for the three-months ended March 31, 2000 from $3,047 in the three months ended March 31, 1999. This increase is primarily due to three key factors. The first is the continued internal growth of JAWS' operations as the company completes the transition from a development stage company to the commercialization stage. The second key factor is the integration and subsequent growth associated with JAWS' recent acquisitions (including PACE, SDTC, and Offsite). The third key factor was an increase in interest income of $105,297, which resulted from short term investing of funds received in connection with JAWS' recent private placement financings.

         General and administrative expenses increased 462% to $3,295,802 for the three months ended March 31, 2000 from $586,520 in the three months ended March 31, 1999. This increase was primarily due to the continued growth of JAWS' operations including geographic expansion, moving JAWS products toward and into the commercialization stage and the expenses related to the preparation of various marketing and sales documents and materials, wages and benefits, requirements for office space, supplies and other office related expenses.

                  Advertising and promotion expenses increased 218% to $475,166 for the three months ended March 31, 2000 from $149,248 in the three months ended March 31, 1999. This increase was primarily due to increased sales and marketing activities related to moving JAWS' products toward and into the commercialization stage based on JAWS vertical and geographical product and consulting services strategies.

                  Interest expense, financing fees and amortization of debt discount decreased by approximately 97% to $13,365 for the three months ended March 31, 2000 from $447,885 for the three months ended March 31, 1999. The decrease was primarily due to the retirement of the convertible debentures and the associated accelerated amortizations of the deferred financing fees and debt discount.

                  Amortization expense was $1,001,440 for the three months ended March 31, 2000 as compared to $0 for the three months ended March 31, 1999. This increase was primarily due to the amortization of goodwill and employee and consultants base associated with JAWS' acquisitions of PACE, SDTC, and Offsite.

                  The Company's net loss for the three months ended March 31, 2000 was $4,020,051 as compared with $1,201,985 for the three months ended March 31, 1999. The increase in the net loss is primarily due to the continued growth of JAWS' operations, moving JAWS products toward and into the commercialization stage including geographic expansion and the expenses related to the preparation of various marketing and sales documents and materials, wages and benefits, requirements for office space, supplies and other office related expenses.

                  Year ended December 31, 1999 compared with the year ended December 31, 1998

                  JAWS' revenue increased by $562,978 (1,937%) for the year ended December 31, 1999 from $29,068 in the year ended December 1998. This increase is primarily due to the acquisition of Pace on November 3, 1999.

                  General and administrative expenses increased 254% to $5,589,899 for the year ended December 31, 1999 from $1,574,453 in the year ended December 31, 1998. This increase was primarily due to the continued growth of JAWS' operations, moving JAWS products toward and into the commercialization stage and the expenses related to acquisitions including, without limitation, expenses related to the preparation of various marketing and sales documents and materials, wages and benefits, requirements for office space, supplies and other office related expenses.

                  Advertising and promotion expenses increased 66% to $363,916 for the year ended December 31, 1999 from $218,574 in the year ended December 31, 1998. This increase was directly attributable to increased sales and marketing activities related to moving JAWS products toward and into the commercialization stage.

                  Interest expense, financing fees and amortization of deferred financing fees/debt discount increased by approximately 307% to $1,587,237 for the year ended December 31, 1999 from $389,715 for the year ended December 31, 1998. The increase was due almost entirely to the retirement of the convertible debentures and the associated accelerated amortizations of the deferred financing fees and debt discount.

         Depreciation and amortization expense increased by approximately 1,547% to $231,222 for the year ended December 31, 1999 from approximately $14,041 for the year ended December 31, 1998. This increase was primarily due to the amortization of goodwill associated with the PACE acquisition and to the increase in fixed assets consistent with the expansion of JAWS' operations. The 1998 depreciation and amortization number is exclusive of the one-time write off of the software development costs of $909,003.


         The Company's net loss for the year ended December 31, 1999 was $7,167,776 as compared with $3,076,287 ending December 31, 1998. The increase in the net loss is primarily due to the retirement of the convertible debentures and by the continued growth of JAWS' operations, moving JAWS products toward and into the commercialization stage and the expenses related to acquisitions including, without limitation, expenses related to the preparation of various marketing and sales documents and materials, wages and benefits, requirements for office space, supplies and other office related expenses.

         Year ended December 31, 1998 compared with inception (January 27, 1997) to December 31, 1997

         JAWS' revenue increased $29,068 for the year ended December 31, 1998 from $0 in the 1997 period. This increase is primarily due to the transition from product and corporate development stages to beginning the sales cycle.

         General and administrative expenses increased 2,148% to $1,574,022 for the year ended December 31, 1998 from $101,274 in the period ended December 31, 1997. This increase was primarily due to the continued growth of JAWS' operations, moving JAWS products toward and into the commercialization stage and the expenses related to acquisitions including, without limitation, expenses related to the preparation of various marketing and sales documents and materials, wages and benefits, requirements for office space, supplies and other office related expenses. A one-time write-off of software development costs of $909,003 was also a key factor for this increase.

         Depreciation and amortization expense increased to $14,041 for the year ended December 31, 1998 from $580 for the period ended December 31, 1997. This increase was primarily due to a growing fixed asset base to support operational growth.

         The Company's net loss for the year ended December 31, 1998 was $3,076,287 as compared with $136,854 for the period ended December 31, 1997. The increase in the net loss is primarily due to JAWS incurring significant development costs, including, but not limited to, a one-time write-off of software development costs to bring the product from development to commercialization stage.

PRO FORMA OPERATING RESULTS

Pro Forma Three-Months ended March 31, 2000 compared with the Three-Months ended March 31, 2000.

         For the three months ended March 31, 2000, JAWS' pro forma revenue would have been $1,086,680 compared to historical revenue of $651,982 for the same period. This increase is due primarily to the pro forma assumptions that the Nucleus transaction closed on January 1, 2000, and to a much lesser extent that the Offsite transaction closed on January 1, 2000, both of which result in increased revenue for the period.

          General and administrative expenses would have increased 7% to $3,512,008 on a pro forma basis for the three months ended March 31, 2000 compared to historical selling, general and administrative expenses of $3,295,802 for the same period. This increase is due primarily to the assumption of the Nucleus acquisition in the pro forma statement of operations for the three months ended March 31, 2000, and, secondarily, to the assumption of the Offsite acquisition in the pro forma statement of operations for the three months ended March 31, 2000.

          Advertising and promotion expenses would have increased 12% to $530,892 on a pro forma basis for the three months ended March 31, 2000 compared to historical advertising and promotion expenses of $475,166 for the same period. This increase is due primarily to the assumption of advertising and promotion expenses related to the Nucleus acquisition in the pro forma statement of operations for the three months ended March 31, 2000, and secondarily to the assumption of advertising and promotion expenses related to the Offsite acquisition in the pro forma statement of operations for the three months ended March 31, 2000.

          Interest expense, financing fees and amortization of deferred financing fees/debt discount remained the same on a pro forma and historical basis at $13,365 for the three months ended March 31, 2000.

          Depreciation and amortization expense would have increased 50% to $1,589,835 for the pro forma three months ended March 31, 2000 compared to a historical depreciation and amortization expense of $1,063,265 for the three months ended March 31, 2000. This increase was due primarily to the assumption of the amortization of goodwill associated with the Nucleus acquisition in the pro forma statement of operations for the three months ended March 31, 2000 and, to a much lesser extent, to the assumption of the amortization of goodwill associated with the Offsite acquisition in the pro forma statement of operations for the three months ended March 31, 2000.

          The Company's net loss on a pro forma basis for the three months ended March 31, 2000 would have been $4,668,928 as compared with a historical net loss of $4,020,051 for the same period. The increase in the net loss is due primarily to the assumption of the amortization of goodwill relating to the Nucleus acquisition in the pro forma statement of operations for the three months ended March 31, 2000, and secondarily to the assumption of the amortization of goodwill relating to the Offsite acquisition in the pro forma statement of operations for the three months ended March 31, 2000.

Pro Forma Year ended December 31, 1999 compared with the Year ended December 31, 1999.

          JAWS' total revenue increased by $4,336,938 (733%) on a pro forma basis for the year ended December 31, 1999 from an actual of $592,046 in the year ended December 31, 1999. This increase is due primarily due to the pro forma assumptions of PACE Systems, Offsite, and Nucleus closing on January 1, 1999 all of which would have resulted in increased revenue for the period.

          General and administrative expenses would have increased 63% to $9,101,622 on a pro forma basis for the year ended December 31, 1999 from an actual of $5,577,447 in the year ended December 31, 1999. This increase is due primarily due to the pro forma assumptions of PACE Systems, Offsite, and Nucleus closing on January 1, 1999 all of which would have resulted in increased expenses for the period.

          Advertising and promotion expenses increased 34% on a pro forma basis to $488,673 for the year ended December 31, 1999 from an actual of $363,916 in the year ended December 31, 2000. This increase is due primarily due to the pro forma assumptions of Offsite closing on January 1, 1999, which would have resulted in increased advertising and promotion expenses for the period.

          Interest expense, financing fees and amortization of deferred financing fees/debt discount increased 1% on a pro forma basis to $1,146,637 for the year ended December 31, 1999 from an actual of $1,140,050 in the year ended December 31, 1999. This increase is due primarily due to the pro forma assumptions of Nucleus closing on January 1, 1999 which would have resulted in increased interest, financing fees and amortization of deferred financing fees/debt discount expenses for the period.

          Amortization and depreciation expense would have increased 2,840% on a pro forma basis to $6,798,226 for the year ended December 31, 1999 from an actual of $231,222 for the year ended December 31, 1999. This increase was primarily due to the amortization of goodwill on a pro forma basis due to the pro forma assumptions of PACE Systems, Offsite, and Nucleus closing on January 1, 1999.

          The Company's net loss on a pro forma basis for the year ended December 31, 1999 was $14,226,254 as compared with an actual loss of $7,167,776 for the year ended December 31, 1999. The increase in the net loss is primarily due to the amortization of goodwill on a pro forma basis due to the pro forma assumptions of PACE Systems, Offsite, and Nucleus closing on January 1, 1999.

 LIQUIDITY AND CAPITAL RESOURCES

          Net cash used in operations for the year ended December 31, 1999 was $4,183,078 as compared with $1,127,406 for the year ended December 31, 1998. These increases are a result of the increased expenses incurred as noted above. As at December 31, 1999 JAWS had raised $13,678,699 in additional working capital for operations.

          Cash on hand of $8,430,701 at December 31, 1999, is an increase from $33,732 at December 31, 1998. This increase is as a result of a series of stock issuances, including the Private Placement Transaction, and funds advanced under a convertible debenture agreement. A net amount of $13,678,699 was raised from financings during the year ended December 31, 1999. These funds will be deployed primarily to fund operations.

          Accounts payable and accrued liabilities have increased 175% to $1,177,278 for the year ended December 31, 1999 from $428,600 for the year ended December 31, 1998. These increases are a result of the efforts of management to increase sales revenue and grow JAWS' operations and are consistent with the other expense increases in 1999. JAWS has anticipated and budgeted for these increases to provide for the organizations' shift from development to commercialization and to provide for the growth of operations. Management has budgeted for this trend and expects the trend will continue until cash flow from sales is realized allowing JAWS to reduce the trade accounts in a more timely fashion.

          JAWS has not established any lines of credit outside of trade accounts and will not be in a position to negotiate any lines of credit until sales contracts have been validated and matured. JAWS has not used any debt instruments to date due to its early stage of operations, other than long-term capital leases and Thomson Kernaghan's convertible debentures which have recently been converted to equity.

          On September 25, 1998, JAWS entered into a $2,000,000, 10% Convertible Debenture Agreement with Thomson Kernaghan and 1,428,572 warrants to purchase 1,428,572 common shares at $0.28 per common share. These Thomson Kernaghan warrants were to expire on October 31, 2002 and were to be exercised in whole or in part, from time to time, prior to October 31, 2002 in accordance with the terms of the Thomson Kernaghan warrants and the amended debenture agreement. The Thomson Kernaghan warrants are assignable, and non-callable.

          Around this time JAWS also entered into an agreement with Bristol Asset Management LLC ("Bristol") whereby JAWS was given the right to obligate Bristol to buy up to 25,000,000 shares of Common Stock for up to $7,000,000 in "put" options.

          On April 26, 1999, JAWS signed a settlement agreement with and in consideration of the cancellation of the previous financing arrangement JAWS has granted warrants to Bristol to purchase 1,000,000 shares of the Common Stock of JAWS at $0.70 USD, expiring April 15, 2002. The cancellation of this financing did not have an immediate impact on JAWS' plan of operation.

          On April 27, 1999, JAWS and Thomson Kernaghan amended the debenture agreement, increasing the amount available to $5,000,000. $1,520,000 of the $5 million available under the amended debenture agreement was advanced in accordance with the terms of debentures issued by JAWS.

          Effective November 1, 1999, JAWS executed a Debenture Acquisition Agreement Amendment and Settlement Agreement with Thomson Kernaghan, (the "Settlement Agreement") in order to settle the outstanding obligations of the parties relating to the $5,000,000 Debenture Acquisition Agreement dated September 25, 1998, as amended on April 27, 1999. The Settlement Agreement settles the conversion terms of the $1,520,000 advanced under Debenture Agreement and the exercise of outstanding warrants issued under the Debenture Agreement and terminates all further obligations related to the Debenture Agreement. Debentures issued pursuant to the Debenture Agreement have been converted to 5,127,672 restricted shares. Thomson Kernaghan has exercised all of the outstanding warrants issued pursuant to the Debenture Agreement for the issuance of 2,180,220 shares in the Common Stock of JAWS. The parties have signed a mutual release.

          On December 31, 1999 and February 23, 2000, JAWS consummated the Private Placement Transactions, pursuant to which JAWS raised approximately $9.25 million on December 31, 1999 ($8.26 million net of offering expenses) and approximately $2.5 million on February 23, 2000 ($2.23 million net of offering expenses).

                                   MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS

Three of the five members of the board of directors are independent directors. The following table sets forth certain information with respect to the directors and executive officers of the Company.

                                                                                            TERM
 NAME                               AGE              POSITION                           EXPIRATION(1)
 ----                               ---              --------                           -------------

 Robert J. Kubbernus                40               Chairman of the Board              (2)
                                                     Chief Executive Officer,
                                                     President and Director

 Tej Minhas                         39               (3)                                (2)

 Riaz Mamdani                       32               Chief Financial Officer and        (2)
                                                     Director

 Vera Gmitter                       41               (3)                                (2)

 Julia L. Johnson                   37               Director                           2000

 Arthur Wong                        31               Director                           2000

 John S. Burns                      59               Director                           [2000]

(1) Pursuant to JAWS' bylaws, all directors are elected at each annual meeting of stockholders for a one-year term, or until their successors are elected and qualified.
(2) This executive officer has entered into an employment agreement with JAWS, the term of which will extend until the earlier of (i) the date specified by such executive officer in a notice of voluntary termination delivered by such executive officer to JAWS; provided that such notice shall not be effective until at least ten (10) days after delivery thereof, (ii) the date such executive officer is terminated by JAWS for "just cause" (as defined in the employment agreement), or
          (iii) with respect to termination other than for "just cause," the date which is determined by providing such executive officer with one month's notice for each full year of completed service commencing on the date JAWS provides such executive officer with a notice of termination.
(3) Mr. Minhas and Ms. Gmitter are neither directors nor officers of JAWS, but are included in this table because, as senior officers of JAWS Alberta, they have performed policy-making functions in respect of JAWS. Mr. Minhas is the President and Chief Operating Officer of JAWS Alberta and Ms. Gmitter is Vice President, Administration of JAWS Alberta.

Directors and Executive Officers

The following is a biographical summary of each of the directors and executive officers of the Company:

ROBERT J. KUBBERNUS. Mr. Kubbernus has served as Chairman of the Board, Chief Executive Officer and President of JAWS Alberta since October 1997 and of JAWS Technologies, Inc. since February 1998. Mr. Kubbernus resigned as President of JAWS Alberta in July 1999 upon Minhas' appointment to that position. Mr. Kubbernus' primary responsibilities have been to oversee security product developers, provide executive direction and develop key contacts with governmental authorities, investors, clients, insurance underwriters and the investment community. From October 1992 to September 1997, Mr. Kubbernus held the position of President and Chief Executive Officer of Bankton Financial Corporation, a company which provides business and lending advisory services, where he led a team of corporate financial consultants who specialized in the placement of debt instruments with institutional and private lenders. Since September 1999, Mr. Kubbernus has been a director and officer of Oxford
Capital Corp., a Cayman Islands corporation, which provides financial consulting and investment capital to technology companies. Since March 2000, Mr. Kubbernus has been on the Advisory Board of eFinancial Depot.Com.

TEJ MINHAS. Mr. Minhas has served as President and Chief Operating Officer of JAWS Alberta since July 1999. Mr. Minhas is responsible for developing and implementing strategic and tactical plans for each department, key alliance development, managing marketing projects, implementing the corporate vision and maintaining and improving corporate culture. From August 1998 to June 1999, he was the Vice President of Technology for JAWS Alberta where his primary responsibilities were to oversee all aspects of the Technology Department including strategic planning, software engineering, business systems infrastructure management, technology vendor relations, security consulting and technical support. From April 1996 to July 1998, Mr. Minhas was the Vice President of Technology for AgriTech International Corporation, a creator of global information systems for the agricultural sector, where he was involved with strategic IT planning, human resource planning, marketing support management, executive reporting, vendor relations, industry alliances and IS Business development. From April 1992 to March 1996, he was the Canadian District Manager, Professional Services for Sybase Canada, an international database and tools company, where his responsibilities included the profitability of Canadian operations. The Canadian District was comprised of offices in Toronto, Ottawa, and Calgary. In this role, Mr. Minhas duties included marketing strategy development and execution, sales force management, staff & consultant recruiting, and the operation of a certification and training centre. Mr. Minhas graduated with a Bachelor of Science, Computer Science Specialty, from the University of Toronto in 1985.

RIAZ MAMDANI. Mr. Mamdani has been Chief Financial Officer of JAWS since July 1999. Previous to this appointment, he was Director of Corporate Finance from March 1999 to July 1999. Since September 1999, Mr. Mamdani has been a director and officer of Oxford Capital Corp., a Cayman Islands corporation, which provides financial consulting and investment capital to technology companies. Mr. Mamdani is responsible for the development of operational financing including securities issuances, the documentation needed to close these issuances, establishing and implementing professional relationships and assisting in matters of corporate compliance as well as company structure. From May 1996 to August 1998, Mr. Mamdani was a Barrister and Solicitor with Beaumont Church, a Calgary-based law firm, where his practice focused in the areas of Corporate, Commercial and Securities law. From May 1992 to April 1996, he was a Pharmacist at the Foothills Hospital in Calgary while attending law school at the University of Calgary, from September 1993 to May 1996. Mr. Mamdani graduated with a Bachelor of Law degree from the University of Calgary in 1996. He also graduated from the University of Manitoba with a Bachelor of Science degree in Pharmacy in 1992.

VERA GMITTER. Ms. Gmitter has served as Vice President, Administration of JAWS Alberta since February 1998. Her current responsibilities at JAWS include developing policies and procedures, government regulation, export, trademark, finance, accounting, legal, public compliance and human resources as well as managing over the day to day operations of JAWS Alberta. From July 1997 to June 1998, Ms. Gmitter held the position of General Manager for Bankton Financial Corporation. In this position she directed daily operations for the corporation, which specialized in custom finance solutions. From September 1987 to July 1997 Ms. Gmitter was the owner of 396406 Alberta Ltd., a holding company for a restaurant, concession contracts, retail store and a sign and graphics business, for which she was President. Ms. Gmitter graduated with a Bachelor of Arts degree in Political Science and Economics from Augustana University in 1995.

JULIA L. JOHNSON. Ms. Johnson serves as the Chairman of the Information Service Technology Task Force (Internet Task Force), having been appointed by Governor Jeb Bush in August 1999. Ms. Johnson has served as (i) a member of the Florida Public Service Commission, a state agency which regulates utility companies, from December 1992 to December 1999, (ii) state Chairperson of the Federal/State Joint Board on Universal Service, a task force within the Federal Communications Commission from 1996 to 1999, and (iii) a board member for the Markle Foundation, a project that encourages the use of new communications technologies for socially beneficial purposes, since 1996. Before being appointed to the Florida Public Service Commission, Ms. Johnson served as the Director of Legislative Affairs and senior land use attorney for the Department of Community Affairs from November 1990 to December 1992, where she was the chief lobbyist representing the agency before the Florida Legislature on land use issues. Ms. Johnson graduated with a Juris Doctorate, with a concentration in corporate and real estate transactions, from the University of Florida School of Law in 1988, as well as a Bachelor of Science in Business Administration from the University of Florida in 1985.

ARTHUR WONG. Mr. Wong provides strategic direction to JAWS in the area of channel development. Since 1992, Mr. Wong has founded three technology companies. He has been CEO of Security-Focus.com, a database of security knowledge and resources , since August of 1999 where he is responsible for the management and direction of an internet security portal. From May 1998 to July 1999, Mr. Wong was the Director of Channel Development for Active Security at Network Associates Inc. of Santa Clara, California, the world's largest independent network security and management software company , where he was responsible for the development and adoption of worldwide integrated security initiatives and where he also developed standards for new security infrastructures and worked on its integration and adaption. From July 1996 to April 1998, he was CEO of Secure Networks Inc. of Calgary, Alberta, a company he founded. Secure Networks developed internet security tools and offered security consulting before it was acquired by Network Associates Inc. From April 1993 to June 1996, Mr. Wong was President of Millennium Systems Canada Inc., a company he founded and managed, which was a computer hardware distributor and integrator. Since June 1994 he has been the managing director and founder of H20 Entertainment Corp., a Calgary based organization that develops products for Nintendo and its N64 game platform. Mr. Wong graduated with a Bachelor of Commerce from the University of Calgary in 1991.

JOHN S. BURNS. Mr. Burns has been a partner of the law firm Bennett Jones since October 1990. His areas of practice are principally corporate, corporate finance and securities law. Mr. Burns acts for public and private corporations, securities issuers and underwriters. His practice focuses on mergers and acquisitions, public and private offerings, corporate restructurings, cross border financings and oil, gas and banking transactions. He has participated in conferences and panels and has authored a number of papers and articles with respect to these areas of law. Mr. Burns is a board member of several public and private corporations and served as a Public Governor of the Alberta Stock Exchange from 1983 to 1998. He also served as a member of the Board of Governors of the Olympic Trust of Canada, Strathcoma-Tweedsmuir school and is a member of the law societes of Alberta and Upper Canada and the Calgary and Canadian Bar Associations. Mr. Burns graduated for the University of Alberta with a Bachelor of Arts degree in 1963 and a law degree from Dalhousie Law School in 1966.

COMMITTEES OF THE BOARD OF DIRECTORS

         Audit Committee. The board of directors has established an audit committee consisting of Julia L. Johnson and Arthur Wong, each of whom is an independent director on the board of directors, and Riaz Mamdani, the Company's Chief Financial Officer. The audit committee makes recommendations to the board of directors concerning the engagement of independent public accountants, review with the independent public accountants the scope and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees, and review the adequacy of the Company's internal accounting controls. The audit committee met four times during 1999.

         Compensation Committee. The board of directors has established a compensation committee consisting of Julia L. Johnson and Arthur Wong, each of whom is an independent director on the board of directors. The compensation committee determines and establishes compensation levels on an annual basis for the Company's executive officers and administers the Company's Stock Option Plan. The compensation committee met four times in 1999.

COMPENSATION OF DIRECTORS

         Out-of-pocket expenses of JAWS directors, related to their attendance at meetings of the board of directors, are paid by JAWS. Pursuant to the terms of a directors' agreement by and between JAWS and each of Ms. Johnson, and Messrs. Wong and Burns, JAWS is obligated to compensate such directors for services rendered as directors in cash or in shares of Common Stock in an amount per term equal to US $60,000. In addition, all directors are eligible to receive stock options under the JAWS 1998 Stock Option Plan. We do not currently provide additional compensation for committee participation or special assignments of the board of directors. No other payments have been made to any member of the board of directors.

EXECUTIVE COMPENSATION

         The following table sets forth the annual base salary rates and other compensation expected to be paid during the Company's three most-recent fiscal years ending December 31, 1999 to the Company's Chief Executive Officer (the "Named Executive Officer"). No other executive officers of the Company were paid in excess of $100,000 during any of such fiscal years. Information for fiscal year 1997 is for the period commencing January 27, 1997 (date of inception) and ending December 31, 1997.

                                                                                     LONG TERM COMPENSATION
                                                                                     ----------------------

                                               ANNUAL COMPENSATION                     AWARDS              PAYOUTS
                                          ------------------------------     -------------------------     -------

                                                                  OTHER                    SECURITIES                  ALL
                                                                 ANNUAL      RESTRICTED    UNDERLYING                 OTHER
                                                                 COMPEN-       STOCK        OPTIONS/                  COMPEN-
          NAME AND                        SALARY       BONUS     SATION       AWARD(S)         SARS        LTIP       SATION
   PRINCIPAL POSITION(1)       YEAR        (US$)       (US$)       (US$)        (US$)          (#)        PAYOUTS      (US$)
   ---------------------       ----        -----       -----       -----        -----          ---        -------      -----
 Robert J. Kubbernus           1999        180,000      0         0           0             600,000        0           0
 Chairman of the Board,        1998        180,000      0         0           0             350,000        0           0
Chief Executive Officer                                                                      200,000(3)
and President                  1997         45,000      0         0           0                   0        0           0

(1) These options were to be granted to Mr. Kubbernus in connection with the acquisition of JAWS Alberta by JAWS on February 10, 1998. Such options have not yet been granted.



AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES




                                                                           NUMBER OF SECURITIES
                                                                               UNDERLYING           VALUE OF UNEXERCISED
                                                                               UNEXERCISED             IN-THE-MONEY
                                                                             OPTIONS/SARS AT          OPTIONS/SARS AT
                                                                                FY-END(#)               FY-END (US$)
                             SHARES ACQUIRED          VALUE REALIZED           EXERCISABLE/             EXERCISABLE/
 NAME                          ON EXERCISE                (US$)               UNEXERCISABLE            UNEXERCISABLE
 ----                          -----------                -----               -------------            -------------
 Robert J. Kubbernus                0                       0                350,000 Exercisable       2,478,000
                                    0                       0                350,000 Exercisable       2,121,000
                                    0                       0                250,000 Exercisable       1,420,000
                                    0                       0              200,000 Unexercisable       1,412,000
 Tej Minhas                         0                       0                 29,333 Exercisable         210,904
                                    0                       0               29,333 Unexercisable         210,904
                                    0                       0               29,333 Unexercisable         210,904
                                    0                       0               25,000 Unexercisable         128,750
 Riaz Mamdani                       0                       0                100,000 Exercisable       1,672,500
                                    0                       0                250,000 Exercisable       1,420,000
                                    0                       0                250,000 Exercisable       1,212,000
                                    0                       0                200,000 Exercisable         210,904
 Vera Gmitter                     5,000                  $31,450              11,500 Exercisable          86,940
                                    0                       0               33,000 Unexercisable         249,480
                                    0                       0                 11,000 Exercisable          83,160
                                    0                       0               22,000 Unexercisable         166,320


                        OPTION GRANTS IN FISCAL YEAR 1999


                                                                                           Potential Realizable Value
                                                                                             at-Assumed-Annual-Rates
                                                                                            of Stock Price Appreciation
                                        Individual Grants                                         for Option Term
---------------------------------------------------------------------------------     --------------------------------------


                              Number of     % of Total
                             Securities      Options
                             Underlying    Granted to      Exercise
                              Options       Employees      or-Base
                              Granted       in Fiscal       Price      Expiration
 Name                            (#)          Year         (US$/Sh)      Date            5%            10%            0%
-------                       ---------      ----------     -------    ---------      ----------     -------       ---------
                                                                                       $1,151,83
 Robert J. Kubbernus              600,000       600,000       (1)          (1)                 7      $1,324,345     (3)
 Tej Minhas                        25,000        25,000      $2.41       5/17/02         $69,747         $80,193      --
                                                                                       $1,149,15
 Riaz Mamdani                     700,000       700,000       (2)          (2)                 6      $1,314,363     (4)
 Vera Gmitter                      33,000        33,000      $0.62       5/17/02         $24,869         $29,955

 (1) Of the 600,000 options granted, 350,000 shares of Common Stock are exercisable at $1.50 per share for a period which expires on September 25, 2002 and 250,000 shares of Common Stock are exercisable at $1.88 per share for a period which expires on November 10, 2002.

 (2) Of the 700,000 options granted, (i) 250,000 shares of Common Stock are exercisable at $.87 per share for a period which expires on January 2002, (ii) 250,000 shares of Common Stock are exercisable at $1.88 per share for a period which expires on November 10, 2002, and (iii) 200,000 shares of Common Stock are exercisable at $1.50 per share for a period which expires on September 27, 2002.

 (3) Of the 600,000 options received by Mr. Kubbernus, 250,000 options were issued at an exercise price below the then current market price of shares of JAWS Common Stock. The value at grant date market price for 250,000 of the options is $875,000.

 (4) Of the 700,000 options received by Mr. Mamdani, 250,000 options were issued at an exercise price below the then current market price of shares of JAWS Common Stock. The value at grant date market price for 250,000 of the options is $875,000.

EMPLOYMENT AGREEMENTS

         JAWS has entered into employment agreements with each of Messrs. Kubbernus, Minhas and Mamdani and with Ms. Gmitter. Pursuant to such employment agreements, in addition to base salary, each such executive officer will be entitled to receive annual performance-based compensation as determined by the Compensation Committee. In addition, the term of each such employment agreement will extend until the earlier of (i) the date specified by such executive officer in a notice of voluntary termination delivered by such executive officer to JAWS; provided that such notice shall not be effective until at least ten
(10) days after delivery thereof, (ii) the date such executive officer is terminated by JAWS for "just cause" (as defined in the employment agreement), or
(iii) with respect to termination other than for "just cause," the date which is determined by providing such executive officer with one month's notice for each full year of completed service commencing on the date JAWS provides such executive officer with a notice of termination.

 1998 STOCK OPTION PLAN

         In July 1998, JAWS adopted the 1998 Stock Option Plan (the "Plan") which provides for the grant of incentive and restricted stock options to purchase up to 20% of the shares of Common Stock issued and outstanding from time to time.

         The purpose of the stock option plan is to further the growth and development of JAWS, by providing, through ownership of stock of JAWS, as incentive to officers, other key employees and directors who are in a position to contribute materially to the prosperity of JAWS, to increase such persons' interests in JAWS' welfare, to encourage them to continue their services to JAWS, and to attract individuals of outstanding ability to enter the employment of JAWS, to remain or become directors of JAWS and to provide valuable services to JAWS. Options granted under the Plan may be either Incentive Stock Options qualifying for special tax treatment under Section 422 of the U.S. Internal Revenue Code of 1984, as amended ("Code") or non-qualified stock options.

         The Plan is administered by a committee of the Board which is authorized to determine the persons entitled to receive options under the Plan. Each member of the Committee is an "outside director" for purposes of Section 162(m) of the Code and a "non-employee director" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

         Stock available for issuance pursuant to options granted under the Plan shall not exceed 20% of all outstanding shares of Common Stock. The maximum number of shares with respect to which options may be granted to any employee or director in any one calendar year is 500,000 shares. The purchase price for the shares of Common Stock subject to an option granted under the Plan is determined by the committee at the time of the grant, but shall not be less than the par value per share of Common Stock. The purchase price for shares subject to any Incentive Stock Option shall not be less than 100% of the fair market value of the shares of common stock of JAWS on the date the option is granted. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of JAWS or its subsidiaries, the exercise price shall not be less than 110% of the fair market value per share of the Common Stock JAWS on the date the option is granted.

         In the event that the number of shares of JAWS Common Stock is increased or decreased as a result of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation or other similar change, appropriate adjustments shall be made in the number and class of shares subject to the Plan, to the Options granted under the Plan, including the exercise price thereof.

         As of May 16, 2000, JAWS had granted options under the stock option plan to purchase a total of 4,763,365 shares of Common Stock at exercise prices ranging from $.15 to $13.25 per share. Of the options, 2,195,500 options were granted to officers and directors and expire three years after the vesting date and 400,000 options expire December 31, 2003. The balance of options outstanding have been issued to other employees.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table describes the information regarding the individuals who beneficially owned Common Stock as of May 5, 2000, after exercise of all outstanding options and warrants and conversion of debentures held by Thomson Kernaghan. The individuals included in the following table are:

         (1) each person (or group of affiliated persons) who we know beneficially owns 5% or more of JAWS Common Stock;

         (2)      each of our directors; and

         (3)      the Named Executive Officer listed in the Summary Compensation
                  Table.

         As of May 5, 2000, JAWS had 25,747,897 shares of Common Stock issued and outstanding.


            NAME AND ADDRESS OF                                        NUMBER OF SHARES
            BENEFICIAL OWNER(1)                TITLE OF CLASS         BENEFICIALLY OWNED         PERCENT OF CLASS(9)
            -------------------                --------------         ------------------         -------------------

Robert J. Kubbernus (2)                        Common Stock             1,510,400                  6.29%
Julia Johnson (3)                              Common Stock               356,408                  1.46%
Arthur Wong (4)                                Common Stock               315,208                  1.28%
Riaz Mamdani (5)                               Common Stock             1,306,000                  5.20%
John S. Burns                                  Common Stock               200,000                     0%
All directors and executive officers as a      Common Stock            [3,764,616]                13.87%
group (5 persons)
Thomson Kernaghan & Co. Limited (7)            Common Stock             4,940,743                 22.37%
365 Bay Street, 10th Floor
Toronto, Ontario M5H 2V2
Canada
Glentel Inc. (8)                               Common Stock             2,034,000                  8.49%
Suite 2700, 4710 Kingsway
Burnaby, British Columbia V5H 4M2
Canada

----------------

(1) Unless otherwise stated, the business address of each of the stockholders named in the table is C/O JAWS Technologies, Inc., 400, 630-8th Avenue S.W., Calgary, Alberta, Canada, T2P 1G8. Except as otherwise indicated, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) Includes 350,000 shares issuable upon the exercise of options exercisable at $0.48 until June 30, 2008. Includes 350,000 shares issuable upon the exercise of options exercisable at $1.50 per share until June 30, 2008. Includes 250,000 shares issuable upon the exercise of options exercisable at $1.88 per share until June 30, 2008.

(3) Includes 150,000 shares of Common Stock issuable upon the exercise of options exercisable at $0.48 per share until December 31, 2003.
(4) Includes 200,000 shares of Common Stock issuable upon the exercise of options at $0.48 per share until December 31, 2003 and 113,208 shares of Common Stock issuable to Mr. Wong for Mr. Wong's 1999 director's fee of $60,000.
(5) Includes 100,000 options to purchase common shares at $0.15 per share until June 30, 2008. Also includes (i) 250,000 options to purchase shares of Common Stock at $.87 per share until June 30, 2008, (ii) 250,000 options to purchase shares of Common Stock at $1.88 per share until June 30, 2008, and (iii) 200,000 options to purchase shares of Common Stock at $1.50 per share until June 30, 2008.
(6) Includes 200,000 shares issuable upon the exercise of options exercisable at $5.88 per share until December 31, 2003.
(7) Includes 217,642 shares of Common Stock issuable upon exercise of warrants issued to Thomson Kernaghan, as placement agent, in connection with the Private Placement Transaction and 58,824 shares of Common Stock issuable upon exercise of warrants issued to Thomson Kernaghan, as placement agent, in connection with JAWS' private placement financing which was consummated on February 22, 2000.
(8) Includes 834,000 shares of Common Stock issuable upon the exercise of warrants. 65.2% of the outstanding shares of Glentel are controlled by TCG International, Inc. The natural person, with sole or shared voting and investment power over the shares held of record by Glentel, through TCG International, Inc. is Arthur Skidmore.
(9) Percentage ownership is calculated in accordance with the Securities and Exchange Commission's Rule 13d-3(d)(1).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following paragraphs describe the relationships and transactions of JAWS in the last two years with a director, executive officer, promoter of JAWS or a person who JAWS knows beneficially own or exercise voting or control over 5% or more of JAWS Common Stock.

 PROMOTERS

         Robert J. Kubbernus, the Chairman of the Board, Chief Executive Officer and President of JAWS and Bankton Financial Corporation, a company which provides business and lending advisory services controlled by Robert Kubbernus, are the promoters of JAWS and JAWS Alberta. Bankton Financial Corporation was a founding shareholder in JAWS and beneficial ownership of any JAWS shares owned by Bankton Financial Corporation are attributed to Mr. Kubbernus. Until January 1, 2000 JAWS did not pay Mr. Kubbernus directly for his services, but rather paid directly to Bankton Financial Corporation $180,000 per year for Mr. Kubbernus' services. Bankton and Robert Kubbernus were also founding shareholders of JAWS Alberta and received shares in the common stock of e-biz, in consideration for their shares of JAWS Alberta. Robert Kubbernus and Bankton each subscribed for shares of the Common Stock of JAWS Alberta and paid consideration equal to $0.01 per share for these shares. As described below, on February 10, 1998, Mr. Kubbernus received 315,000 shares in the common stock of e-biz (now named JAWS Technologies, Inc., a Nevada corporation) worth $315,000 and Bankton Financial Corporation received 322,000 shares in the common stock of e-biz worth $322,000, in each case in connection with the acquisition of JAWS Alberta.

 PURCHASE OF JAWS ALBERTA

         On February 10, 1998, when JAWS was still known as e-biz entered into an agreement with the shareholders of JAWS Alberta to purchase all of the 1,000 issued and outstanding shares of JAWS Alberta for 1,500,000 restricted shares of e-biz. Pursuant to this agreement, the following people received common stock of e-biz, in consideration for their shares of JAWS Alberta, as follows:


                 JAWS Alberta Shareholder                               Number of E-Biz Shares Received
 Robert Kubbernus                                                                   315,000
 Bankton Financial Corporation (1)                                                  322,000
 Chell McNeill, Inc.(2)                                                             637,000

 (1) Robert Kubbernus is the controlling shareholder of Bankton Financial Corporation. Robert Kubbernus was granted 200,000 options to purchase shares of the Common Stock at $0.50 per share.

 (2) Cameron Chell, who resigned as a director of JAWS on November 30, 1999, is the controlling shareholder of Chell McNeill, Inc. Cameron Chell was granted 200,000 options to purchase shares of the common stock of "e-biz" at $0.50 per share.

 TRANSACTIONS WITH THOMSON KERNAGHAN

         As of May 5, 2000 Thomson Kernaghan is the holder of 4,940,743 shares of JAWS Common Stock, representing 21.74% of the issued and outstanding shares of Common Stock of JAWS (17.03% on a fully diluted basis). Pursuant to the terms of a placement agency between JAWS and Thomson Kernaghan, dated February 15, 2000, in connection with the private placement of 588,238 Units of JAWS, each Unit consisting of one share of Common Stock and one warrant to purchase one-half share of Common Stock for $6.50 per share, at $4.25 per Unit (the "February Canadian Agency Agreement"), Thomson Kernaghan received a sales commission of 7% of the offering and a 3% financial advisory fee (an aggregate of $250,001.10). Also pursuant to the February Canadian Agency Agreement, Thomson Kernaghan also received 58,824 warrants, each warrant exercisable for one share of Common Stock at an exercise price of $4.25 per share.

         Pursuant to the terms of a placement agency agreement between JAWS and Thomson Kernaghan, dated December 31, 1999, in connection with the private placement of 2,176,418 Units of JAWS, each Unit consisting of one share of Common Stock and one warrant to purchase one-half share of Common Stock for $6.50 per share, at $4.25 per Unit (the "Canadian Agency Agreement"), Thomson Kernaghan received a sales commission of 7% of the offering and a 3% financial advisory fee (an aggregate of $924,977). Also pursuant to the Canadian Agency Agreement, Thomson Kernaghan also received 217,642 warrants, each warrant exercisable for one share of Common Stock at an exercise price of $4.25 per share.

         In addition, Thomson Kernaghan and the Company have entered into a consulting agreement effective July 1, 1999 pursuant to which Thomson Kernaghan provides advisory services to the Company, including without limitation, advising on business and financial matters. The consulting agreement terminates on June 30, 2000 unless it is extended by mutual agreement thereafter. Under the terms of the consulting agreement, the Company has agreed to pay Thomson Kernaghan the lesser of (i) 7,500 shares of JAWS Common Stock; and (ii) that number of shares of JAWS Common Stock equal to $25,000 divided by 95% of the average price of the JAWS Common Stock for each calendar month over the year of the agreement. Payments under the consulting agreement are to be made semi-annually, with the final payment being on June 30, 2000. In addition, the Company has agreed to pay Thomson Kernaghan a fee of 2% of the gross value of any merger and acquisition transaction in which Thomson Kernaghan advises JAWS.

         On September 25, 1998, JAWS entered into a $2,000,000, 10% Convertible Debenture Agreement with Thomson Kernaghan that included 1,428,572 warrants to purchase 1,428,572 common shares at $0.28 per common share. On April 27, 1999, JAWS and Thomson Kernaghan amended the debenture agreement, increasing the principal amount of the convertible debentures to $5,000,000. Subsequently, a total of $1,520,000 was advanced pursuant to the amended debenture agreement.

         On November 17, 1999, JAWS and Thomson Kernaghan executed a Debenture Acquisition Agreement Amendment and Settlement Agreement (the "Settlement Agreement") in order to settle the outstanding obligations of the parties. The Settlement Agreement settles the conversion terms of the $1,520,000 advanced under the amended debenture agreement and the exercise of outstanding warrants issued under the amended debenture agreement and terminates all further obligations related to the amended debenture agreement.

         Debentures issued pursuant to the amended debenture agreement were converted to 5,127,672 shares of JAWS Common Stock and warrants were exercised for the issuance of 2,180,220 shares in JAWS' Common Stock on November 23, 1999.

 CONSULTING FEES

         As of January 1, 2000, Robert J. Kubbernus has been employed directly by JAWS pursuant to the terms of an employment agreement which provides for an annual base salary of $300,000 per annum. Prior to entering into the employment agreement JAWS paid Bankton Financial Corporation, a company controlled by Mr. Kubbernus, a consulting fee of $180,000 for services rendered to JAWS by Mr. Kubbernus. Mr. Kubbernus and Bankton Financial Corporation are shareholders and promoters of JAWS and continue to direct and promote the company's future development.

 LEASE OF PREMISES

         JAWS entered into an agreement to lease premises from Shelbourne Place Holding Corp. ("Shelbourne"), pursuant to which JAWS is renting approximately 10,000 square feet of commercial space and is obligated to pay Shelbourne $95,600 per annum, plus operating costs of approximately $42,000 per annum, for a five-year term commencing November 1, 1998. Riaz Mamdani, a director and Chief Financial Officer of JAWS owns a majority of the shares of Shelbourne. JAWS is also the lessee in a lease for approximately 3,000 sq. ft. with Manufacturers Life under a lease which JAWS entered into prior to entering into its lease with Shelbourne. JAWS vacated these premises in 1998 when it moved into the Shelbourne premises. JAWS pays approximately $31,000 per annum for these premises and has sub-leased some of this space to offset approximately $13,000 per annum of the rental expense associated therewith for the remainder of the lease term.


 On March 1, 2000, JAWS entered into an agreement to lease premises from 799730 Alberta Ltd., pursuant to which JAWS is renting approximately 6,800 square feet of commercial space and is obligated to pay 799730 Alberta Ltd. approximately $95,300 per annum, for a lease term commencing April 1, 2000 and ending March 31, 2005, subject to JAWS' option to renew for an additional term of five years at the prevailing market price at the time of such renewal. Operating costs on this facility are expected to cost JAWS approximately $27,000 per annum. On November 16, 1999, 754615 Alberta Ltd., a corporation owned by entities which are controlled by Robert Kubbernus (25%), Riaz Mamdani (25%), Cameron Chell, a former director of JAWS (25%), and Mark Valentine of Thomson Kernaghan & Co. Ltd. (25%), made an offer to 799730 Alberta Ltd. to acquire this office building, which offer was accepted in writing subject to certain conditions.


 TRANSACTIONS WITH EFINANCIAL DEPOT.COM

 On February 2, 2000, Oxford Capital Corp. ("Oxford"), a company 50% owned by Madison Trust, a family trust establised and controlled by Robert J. Kubbernus, and 50% owned by the Mamdani Family Trust, a family trust established and controlled by Riaz Mamdami, entered into a $2.5 Million, 6% convertible debenture purchase agreement with eFinancial Depot.Com ("FDPO")and FDPO issued a $2.5 million convertible Debenture, 250,000 warrants to purchase 250,000 common shares at $5.00 per common share and agents warrants to purchase 50,000 common shares at $5.00 per common share to Oxford. The 2,500,000 convertible debenture was converted to common shares of FDPO on April 27, 2000 at $ 3.11 per share.

 On March 5, 2000, FDPO and JAWS executed a contract pursuant to which JAWS would assist FDPO with the creation of a package for the total integration of a secure e-commerce platform for FDPO and the launch of a web-site for consumers of financial products and services, including stock trading, on-line banking and mortgage lending, insurance, financial planning and investor and broker education. In the twelve months ended May 2001, JAWS' management expects this contract to produce revenues for JAWS equal to approximately $1.5 to $2.4 million, a portion of which revenues may be satisfied by FDPO through the issuance to JAWS of FDPO common stock.

         On April 27, 2000, Oxford and FDPO amended the $2.5 Million, 6% convertible debenture purchase agreement to provide for the purchase of an addtional $1,000,000 in debentures in traunches. On April 27, 2000, Oxford purchased a $100,000 FDPO debenture and on May 25, 2000, Oxford closed the purchase of an additional $500,000 debenture and received 60,000 purchaser's warrants and 12,000 agents warrants.

         On March 30, 2000, FDPO announced that Robert J. Kubbernus joined the Advisory Board of FDPO.

 TRANSACTIONS WITH FUTURELINK

         Mr. Chell has resigned as Chief Executive Officer and director of FutureLink. Robert Kubbernus was a director of FutureLink until he resigned in November 1999. FutureLink is an application service provider and supplies network and software services to JAWS. These services are provided to JAWS on normal commercial terms consistent with the terms FutureLink has with other clients. In 1998 and 1999 the value of the services provided to JAWS by FutureLink was $76,612 and $84,420, respectively.

 TRANSACTIONS WITH GLENTEL INC.

         JAWS has an alliance with Glentel to explore and develop secure wireless data products that will incorporate JAWS security products into applications such as mobile two-way radio, satellite, paging, cellular and PCS. Because product development is in the planning phase for research and development, JAWS and Glentel have not yet derived any material business from this alliance and neither JAWS nor Glentel presently know what interest each party will have in any products or services they may jointly develop. Unless the planning phase is successful in generating a plan for research and development, JAWS may never generate revenues from this agreement. Glentel is a principle stockholder of JAWS.

 PROVISION OF STATIONERY AND OFFICE SUPPLIES

         Mr. Mamdani was a director of Willsons Stationers, a stationery and office supplies company, from November 1998 to August 13, 1999. Until recently, JAWS purchased all of its stationery and office supplies from Willsons at prices paid by non-related parties in arm's-length transactions.

 LEGAL FEES PAID TO BENNETT JONES

         Bennett Jones has served as Canadian counsel to JAWS with respect to certain corporate transactions and related matters since October 1998. Mr. Burns Q.C. is a director of JAWS and a partner in the law firm of Bennett Jones. JAWS paid Bennett Jones $455,876 in legal fees and disbursements since January 1, 1999.

                               REGISTRATION RIGHTS

         In connection with the Private Placement Transactions, we have agreed to use our best efforts to cause a registration statement to be filed and declared effective by the SEC:

(a) within 90 days after February 23, 2000, to register the resale of 588,238 shares of Common Stock issued to investors in this private placement and the resale of the shares of Common Stock issuable upon conversion of the warrants issued to investors in this private placement, which such shares are included in this prospectus. We have further agreed to cause such registration statement to remain effective until 30 days after all of the warrants have either (i) been exercised,
         (ii) expire in accordance with their terms (on the earlier of (a) the three- year anniversary date of the effectiveness of the Registration Statement (as defined therein), or (b) February 23, 2010 or (iii) been called or repurchased by JAWS); and

(b) within 90 days after December 31, 1999, to register the resale of 2,176,418 shares of Common Stock issued to investors in the Private Placement Transaction and the resale of the shares of Common Stock issuable upon conversion of the warrants issued to investors in the Private Placement Transaction, which such shares are included in this prospectus. We have further agreed to cause such registration statement to remain effective until 30 days after all of the Warrants have either
         (i) been exercised, (ii) expire in accordance with their terms (on the earlier of (a) the three-year anniversary date of the effectiveness of the Registration Statement (as defined therein), or (b) December 31,
         2009) or (iii) been called or repurchased by JAWS.

         Pursuant to a certain Investors' Rights Agreement, dated June 21, 1999 by and between JAWS and each investor which participated in a separate private placement transaction of JAWS Common Stock and warrants (the "Glentel Agreements"), JAWS has granted such investors with certain demand and "piggyback" registration rights. Pursuant to the Glentel Agreements, JAWS is required to file a registration statement in January 2000 with the SEC to register in January 2000 all of the 834,000 shares of Common Stock issued in connection with such private placement. Furthermore, in the event JAWS proposes to file a registration statement to effect the sale of Common Stock, the investors have the right, subject to certain restrictions, to have the Common Stock of such investors included in the registration statement related thereto.

         In connection with the issuance of 1,000,000 warrants to Bristol Asset Management LLC on April 26, 1999, JAWS must register such warrants, and the shares underlying such warrants, with the SEC upon the request of Bristol Asset Management LLC.

         JAWS has registered each of the securities described above in this registration statement and prospectus filed with this registration statement.

                                  LEGAL MATTERS

         Lionel Sawyer & Collins LLP will give its opinion as to the validity of the shares of Common Stock offered hereby.

                                     EXPERTS

         The financial statements audited by Ernst & Young, LLP have been included in reliance on their report given on their authority as experts in accounting and auditing.

         PricewaterhouseCoopers LLP, independent accountants, have audited Offsite's financial statements at and for the periods ended June 30, 1999 and 1998, as set forth in their report included herein. We have included these financial statements and notes thereto in this prospectus and elsewhere in the registration statement in reliance on PricewaterhouseCoopers LLP's report given on the authority of that firm as experts in accounting and auditing.

         Klayman & Korman, LLC, independent accountants, have audited Nucleus' financial statements at and for the periods ended December 31, 1999 and 1998 as set forth in their report included herein. We have included these financial statements and the notes thereto in this prospectus and elsewhere in the registration statement in reliance on Klayman & Korman, LLC's report given on the authority of that Firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (including the exhibits, schedules and amendments) under the Securities Act, with respect to the Common Stock to be sold in this offering, including our registration statement on Form S-1 (Registration No. 333-30406) which was initially declared effective on March 29, 2000. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding JAWS and our Common Stock, please refer to the registration statement and the contracts, agreements and other documents filed as exhibits and schedules to the registration statement.

         You may read and copy all or any portion of the registration statement or any other information that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500-West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including the registration statement, are also available to you on the SEC's Web site at http://www.sec.gov.

         We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, will file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

 JAWS Technologies, Inc.                                                                                       Page

         Pro Forma Consolidated Balance Sheet as at March 31, 2000 (unaudited)..................................F-3
         Pro Forma Consolidated Statement of Income/Loss for the three months ended March 31, 2000 (unaudited)..F-4
         Notes to Pro Forma Consolidated Financial Statements...................................................F-5
         Pro Forma Consolidated Balance Sheet as at December 31, 1999 (unaudited)...............................F-7
         Pro Forma Consolidated Statement of Income/Loss for the year ended December 31, 1999 (unaudited).......F-8
         Notes to Pro Forma Consolidated Financial Statements...................................................F-9
         Independent Auditors' Report..........................................................................F-12
         Consolidated Balance Sheets as at December 31, 1999 and 1998 (Audited), and as at
              March 31, 2000 (unaudited).......................................................................F-13
         Consolidated Statements of Loss and Deficit and Comprehensive Loss for the
              year ended December 31, 1999, 1998 and for the period from the date of inception (January, 27, 1997) to December 31,
               1997(audited), and for the Three-Month period ended
              March 31, 2000 and March 31, 1999 (unaudited)....................................................F-15
         Consolidated Statements of Changes in Stockholders' Equity/Deficit for the year ended
              December 31, 1999, 1998 and for the period from the date of inception (January, 27, 1997)
              to December 31, 1997 and for the Three-Month period ended March 31, 2000 (unaudited).............F-17
         Consolidated Statements of Cash Flows for the year ended December 31, 1999, 1998 and for the period from the date of inception (January, 27, 1997) to December 31, 1997, and for the
              Three-Month period ended March 31, 2000 and 1999 (unaudited).....................................F-19
         Notes to Consolidated Financial Statements............................................................F-20

 Pace Systems Group Inc.

         Independent Auditors' Report..........................................................................F-47
         Balance Sheets as at July 31, 1999 and 1998...........................................................F-48
         Statements of Income (Loss) and Comprehensive Income (Loss) and Deficit for the
              years ended July 31, 1999 and 1998...............................................................F-49
         Statements of Cash Flows for the years ended July 31, 1999 and 1998...................................F-50
         Notes to Financial Statements.........................................................................F-51
         Balance Sheets as of September 30, 1999 (unaudited)...................................................F-56
         Statement of Income (Loss) and Retained Earnings (Deficit) for the two-month period ended September 30, 1999 (unaudited)......................................................F-57
         Statement of Cash Flows for the Two-month period ended September 30, 1999
              (unaudited)......................................................................................F-58
         Notes to Financial Statements.........................................................................F-59

 Offsite Data Services Ltd.

         Independent Auditors' Report..........................................................................F-62
         Balance Sheets as at June 30, 1999 and 1998 and for the six-month period ended December 31, 1999
              (unaudited)......................................................................................F-63
         Statements of Loss and Deficit for the years ended June 30, 1999 and 1998 and for the six-month periods ended December 31, 1999 and 1998 (unaudited).............................................F-64
         Statements of Cash Flows for the years ended June 30, 1999 and 1998 and for the six-month periods ended December 31, 1999 and 1998 (unaudited).............................................F-65
         Notes to Financial Statements.........................................................................F-66

 JAWS Inc. (formerly named Nucleus Consulting, Inc.)

         Independent Auditors' Report..........................................................................F-73
         Balance Sheets as at December 31, 1999 and 1998.......................................................F-74



         Statements of Operations for the periods ended December 31, 1999 and 1998 . ............................F-76
         Statement of Changes in Stockholders' Equity............................................................F-77
         Statements of Cash Flows for the years ended December 31, 1999 and 1998 ................................F-78
         Notes to Financial Statements...........................................................................F-79

                             JAWS TECHNOLOGIES INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                         (All amounts stated in $U.S.)

                                                                 As at March 31, 2000

                                                                                                                        Jaws
                                                                        Nucleus                               Technologies, Inc.
                                                         JAWS         Consulting                                     Pro Forma
                                                   Technologies, Inc.    Inc.         Note        Pro Forma        Consolidated
                                                       Unaudited      Unaudited    Reference     Adjustments        Unaudited
                                                       ---------      ---------    ---------     -----------        ---------

 ASSETS
 CURRENT ASSETS
 Cash and short term deposits                         $8,925,293          ($2,073)            2.0     ($1,000,000)      $7,923,220
 Term deposits                                          $437,970               $0                              --         $437,970
 Accounts receivable                                    $812,604         $472,716                              --       $1,285,320
 Due from Related Parties                                $76,486               $0                              --          $76,486
 Prepaid expenses                                       $222,361           $8,783                              --         $231,144
----------------------------------------------------------------------------------------------------------------------------------
                                                     $10,474,714         $479,426                     ($1,000,000)      $9,954,140

 Intangible Assets                                   $17,132,051               $0             2.0      $1,915,649      $19,047,700
 Equipment and Leasehold Improvement                  $1,249,083          $86,240                                       $1,335,323
(net)
 Investment                                              $20,000               $0                             --           $20,000
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL ASSETS                                        $26,875,848         $565,666                         915,649      $30,357,163
===================================================================================================================================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
 Bank Indebtedness                                        $461,687             $0                              --         $461,687
 Accounts payable and accrued liabilities               $1,344,566       $174,815             2.0        $300,000       $1,819,381
 Current portion of capital leases                         $53,992             $0                              --          $53,992
 Due to related parties                                   $174,144             $0                              --         $174,144
 Due to shareholders                                      $235,743         $6,500                              --         $242,243
-----------------------------------------------------------------------------------------------------------------------------------
                                                        $2,270,132       $181,315                        $300,000       $2,751,447

 Obligations under capital leases                         $139,000             $0                              --         $139,000
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES                                      $2,409,132       $181,315                        $300,000       $2,890,447

 STOCKHOLDERS EQUITY
 Share capital                                         $41,220,600         ($550)            2.0       $1,000,000      $42,220,600
                                                                                             2.0             $550
 Cumulative translation adjustment                        (352,916)            $0                                        ($352,916)
 (Deficit) / Retained Earnings                        $(14,400,968)      $384,901            2.0        ($384,901)    ($14,400,968)
-----------------------------------------------------------------------------------------------------------------------------------
                                                       $26,466,716       $384,351                        $615,649      $27,466,716

-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES & STOCKHOLDERS' EQUITY              $28,875,848       $565,666                        $915,649      $30,357,163
-----------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to the unaudited pro forma consolidated financial statements

                             JAWS TECHNOLOGIES INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME/LOSS
                          (All amounts stated in$U.S.)


                                    Three Month Period ending March 31, 2000

                                                                                                                   Jaws
                                           JAWS                          Nucleus                             Technologies, Inc.
                                       Technologies,    Offsite Data   Consulting    Note       Pro Forma      Pro Forma
                                           Inc.         Storage Inc.*      Inc.      Reference   Adjustments   Consolidated

                                         Unaudited       Unaudited       Unaudited                            Unaudited
 REVENUE                                    $651,982         $31,177       $403,521                    --       $1,086,680
 COST OF SALES                                    $0         $22,573       $262,500                    --         $285,073

 EXPENSES
 Advertising & Promotion                    $475,166         $55,726             $0                    --         $530,892
 General & Administration                 $3,295,802        $139,160        $77,046                    --       $3,512,008
------------------------------------------------------------------------------------------------------------------------------------
 Loss before interest, Financing
 Fees, Depreciation & Amortization       ($3,118,986)      ($186,281)       $63,975                             (3,241,292)

 Interest Expense & Amortization of
 Deferred Financing Fees & Debt
 Discount                                    $13,365              $0             $0                    --          $13,365
 Foreign Exchange (Gain) / Loss            ($175,565)             $0             $0                    --        ($175,565)
 Depreciation & Amortization              $1,063,265              $0             $0   3.0        $526,570       $1,589,835
------------------------------------------------------------------------------------------------------------------------------------
 NET LOSS FOR THE PERIOD                 ($4,020,051)      ($186,281)       $63,975                            ($4,668,928)

 Net loss per common share                   ($0.14)              --             --                    --          ($0.16)


 Weighted avg. number of
shares outstanding                        28,774,888              --             --   2.0         142,587       28,917,475

* Numbers for Offsite represent results only for the period of January 1, 2000 to January 29, 2000.

See accompanying notes to the unaudited pro forma consolidated financial statements

                             JAWS TECHNOLOGIES INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


1. The accompanying unaudited pro forma consolidated financial statements have been prepared by management from the unaudited financial statements as at March 31, 2000 and for the 3 month period then ended of Jaws Technologies, Inc. (a Nevada corporation) ("Jaws"), and the unaudited financial statements of Offsite and Nucleus Consulting Inc (an Illinois Company) ("Nucleus"), as at March 31, 2000 and for the 3 month period ended March 31, 2000, together with other information available to the companies. In the opinion of the management of Jaws, these unaudited pro forma consolidated financial statements include all adjustments necessary for fair presentation in accordance with generally accepted accounting principles in the United States. These unaudited pro forma consolidated financial statements may not be indicative of the financial position or the results of operations that actually would have occurred if the events reflected therein had been in effect on the dates indicated nor of the financial position or the results of operations which may be obtained in the future.

         These unaudited pro forma consolidated financial statements should be read in conjunction with the audited and unaudited financial statements of the companies included elsewhere in this filing.

2. The unaudited pro forma consolidated balance sheet as at March 31, 2000 gives effect to the following assumptions and transactions outlined in this filing as if the effective dates of those transactions were March 31, 2000:

                  The acquisition of all of the outstanding shares of Nucleus for $250,000 in cash and 142,857 shares of Jaws with an ascribed value of $1,000,000. The Company paid consideration of $750,000 into a trust which will be released on the third, sixth and nine month anniversaries of the closing of the transaction. In addition there is contingent consideration payable of 285,714 commons shares of the Company at an ascribed value of $7.00 per share or $2,000,000 in total. Half of the common share consideration will be released if the actual revenues and earnings before interest and taxes for the year ended April 20, 2001 equal or exceed $3,500,000 and $800,000 respectively and the remaining share consideration will be released if actual revenues and earnings for the year ended April 20, 2002 equal or exceed $5,250,000 and $1,200,000 respectively. The contingent consideration has not been reflected in these consolidated financial statements, as the outcome of the contingent share consideration cannot be reasonably determined at this time.

                  The acquisition has been accounted for in these unaudited pro forma consolidated financial statements using the purchase method. The aggregate purchase price of $2,300,000 has been allocated to the net assets acquired based on their estimated fair values, as follows:


                                              PURCHASE PRICE
                                              ALLOCATION
 Net assets acquired                                               $384,351
 Goodwill                                                        $1,915,649
 PURCHASE PRICE                                                  $2,300,000

 Consideration:
 Common Shares of JAWS                                           $1,000,000
 Cash                                                            $1,000,000
 Acquisition Costs                                                 $300,000
 TOTAL CONSIDERATION                                             $2,300,000

 3. The unaudited pro forma consolidated statement of income for the three month period ended March 31, 2000 gives effect to the acquisition by Jaws as described in 2.0 above and the acquisition of Offsite as if the transactions had occurred January 1, 2000. The following adjustments are reflected:

        The amortization of goodwill attributable to the allocation of the purchase price of Nucleus and Offsite in excess of the carrying value of the net assets acquired, (see 2.0 above and the acquisition of Offsite) calculated on a straight-line basis over a period of three years.

 4. The amounts shown in these unaudited pro forma consolidated financial statements for Offsite have been translated into United States dollars from Canadian dollars at the period end rate for the balance sheet and the period average rate for the income statement.

                             JAWS TECHNOLOGIES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             (All amounts in $U.S.)

                             As at December 31, 1999


                                                                                                                   Jaws
                                           JAWS                          Nucleus                             Technologies, Inc.
                                       Technologies,    Offsite Data   Consulting     Note       Pro Forma      Pro Forma
                                           Inc.         Storage Inc.       Inc.      Reference   Adjustments   Consolidated
                                        Audited        Unaudited         Audited                                   Unaudited
 ASSETS
 CURRENT ASSETS
 Cash and short term deposits           $8,430,701      $319,596             $0        2.1    $2,234,510      $9,984,807
                                                                                       2.3   ($1,000,000)
 Term deposits                            $431,729            --             --                       --        $431,729
 Accounts receivable                      $340,602      $105,022       $371,584                       --        $817,208
 Share Subscription A/R                         --      $141,225             $0                       --        $141,225
 License inventory                              --       $19,435             $0                       --         $19,435
 Prepaid expenses                          $75,144       $12,902         $5,292                       --         $93,338
                                     ----------------------------------------------------------------------------------------------
                                        $9,278,176      $598,180       $376,876               $1,234,510     $11,487,742

 Intangible Assets                      $2,629,000            --             --        2.2   $15,373,544     $20,210,372
                                                                                       2.3    $2,207,828
 Capital assets                           $699,235       $61,500        $78,186                       --        $838,921
                                     ----------------------------------------------------------------------------------------------
 TOTAL ASSETS                          $12,606,411      $659,680       $455,062              $18,815,882     $32,537,035
                                     ==============================================================================================
 LIABILITIES AND STOCKHOLDERS'
 EQUITY
 CURRENT LIABILITIES
 Accounts payable and accrued
  liabilities                           $1,177,278       $98,782       $171,193        2.2      $121,976      $1,869,229
                                                                                       2.3      $300,000
 Current portion of capital leases         $25,235            --             --                       --         $25,235
 Current portion of long-term debt              --          $242             --                       --            $242
 Due to related parties                   $172,093            --        $22,697                       --        $194,790
 Due to shareholders                        $2,066            --              -                       --          $2,066
 Income Taxes Payable                           --            --        $88,000                       --         $88,000
 Deferred Income Taxes                          --            --        $81,000                       --         $81,000
                                     ----------------------------------------------------------------------------------------------
                                        $1,376,672       $99,024       $362,890                 $421,976      $2,260,562

 Obligations under capital leases          $68,227            --             --                       --         $68,227
                                     ----------------------------------------------------------------------------------------------
 TOTAL LIABILITIES                      $1,444,899       $99,024       $362,890                 $421,976      $2,328,789
 SHAREHOLDERS EQUITY
 Share capital                         $21,724,146    $1,748,427        $92,172        2.1    $2,234,510     $40,770,880
                                                                                       2.2   $15,812,224
                                                                                       2.2   ($1,748,427)
                                                                                       2.3    $1,000,000
                                                                                       2.3      ($92,172)
 Cumulative translation adjustment       ($181,717)      $53,693             $0        2.2      ($53,693)      ($181,717)
 Deficit                              ($10,380,917)  ($1,241,464)            $0        2.2    $1,241,464    ($10,380,917)
                                     ----------------------------------------------------------------------------------------------
                                       $11,161,512      $560,656        $92,172              $18,393,906     $30,208,246
                                     ----------------------------------------------------------------------------------------------
 TOTAL LIABILITIES & STOCKHOLDERS'
 EQUITY                                $12,606,411      $659,680       $455,062              $18,815,882     $32,537,035
                                     ==============================================================================================


 See accompanying notes to the unaudited pro forma consolidated financial statements.

                             JAWS TECHNOLOGIES, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME/LOSS
                             (All amounts in $U.S.)

                  Twelve Month Period ending December 31, 1999





                                                   Pace                                                                   Jaws
                                       JAWS       Systems      Offsite      Nucleus                                    Technologies,
                                   Technologies,   Group,        Data     Consulting      Note          Pro Forma    Inc. Pro Forma
                                        Inc.        Inc.       Storage        Inc.      Reference      Adjustments     Consolidated
                                      AUDITED     UNAUDITED    UNAUDITED     AUDITED                                    UNAUDITED

 REVENUE                              $592,046     $667,469    $234,750    $3,434,719                         --        $4,928,984
 COST OF SALES                              $0           $0    $187,771            $0                         --          $187,771
 EXPENSES
 Advertising & Promotion              $363,916           $0    $124,757            $0                         --          $488,673
 General & Administration           $5,557,447     $129,569    $539,693    $2,854,913                         --        $9,101,622
 Sub-contracting costs                      $0     $897,704          $0            $0                         --          $897,704
 Technical Services                         $0           $0     $87,418            $0                         --           $87,418
-----------------------------------------------------------------------------------------------------------------------------------
 Loss before Interest, Financing
 Fees,
 Depreciation & Amortization       ($5,349,317)   ($359,804)  ($704,889)     $579,806                         --       ($5,834,204)
 Interest Expense & Amortization
 of Deferred Financing Fees &
 Debt Discount                      $1,140,050           $0          $0        $6,587                         --        $1,146,637
 Financing Fees                       $447,187           $0          $0            $0                         --          $447,187
 Depreciation & Amortization          $231,222       $1,128     $36,443            $0           3.0   $6,529,433        $6,798,225
-----------------------------------------------------------------------------------------------------------------------------------
 NET LOSS FOR THE PERIOD           ($7,167,776)   ($360,932)  ($741,332)     $573,219                                 ($14,226,254)
 Net loss per common share              ($0.50)          --          --            --                         --            ($0.70)

 Weighted avg. number of shares      14,342,053          --          --            --           2.3      142,587        20,318,265
 outstanding                                                                                    2.2    5,245,407
                                                                                                2.1      588,238

See accompanying notes to the unaudited pro forma consolidated financial statements

                             JAWS TECHNOLOGIES INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. The accompanying unaudited pro forma consolidated financial statements have been prepared by management from the audited financial statements as at December 31, 1999 and for the 12 month period then ended of Jaws Technologies, Inc. (a Nevada corporation) ("Jaws") and the unaudited financial statements of Pace Systems Group Inc. ("Pace"), and Offsite Data Services Ltd. ("Offsite"), and the audited financial statements of Nucleus Consulting Inc ("Nucleus"), together with other information available to the companies. In the opinion of the management of Jaws, these unaudited pro forma consolidated financial statements include all adjustments necessary for fair presentation in accordance with generally accepted accounting principles in the United States. These unaudited pro forma consolidated financial statements may not be indicative of the financial position or the results of operations that actually would have occurred if the events reflected therein had been in effect on the dates indicated nor of the financial position or the results of operations which may be obtained in the future.

         These unaudited pro forma consolidated financial statements should be read in conjunction with the audited and unaudited financial statements of the companies included elsewhere in this filing.

2. The unaudited pro forma consolidated balance sheet as at December 31, 1999 gives effect to the following assumptions and transactions outlined in this filing as if the effective dates of those transactions were December 31, 1999:

         2.1 On February 22, 2000, Jaws issued 588,238 shares under a private placement to a group of investors for net cash of $2,234,510. This cash will be used to fund operational commitments in the year 2000.

         2.2 The acquisition of all of the outstanding common shares of Offsite (including common shares of Offsite issuable on the exercise of all of the outstanding Offsite A warrants) for 5,253,786 exchangeable shares of Jaws with an ascribed value of $14,162,599

                  Pursuant to this Offer, Jaws issued 1,389,800 warrants in exchange for the outstanding Offsite warrants. 889,800 of these warrants entitle the holder thereof to acquire .3524 of a Jaws common share upon payment of Cdn $0.40 ($0.28 USD). Of which 834,023 warrants were exercised for Cdn $297,073 and 46,777 warrants expired on March 15, 2000; the remaining 500,000 warrants entitle the holder to acquire .3524 of a Jaws common share for prices ranging from Cdn $0.50 ($0.34 USD) to Cdn $0.55 ($0.38 USD) up to September 29, 2001. Pursuant to this Offer, 910,584 stock options of Offsite are exchanged for stock options of Jaws, which entitle the holder of each to purchase .3524 of an exchangeable share of Jaws, at a price of Cdn $0.25 ($0.17 USD) which expire on March 15, 2004. A value of $1,649,625 has been ascribed to the warrants and options acquired on the acquisition.

                  The acquisition has been accounted for in these unaudited pro forma consolidated financial statements using the purchase method. The aggregate purchase price of $15,934,200 has been allocated to the net assets acquired based on their estimated fair values, as follows:




                                                          PURCHASE PRICE
                                                          ALLOCATION
 Net assets acquired                                           $    560,656
 Goodwill                                                      $ 15,373,544



 PURCHASE PRICE                                           $ 15,934,200
 Consideration:
 Common Shares of JAWS                                     $14,162,599
 Value of Warrants and Options Exchanged                   $ 1,649,625
 Acquisition Costs                                           $ 121,976
 TOTAL CONSIDERATION                                      $ 15,934,200


2.3 The acquisition of all of the outstanding shares of Nucleus for $250,000 in cash and 142,857 shares of Jaws with an ascribed value of $1,000,000. The company paid additional consideration of $750,000 into a trust, which will be released on the third, sixth and nine month anniversary of the closing of the transaction. In addition there is contingent consideration payable of 285,714 commons shares of the Company at an ascribed value of $7.00 per share or $2,000,000 in total. Half of the common share consideration will be released if the actual revenues and earnings before interest and taxes for the year ended April 20, 2001 equal or exceed $3,500,000 and $800,000 respectively and the remaining share consideration will be released if actual revenues and earnings for the year ended April 20, 2002 equal or exceed $5,250,000 and $1,200,000 respectively. The contingent consideration has not been reflected in these unaudited pro forma consolidated financial statements, as the outcome of the contingent share consideration cannot be reasonably determined at this time.

         The acquisition has been accounted for in these unaudited pro forma consolidated financial statements using the purchase method. The aggregate purchase price of $2,300,000 has been allocated to the net assets acquired based on their estimated fair values, as follows:



                                                             PURCHASE PRICE
                                                               ALLOCATION

 Net assets acquired                                              $ 92,172
 Goodwill                                                      $ 2,207,828
 Purchase Price                                                $ 2,300,000

 Consideration:
 Common Shares of JAWS                                         $ 1,000,000
 Cash                                                          $ 1,000,000
 Acquisition Costs                                               $ 300,000
 TOTAL CONSIDERATION                                            $2,300,000







3. The unaudited pro forma consolidated statement of income for the twelve month period ended December 31, 1999 gives effect to the acquisitions by Jaws as described in 2.0 above in addition to the acquisition of PACE, as if the transactions had occurred January 1, 1999. The following adjustments are reflected:

        3.1 The amortization of goodwill attributable to the allocation of the purchase price of PACE in excess of the carrying value of the net assets acquired, calculated on a straight-line basis over a period of three years.

        3.2 The amortization of goodwill attributable to the allocation of the purchase price of Offsite in excess of the carrying value of the net assets acquired, (see 2.2 above) calculated on a straight-line basis over a period of three years.

        3.3 The amortization of goodwill attributable to the allocation of the purchase price of Nucleus in excess of the carrying value of the net assets acquired, (see 2.3 above) calculated on a straight-line basis over a period of three years.

4. The amounts shown in these unaudited pro forma consolidated financial statements for Pace and for Offsite have been translated into United States dollars from Canadian dollars at the period end rate for the balance sheet and the period average rate for the income statement.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors of JAWS Technologies, Inc.:

We have audited the accompanying consolidated balance sheets of JAWS Technologies, Inc. (and subsidiaries) as at December 31, 1999, and 1998 and the related consolidated statements of loss and deficit and comprehensive loss, changes in stockholders' equity and cash flows for the years ended December 31, 1999, and 1998, and for the period from the date of incorporation on January 27, 1997 to December 31, 1997. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of JAWS Technologies, Inc. (and subsidiaries) as at December 31, 1999 and 1998 and the consolidated results of their operations and their cash flows for the years ended December 31, 1999, and 1998, and for the period from the date of incorporation on January 27, 1997 to December 31, 1997, in accordance with accounting principles generally accepted in the United States.

Calgary, Canada                                           /s/ Ernst & Young
February 25, 2000                                         Chartered Accountants
(except for notes 18(a) and 18(b)
which are as at May 30, 2000)

JAWS TECHNOLOGIES, INC.


                           CONSOLIDATED BALANCE SHEETS

                   (all amounts are expressed in U.S. dollars)

 As at


                                                                 MARCH 31,      DECEMBER 31,     DECEMBER 31,
                                                                  2000            1999             1998
                                                                   $                $                $
------------------------------------------------------------------------------------------------------------------------------------
                                                                 (Unaudited)
 ASSETS
 CURRENT
 Cash and cash equivalents                                        8,925,293        8,430,701           33,732
 Term deposits                                                      437,970          431,729               --
 Accounts receivable                                                812,604          338,825            7,243
 Due from related parties                                            76,486            1,777           13,118
 Prepaid expenses and deposits                                      222,361           75,144          140,456
------------------------------------------------------------------------------------------------------------------------------------
                                                                 10,474,714        9,278,176          194,549
 Equipment and leasehold improvements, net                        1,249,083          699,235           78,830
 Intangible assets                                               17,132,051        2,629,000               --
 Investment                                                          20,000               --               --
------------------------------------------------------------------------------------------------------------------------------------
                                                                 28,875,848       12,606,411          273,379
------------------------------------------------------------------------------------------------------------------------------------

 LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIENCY)
 CURRENT
 Bank indebtedness                                                  461,687               --               --
 Accounts payable and accrued liabilities                         1,344,566        1,177,278          428,600
 Current portion of capital lease obligations payable                53,992           25,235               --
 Due to related parties                                             174,144          172,093          197,115
 Due to stockholders                                                235,743            2,066           74,717
------------------------------------------------------------------------------------------------------------------------------------
                                                                  2,270,132        1,376,672          700,432
------------------------------------------------------------------------------------------------------------------------------------

 Capital lease obligations payable                                  139,000           68,227               --
 Convertible debentures                                                 --                --          146,606
------------------------------------------------------------------------------------------------------------------------------------
                                                                    139,000           68,227          146,606
------------------------------------------------------------------------------------------------------------------------------------
 COMMITMENTS
 STOCKHOLDERS' EQUITY (DEFICIENCY)
 Authorized
   95,000,000 common shares at $0.001 par value

    5,000,000 preferred shares at $0.001 par value
 OUTSTANDING:
   32,041,427 common shares issued and fully paid
   (December 31, 1999 - 25,040,188; December 31,
   1998 - 10,612,317)
 Common stock issued and paid-up                                     32,041           25,040           10,612
 Additional paid in capital                                      41,188,559       21,699,106        2,637,712
 Cumulative translation adjustment                                 (352,916)        (181,717)          (8,842)
 Deficit                                                        (14,400,968)     (10,380,917)      (3,213,141)
------------------------------------------------------------------------------------------------------------------------------------
                                                                 26,466,716       11,161,512         (573,659)
------------------------------------------------------------------------------------------------------------------------------------
                                                                 28,875,848       12,606,411          273,379
------------------------------------------------------------------------------------------------------------------------------------

JAWS TECHNOLOGIES, INC.


The accompanying notes are an integral part of these financial statements


On behalf of the Board:

                            Director                  Director

 JAWS TECHNOLOGIES, INC.



                   CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT

                             AND COMPREHENSIVE LOSS

                   (all amounts are expressed in U.S. dollars)






                                                                                                            PERIOD FROM
                                                                                                            THE DATE OF
                                                                                                           INCORPORATION
                                                     3 MONTHS ENDED                                        ON JANUARY 27,
                                             -----------------------------    YEAR ENDED     YEAR ENDED         TO
                                                MARCH 31,      MARCH 31,     DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                                  2000           1999            1999           1998           1997
                                                    $              $               $              $              $
                                               (UNAUDITED)    (UNAUDITED)
------------------------------------------------------------------------------------------------------------------------------------
 REVENUE
 Consulting and product revenue                      546,685         3,009        573,255         27,042              --
 Interest income                                     105,297            38         18,791          2,026              --
------------------------------------------------------------------------------------------------------------------------------------
                                                     651,982         3,047        592,046         29,068              --
------------------------------------------------------------------------------------------------------------------------------------
 COSTS AND EXPENSES
 Advertising and promotion                           475,166       149,248        363,916        218,574          35,000
 General and administration                        3,295,802       586,520      5,589,899      1,574,453         101,274
 Software development costs                               --            --             --        909,003              --
------------------------------------------------------------------------------------------------------------------------------------
                                                   3,770,968       735,768      5,953,815      2,702,030         136,274
 Loss before interest, financing fees, foreign
    exchange (gain)/loss, depreciation and
    amortization                                  (3,118,986)     (732,721)    (5,361,769)    (2,672,962)       (136,274)
 Interest expense, financing fees and debt
    discount                                          13,365       447,885      1,587,237        389,715              --
 Foreign exchange (gain) loss                       (175,565)        9,929        (12,452)          (431)             --
 Depreciation                                         61,825        11,450        104,836         14,041             580
 Amortization                                      1,001,440            --        126,386             --              --
------------------------------------------------------------------------------------------------------------------------------------

 NET LOSS FOR THE PERIOD                          (4,020,051)   (1,201,985)    (7,167,776)    (3,076,287)       (136,854)

 OTHER COMPREHENSIVE LOSS
 Foreign currency translation adjustment            (171,199)      (12,080)      (172,875)        (8,842)             --
------------------------------------------------------------------------------------------------------------------------------------
 COMPREHENSIVE LOSS                               (4,191,250)   (1,214,065)    (7,340,651)    (3,085,129)       (136,854)
------------------------------------------------------------------------------------------------------------------------------------

 DEFICIT, BEGINNING OF PERIOD                    (10,380,917)   (3,213,141)    (3,213,141)      (136,854)             --


 NET LOSS FOR THE PERIOD                          (4,020,051)   (1,201,985)    (7,167,776)    (3,076,287)       (136,854)
------------------------------------------------------------------------------------------------------------------------------------
 DEFICIT, END OF PERIOD                          (14,400,968)   (4,415,126)   (10,380,917)    (3,213,141)       (136,854)
====================================================================================================================================
 NET LOSS PER COMMON SHARE                            (0.14)        (0.11)         (0.50)         (0.42)           (0.03)

 JAWS TECHNOLOGIES, INC.



    WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                            28,774,888    10,670,321     14,342,053      7,405,421       4,000,000
===================================================================================================================================

 The accompanying notes are an integral part of these financial statements

 JAWS TECHNOLOGIES, INC.



                      CONSOLIDATED STATEMENT OF CHANGES IN

                              STOCKHOLDERS' EQUITY

                   (all amounts are expressed in U.S. dollars)




                                                                                           Accumulated
                                                                                              Other
                                                                           Additional     Comprehensive     Accumulated
                                           Shares           Par Value    Paid in Capital       Loss            Deficit     Total
                                             #                  $               $                $               $           $
-----------------------------------------------------------------------------------------------------------------------------------
 BALANCE JANUARY 27, 1997                          --             --              --               --              --           --
-----------------------------------------------------------------------------------------------------------------------------------
 Issuance of common stock for cash          4,000,000         4,000           56,000               --              --       60,000
 Share issue costs                                 --            --          (24,350)              --              --      (24,350)
 Loss for the year                                 --            --               --               --        (136,854)    (136,854)
-----------------------------------------------------------------------------------------------------------------------------------
 BALANCE DECEMBER 31, 1997                  4,000,000         4,000           31,650               --        (136,854)    (101,204)
-----------------------------------------------------------------------------------------------------------------------------------
 Issuance of common stock for services        400,000           400          199,600               --              --      200,000
 Issuance of common stock on acquisition
     of subsidiary                          1,500,000         1,500          838,248               --              --      839,748

 Issuance of common stock for cash          2,800,000         2,800        1,017,200               --              --    1,020,000
 Warrants issued with issuance of
      convertible debentures                       --            --          342,857               --              --      342,857
 Equity component of convertible
      debentures                                   --            --          118,462               --              --      118,462
 Equity component of financing fees                --            --          (35,760)              --              --      (35,760)
 Issue of common stock upon conversion
      of convertible debentures             1,912,317         1,912          211,886               --              --      213,798

 Financing fees associated with converted
      debentures                                   --            --          (21,117)              --              --      (21,117)
 Share issue costs                                 --            --          (65,314)              --              --      (65,314)
 Loss for the year                                 --            --               --           (8,842)     (3,076,287)  (3,085,129)
-----------------------------------------------------------------------------------------------------------------------------------
 BALANCE, DECEMBER 31, 1998                10,612,317        10,612        2,637,712           (8,842)     (3,213,141)    (573,659)
-----------------------------------------------------------------------------------------------------------------------------------
 Issuance of common stock for cash          7,233,132         7,233       13,340,344               --              --   13,347,577
 Share issue costs                                 --            --         (988,477)              --              --     (988,477)
 Equity component of convertible
      debentures                                   --            --          617,867               --              --      617,867
 Equity component of financing fees                --            --         (143,356)              --              --     (143,356)
 Warrants issued with issuance of
      convertible debentures                       --            --          341,538               --              --      341,538
 Issuance of common stock for services        360,547           360          309,379               --              --      309,739
 Exercise of employee stock options            15,000            15            2,235               --              --        2,250
 Issuance of stock options recorded as
      compensation                                 --            --          810,000               --              --      810,000
 Issuance of common stock for settlement
      of debt                               3,215,355         3,215        1,493,076               --              --    1,496,291
 Issuance of common stock for cash as a
      result of exercise of warrants        1,428,572         1,429          398,571               --              --      400,000

 JAWS TECHNOLOGIES, INC.




 Issuance of common stock for settlement
      of warrants                             751,648           752          258,193               --              --       258,945
 Issuance of common stock on acquisition
      of subsidiary                         1,385,546         1,386        2,354,042               --              --     2,355,428
 Issuance of common stock warrants and
      options on acquisition of assets         38,071            38          267,982               --              --       268,020
 Loss for the year                                 --            --               --         (172,875)     (7,167,776)   (7,340,651)
----------------------------------------------------------------------------------------------------------------------------------
 BALANCE, DECEMBER 31, 1999                25,040,188        25,040       21,699,106         (181,717)    (10,380,917)   11,161,512
----------------------------------------------------------------------------------------------------------------------------------

 (Unaudited)
 Issuance of common stock for cash            588,238          588         2,499,423               --              --     2,500,011
 Share issue costs                                 --           --          (265,501)              --              --      (265,501)
 Exercise of employee stock options            88,333           88            43,695               --              --        43,783
 Issuance of common stock for cash as a
      result of exercise of warrants        1,079,261        1,079         1,404,858               --              --     1,405,937
 Issuance of common stock, warrants and
      options on acquisition of
      subsidiary                            5,245,407        5,246        15,806,978               --              --    15,812,224
 Loss for the year                                 --           --                --         (171,199)     (4,020,051)   (4,191,250)
----------------------------------------------------------------------------------------------------------------------------------
 BALANCE, MARCH 31, 2000                   32,041,427       32,041        41,188,559         (352,916)    (14,400,968)   26,466,716
==================================================================================================================================

 The accompanying notes are an integral part of these financial statements

 JAWS TECHNOLOGIES, INC.



                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                   (all amounts are expressed in U.S. dollars)



                                                                                                                   PERIOD FROM
                                                                                                                 THE DATE OF
                                                                                                                 INCORPORATION
                                                                                                                   ON JANUARY
                                                                                   YEAR ENDED    YEAR ENDED         27, TO
                                                                                    DECEMBER      DECEMBER         DECEMBER 31,
                                                        3 MONTH PERIOD ENDED       31, 1999       31, 1998             1997
                                                   -----------------------------
                                                      MARCH 31,      MARCH 31,
                                                        2000           1999
                                                          $              $             $              $              $
                                                     (Unaudited)    (Unaudited)
----------------------------------------------------------------------------------------------------------------------------------
 CASH FLOWS USED IN OPERATING ACTIVITIES
 Net loss for the period                               (4,020,051)    (1,201,985)   (7,167,776)    (3,076,287)      (136,854)
 Adjustments to reconcile loss to cash
     flows used in
      operating activities:                                                                                               --
     General and administration expense not
       involving the
          payment of cash                                      --             --        99,839        200,000             --
     Depreciation                                          61,825         11,450       104,836         14,041            580
     Amortization                                       1,001,440             --       126,386             --

                                                                                                                          --
     Non cash compensation expense                             --             --       810,000             --             --
     Non-cash interest expense and amortization
        of deferred financing fees
        and debt discount                                      --        446,633     1,129,709        386,846             --
     Software development costs                                --             --            --        909,003             --
     Non-cash financing fees                                   --             --       447,187             --             --
 Foreign exchange (gain)/loss                            (175,565)         9,929       (12,452)          (431)            --
 Changes in non-cash working capital balances            (263,297)       488,867       279,193        439,422         25,476
----------------------------------------------------------------------------------------------------------------------------------
                                                       (3,395,648)      (245,106)   (4,183,078)    (1,127,406)      (110,798)
----------------------------------------------------------------------------------------------------------------------------------

 CASH FLOWS USED IN INVESTING ACTIVITIES
 Purchase of equipment and leasehold improvements        (411,967)      (236,640)     (636,267)      (115,153)        (2,900)
 Purchase of term deposits                                 (6,241)            --      (431,729)            --             --
 Net cash acquired on purchase of subsidiary              182,532             --       (30,656)         1,380             --
 Purchase of investment                                   (20,000)            --            --             --             --
----------------------------------------------------------------------------------------------------------------------------------
                                                         (255,676)      (236,640)   (1,098,652)      (113,773)        (2,900)
----------------------------------------------------------------------------------------------------------------------------------
 CASH FLOWS GENERATED BY FINANCING ACTIVITIES                                                                              --
 Proceeds from the issuance of common stock, net of issue
      costs                                             3,684,229        101,500    12,761,350        954,686         35,650
 Repayment of stockholder advances                             --        (62,591)      (72,651)       (78,159)            --
 Proceeds from stockholder advances                            --          9,533            --         20,273         78,159
 Proceeds on issue of convertible debenture                    --        500,000     1,100,000        420,000             --
 Financing fees on issue of convertible debenture              --        (50,000)     (110,000)       (42,000)            --
----------------------------------------------------------------------------------------------------------------------------------
                                                        3,684,229        498,442    13,678,699      1,274,800        113,809
----------------------------------------------------------------------------------------------------------------------------------
 INCREASE IN CASH                                          32,905         16,696     8,396,969         33,621            111
 Cash and cash equivalents, beginning of period         8,430,701         33,732        33,732            111             --
----------------------------------------------------------------------------------------------------------------------------------
 CASH AND CASH EQUIVALENTS, END OF PERIOD               8,463,606         50,428     8,430,701         33,732            111
----------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents consists of cash, term deposits with maturities less than 30 days, and bank indebtedness

The accompanying notes are an integral part of these financial statements

JAWS TECHNOLOGIES, INC.






                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   (all amounts are expressed in U.S. dollars)

(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)

1.       BASIS OF PRESENTATION

JAWS Technologies, Inc., (the "Company") was incorporated on January 27, 1997 under the laws of the State of Nevada as "E-Biz" Solutions, Inc. On March 27, 1998, "E-Biz" Solutions, Inc. changed its name to JAWS Technologies, Inc. The Company's business purpose is to continue to develop as a provider of secure information management solutions. This is accomplished through offering proprietary security software products, consulting services and secure Internet and remote data storage services for key client groups including governments, law enforcement, healthcare, legal and accounting, financial services, e-commerce, internet service providers and application service providers. These activities are carried out through the Company's wholly-owned Canadian subsidiaries and U.S. subsidiary.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, JAWS Technologies, Inc., an Alberta, Canada corporation ("JAWS Alberta"), JAWS Technologies (Ontario) Inc. an Ontario, Canada corporation ("JAWS Ontario"), JAWS Technologies (Delaware) Inc., a Delaware corporation ("JAWS Delaware"), and Offsite Data Services Ltd., an Alberta, Canada corporation ("Offsite"), after elimination of intercompany accounts and transactions.

The Company has experienced net losses over the past three years and, as of March 31, 2000, has an accumulated deficit of $14,400,968. Such losses are attributable to both cash losses and losses resulting from costs incurred in the development of the Company's services and infrastructure and non-cash interest and amortization charges. The Company expects operating losses to continue for the foreseeable future as it continues to develop and promote its services, and establish its business, while working towards profitability. Accordingly, the Company will be dependent upon obtaining additional financing to maintain its continuing operations and rapid development.

2.       SIGNIFICANT ACCOUNTING POLICIES

The financial statements have, in management's opinion, been properly prepared in accordance with accounting principles generally accepted in the United States.

USE OF ESTIMATES

Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which would

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)

affect the amount of recorded assets, liabilities, revenues and expenses. Actual amounts could differ from these estimates.



CASH, CASH EQUIVALENTS AND TERM DEPOSITS, AND BANK INDEBTEDNESS

Cash and cash equivalents include cash and highly liquid investments with insignificant interest rate risk and with original maturities of three months or less when purchased. Bank indebtedness represents bank overdrafts on the Company's chequeing accounts. The Company invests its excess cash in term deposits maintained primarily in Canadian financial institutions in an effort to preserve principal and to maintain safety and liquidity.

Term deposits include investments with original maturities of one month or less when purchased.

EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements are recorded at cost and are depreciated at the following annual rates which are designed to amortize the cost of the assets over their estimated useful lives.

         Security equipment                         - 20% straight line

         Furniture and fixtures                     - 20% declining balance

         Computer hardware                          - 33% straight line

         Computer software for internal use         - 33% straight line
         Leasehold improvements                     - 20% straight line

CAPITAL LEASES

Leases in which substantially all the benefits and risks of ownership are transferred to the Company are capitalized with an offsetting amount recorded as a liability.

LONG-LIVED ASSETS

The Company follows financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of," which requires

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)


impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present.

INTANGIBLE ASSETS



Employee and Consultants Base

The employee and consultants base recorded on the acquisition of Pace, SDTC, and Offsite, are recorded at cost and are being amortized on a straight-line basis over three years.

Goodwill

Goodwill is recorded at cost and is being amortized on a straight-line basis over three years. The recoverability of goodwill is assessed periodically based on management estimates of undiscounted future operating income from each of the acquired businesses to which the goodwill relates.

SOFTWARE DEVELOPMENT

Software development costs are expensed when technological feasibility has not yet been established. Subsequent to establishing technological feasibility, such costs are capitalized until the commencement of commercial sales.

REVENUE RECOGNITION

Product Revenue

Revenue from selling encryption software is recognized when the software is delivered.

Consulting Revenue

Revenue from information technology services and outsourcing contracts is recognized when the service is rendered.

ADVERTISING

Advertising costs are expensed as incurred.

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)



FINANCING FEES

Financing fees associated with that portion of the convertible debentures classified as debt were deferred and amortized straight-line over the life of the debentures. Financing fees associated with that portion of the convertible debentures classified as additional paid in capital was charged to that account.



INCOME TAXES

The Company follows the liability method of accounting for the tax effect of temporary differences between the carrying amount and the tax basis of the company's assets and liabilities. Temporary differences arise when the realization of an asset or the settlement of a liability would give rise to either an increase or decrease in the Company's income taxes payable for the year or later period. Future income taxes are recorded at the income tax rates that are expected to apply when the future tax liability is settled or the future tax asset is realized. When necessary, valuation allowances are established to reduce future income tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in future income tax assets and liabilities.

FOREIGN CURRENCY TRANSLATION

The functional currency of the Company's Canadian subsidiaries is the Canadian dollar. Accordingly, assets and liabilities of the Canadian subsidiaries are translated at the year-end exchange rate and revenues and expenses are translated at average exchange rates. Gains and losses arising from the translation of the financial statements of the subsidiaries are recorded in a "Cumulative Translation Adjustment" account in stockholders' equity. Transactions denominated in foreign currencies are translated at the exchange rate on the transaction date. The resulting exchange gains and losses on these items are included in net earnings.

EARNINGS (LOSS) PER COMMON SHARE

Basic earnings (loss) per common share has been calculated based on the weighted average number of common shares outstanding during the period. Diluted earnings
(loss) per common share is calculated by adjusting outstanding shares, assuming any dilutive effects of options, warrants, and convertible securities.

STOCK BASED COMPENSATION

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)



The Company applies the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost is recognized in the accounts as options are granted with an exercise price that approximates the prevailing market price.

PRIOR PERIOD AMOUNTS



Certain prior period amounts have been reclassified to conform to the presentation adopted in the current period.

3.       ACQUISITIONS

a.       JAWS ALBERTA

On February 10, 1998 the Company issued 1,500,000 restricted common shares with an ascribed value of $1,200,000 CDN ($839,748 USD), as well as options to purchase 400,000 shares of its restricted common stock at $0.50 per share in exchange for all of the outstanding common stock of JAWS Alberta. The options issued in connection with the acquisition have been ascribed no value. JAWS Alberta was a development stage company which at the time of acquisition was in the process of creating a new encryption software product. The acquisition has been accounted for by the purchase method.

The purchase price and the amounts allocated to software under development and the common shares issued, net of other assets and liabilities acquired, was determined based on estimates by management as to the replacement cost for the encryption software development which had been incurred by JAWS Alberta prior to the acquisition date. The purchase price has been allocated to the net assets acquired based on their estimated fair values as follows:


                                                                      $
-------------------------------------------------------------------------------
 NET ASSETS ACQUIRED
 Non-cash working capital                                                (5,087)
 Software under development                                             909,003
 Equipment                                                                2,891
 Due to stockholders                                                    (54,443)
-------------------------------------------------------------------------------
 Net assets acquired, excluding cash                                    852,364
 Acquisition costs                                                      (13,996)
 Cash acquired                                                            1,380

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)




--------------------------------------------------------------------------------
Net assets acquired for common stock                                     839,748
================================================================================


The amount allocated to software under development relates to encryption software and its related algorithms, including the "L5" software. This software, at the time of purchase, was not completely developed, tested or otherwise available for sale and therefore has been immediately expensed in the accompanying consolidated statements of loss and deficit. Coding and testing activities for this software were completed on July 31, 1998.

The operating results of the acquired company are included in the consolidated statements of loss, deficit and comprehensive loss from the date of acquisition.

Pro forma loss and pro forma loss per common share for the year ended December 31, 1998, giving effect to the acquisition of JAWS Alberta as though it had occurred as at January 1, 1998 do not differ materially from that recorded.

b.       PACE SYSTEMS GROUP INC. ("PACE")

Effective November 3, 1999, the Company issued 1,385,546 exchangeable common shares at $1.70 per share, which are exchangeable into 1,385,546 common shares of the Company, in exchange for all of the outstanding common stock of Pace. In addition, there is contingent consideration payable of 346,386 exchangeable common shares subject to the achievement of certain targets. Fifty percent of the additional share consideration will be released if on the 12 month anniversary date of the effective date, actual gross revenues equal or exceed $2,000,000 CDN. ($1,377,505 USD) for the previous 12 month period. The remaining additional share consideration will be released if, on the 24 month anniversary date of the effective date, actual revenues for the previous twelve months equal or exceed $2,000,000 CDN. ($1,377,505 USD). The additional consideration has not been reflected in these consolidated financial statements, as the outcome of the contingent share consideration cannot be reasonably determined at this time. The additional share consideration will be recorded as employee and consultants base and goodwill as it becomes payable.

The acquisition was accounted for using the purchase method. The purchase price has been allocated to the net assets based on their estimated fair values as follows:


                                                                      $
--------------------------------------------------------------------------------
 Employee and consultants base                                         1,193,042
 Goodwill                                                              1,193,042
--------------------------------------------------------------------------------
 NET ASSETS ACQUIRED                                                   2,386,084
================================================================================

 JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)




 Consideration:
   1,385,546 common stock                                              2,355,428
   Acquisition costs                                                      30,656
--------------------------------------------------------------------------------
 TOTAL CONSIDERATION                                                   2,386,084
================================================================================


The operating results of the acquired company are included in the consolidated statements of loss, deficit and comprehensive loss from the date of acquisition.

JAWS TECHNOLOGIES, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)



C.       SECURE DATA TECHNOLOGIES CORPORATION ("SDTC")

Effective December 31, 1999 the Company purchased substantially all of the assets of SDTC for a total purchase price of $525,234, through the Company's wholly-owned subsidiary JAWS Delaware. SDTC was incorporated in December 1998 and had no material operations prior to January 1, 1999. The purchase price provided for a promissory note of $297,081 and 38,071 common shares, noticed for issuance, at $7.04 per share, totalling $268,020, as well as contingent consideration of an additional 9,516 common shares subject to the achievement of certain targets. The issuance of 9,516 common stock is dependent upon achieving revenues equal to the greater of $200,000 per employee, or a minimum of $1,200,000, for the fiscal year 2000 only. The additional consideration has not been reflected in these consolidated financial statements, as the outcome of the contingent share consideration cannot be reasonably determined at this time. The additional share consideration will be recorded as employee and consultants base and goodwill as it becomes payable.

The acquisition was accounted for using the purchase method. The purchase price has been allocated to the assets based on their estimated fair values as follows:


                                                                        $
--------------------------------------------------------------------------------
 Equipment                                                               155,932
 Employee and consultants base                                           184,651
 Goodwill                                                                184,651
--------------------------------------------------------------------------------
 NET ASSETS ACQUIRED                                                     525,234
================================================================================
 Consideration:
   38,071 common stock                                                   268,020
   Promissory note                                                       257,214
--------------------------------------------------------------------------------
 TOTAL CONSIDERATION                                                     525,234
================================================================================


The operating results of the acquired company are included in the consolidated statements of loss, deficit and comprehensive loss from the effective date of acquisition.

d.       OFFSITE DATA SERVICES LTD. ("OFFSITE")

Effective January 29, 2000, the Company acquired 96% of the issued and outstanding shares of Offsite Data Services Ltd., a company incorporated in the Province of Alberta, Canada, in exchange for 5,048,420 exchangeable shares of the Company with an ascribed value of $13,630,734 and the outstanding Offsite warrants in exchange for 1,389,800 warrants.

JAWS TECHNOLOGIES, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)



Prior to March 31, 2000, the Company acquired the remaining issued and outstanding shares of Offsite pursuant to the compulsory acquisition provisions in exchange for 196,987 exchangeable shares of the Company, with an ascribed value of $531,865. Prior to expiry of these warrants, 843,023 were exercised for 297,081 exchangeable shares of the Company and 46,777 expired. Exchangeable shares have economic rights, including the right to any dividend and voting attributes equivalent to the Company's common stock. The holders of the exchangeable shares have the right to receive Company common stock on a one for one basis. The cash received from the exercised warrants of $337,209 CDN. ($232,654 USD) is being held in trust. The remaining 500,000 warrants entitle the holder to acquire 0.3524 of one of the Company's common shares for prices ranging from $0.50 CDN. ($0.34 USD) to $0.55 CDN. ($0.38 USD) up to September 29, 2001. In addition, 910,584 stock options to purchase shares of Offsite have been exchanged for 910,584 stock options to purchase shares of the Company. The options entitle the holder to purchase 0.3524 of an exchangeable share of the Company, at a price of $0.25 CDN. ($0.17 USD) and expire on March 15, 2004. A value of $1,649,625 has been ascribed to the warrants and options acquired on the acquisition.

The acquisition has been accounted for using the purchase method. The purchase price has been allocated to the net assets acquired based on their estimated fair values, as follows:


                                                                     $
--------------------------------------------------------------------------------
 Cash acquired                                                           304,508
 Other net assets acquired                                               125,201
 Employee and consultants base                                         7,752,245
 Goodwill                                                              7,752,246
--------------------------------------------------------------------------------
 NET ASSETS ACQUIRED                                                  15,934,200
================================================================================
 Consideration:
  5,253,786 common stock                                              14,162,599
 Value of warrants and options exchanged                               1,649,625
  Acquisition costs                                                      121,976
--------------------------------------------------------------------------------
 TOTAL CONSIDERATION                                                  15,934,200
================================================================================


The operating results of the acquired company are included in the consolidated statement of loss, deficit and comprehensive loss from the date of acquisition.

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)



The following pro forma results of operations give effect to the acquisitions of Pace, SDTC and Offsite as if the transactions had occurred January 1, 2000 and 1999 and includes the amortization of goodwill and employee and consultants base calculated on a straight-line basis over a period of 3 years.



                                    3 MONTH PERIOD ENDED            YEAR ENDED
                                  ------------------------------------------------------
                                   MARCH 31,     MARCH 31,    DECEMBER 31,   DECEMBER 31,
                                     2000          1999           1999           1998
                                       $             $              $              $
----------------------------------------------------------------------------------------
 REVENUE                             683,159       331,884      1,856,302      1,772,285
----------------------------------------------------------------------------------------
 EXPENSES
 Subcontracting costs                     --       109,389      2,209,205      1,604,394
 Other costs and expenses          5,300,114     2,985,430     14,250,474      8,683,076
----------------------------------------------------------------------------------------
                                   5,300,114     3,094,819     16,459,679     10,287,470
----------------------------------------------------------------------------------------
 NET LOSS                         (4,616,955)   (2,762,935)   (14,603,377)    (8,515,185)
 NET LOSS PER COMMON SHARE             (0.16)        (0.26)         (1.02)         (1.15)
----------------------------------------------------------------------------------------

4.       TERM DEPOSITS

The term deposits are on deposit with a Canadian Chartered Bank. Of the deposits, $24,890 have been pledged as collateral for certain corporate credit cards, and as such are not available for the Company's general use. The term deposits earn interest at 2.95 percent per annum and mature May 29, 2000.

5.       INVESTMENT

On January 6, 2000, the Company exercised their option to purchase 2,000,000 of Cobratech Industries Inc. common shares (25% of Cobratech) for $20,000, and granted Cobratech the exclusive right to market and sell the Company's products in Asia for a four year period commencing on October 19, 1999. The Company will receive a 25% royalty on all products sold by Cobratech. No royalties have been received to date. As Cobratech has issued additional common shares since January 6, 2000, JAWS currently holds 18% of the outstanding Cobratech common shares. Accordingly, this investment has been recorded at cost.

6.       EQUIPMENT AND LEASEHOLD IMPROVEMENTS

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)


                                                                    COST
                                           ------------------------------------------------------
                                                   MARCH 31                    DECEMBER 31
                                           ------------------------------------------------------
                                              2000           1999           1999            1998
                                                $              $              $               $
-------------------------------------------------------------------------------------------------
 Security equipment                           26,070           --           26,106           --
 Furniture and fixtures                      272,172        134,036        206,785         31,758
 Computer hardware                           832,158         83,689        367,301         47,371
 Computer software for internal use           96,525         13,819         32,703         13,162
 Leasehold improvements                      250,910         98,942        184,637           ---
-------------------------------------------------------------------------------------------------
                                           1,477,835        330,486        817,532         92,291
-------------------------------------------------------------------------------------------------
 Less accumulated depreciation               228,752         24,976        118,297         13,461
-------------------------------------------------------------------------------------------------
 NET BOOK VALUE                            1,249,083        305,510        699,235         78,830
=================================================================================================


7.       INTANGIBLE ASSETS


                                               MARCH 31, 2000
                                  ----------------------------------------
                                                ACCUMULATED      NET BOOK
                                     COST       AMORTIZATION       VALUE
                                      $              $               $
--------------------------------------------------------------------------
 Employee and consultants base     9,129,938        563,913      8,566,025
 Goodwill                          9,129,939        563,913      8,566,026
--------------------------------------------------------------------------
                                  18,259,877      1,127,826     17,132,051
==========================================================================

                                   ----------------------------------------
                                                 DECEMBER 31,
                                                    1999
                                   ----------------------------------------
                                                  ACCUMULATED      NET BOOK
                                     COST        AMORTIZATION       VALUE
                                       $               $              $
---------------------------------------------------------------------------
 Employee and consultants base     1,377,693         63,193       1,314,500
 Goodwill                          1,377,693         63,193       1,314,500
---------------------------------------------------------------------------
                                   2,755,386        126,386       2,629,000
===========================================================================


8.       SHARE CAPITAL

AUTHORIZED

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)



95,000,000 common shares at $0.001 par value, including exchangeable shares

5,000,000 preferred shares at $0.001 par value

COMMON STOCK ISSUED

During 1998, 400,000 restricted common shares were issued for services provided by two consultants in relation to the establishment of the capital structure of the Company. The shares were recorded at their estimated fair value of $200,000.

During 1999, the Company issued 141,000 and 11,999 common shares at $1.34 and $0.90 per common share respectively for a total of $199,739 in settlement of trade payables.

During 1999, the Company issued 207,548 common shares as per the contracted terms, at $0.53 per common share or $110,000 for settlement of amounts outstanding to two directors for services provided. The expense has been included in general and administration expense [See note 9].

COMMON STOCK HELD IN ESCROW

Effective November 3, 1999, the Company placed 1,385,546 common shares in escrow relating to the acquisition of Pace.

Upon entering into the 10% convertible debenture agreement [see note 10] the Company placed 9,500,000 common shares in escrow relating to the $2 million of financing. In addition, 1,071,429 shares and 357,143 common shares were placed in escrow relating to the purchasers' and agent's warrants issued in relation to the 10% convertible debenture agreement. Upon settlement of the convertible debentures November 1, 1999, all of these common shares were released from escrow [see note 10].

OPTIONS

The Company is authorized to grant employees options to purchase up to an aggregate of common stock not in excess of 20% of the common stock issued and outstanding, at prices based on the market price of the shares as determined on the date of grant.

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)



                                                                      WEIGHTED
                                      NUMBER OF      PRICE PER        AVERAGE
                                       OPTIONS         SHARE       EXERCISE PRICE
                                                         $               $
---------------------------------------------------------------------------------
 OUTSTANDING AT DECEMBER 31, 1998     1,667,000     0.15 - 0.69         0.41
---------------------------------------------------------------------------------
 Granted                              2,221,721     0.37 - 7.56         1.74
 Exercised                              (15,000)       0.15             0.15
 Cancelled                              (85,267)    0.15 - 0.98         0.41
---------------------------------------------------------------------------------
 OUTSTANDING AT DECEMBER 31, 1999     3,788,454     0.15 - 7.56         1.18
---------------------------------------------------------------------------------
 Granted                                361,964     6.25 - 13.25        8.90
 Exercised                              (88,333)    0.37 - 0.65         0.50
 Cancelled                              (61,884)    0.48 - 7.50         1.05
---------------------------------------------------------------------------------
 OUTSTANDING AT MARCH 31, 2000        4,000,201     0.15 - 13.25        1.95
=================================================================================


 The weighted average remaining contractual life and weighted average exercise price of options outstanding and of options exercisable as of March 31, 2000 were as follows:


                   OPTIONS OUTSTANDING                          Options exercisable
----------------------------------------------------------------------------------------
                                   WEIGHTED
                                    AVERAGE        WEIGHTED                     WEIGHTED
   RANGE OF        NUMBER OF       REMAINING       AVERAGE                      AVERAGE
   EXERCISE         OPTIONS       CONTRACTUAL      EXERCISE        SHARES       EXERCISE
    PRICES        OUTSTANDING     LIFE (YEARS)      PRICE       EXERCISABLE      PRICE
       $                                              $                            $
----------------------------------------------------------------------------------------
  0.15 - 0.40        458,500          3.31            0.26         286,167        0.21
  0.44 - 0.87      1,673,167          3.38            0.60       1,323,667        0.57
  1.44 - 2.72      1,383,241          3.15            1.84       1,081,970        1.70
  4.81 -12.81        441,123          4.40            8.04              --          --
     13.25            44,170          3.93           13.25              --          --
----------------------------------------------------------------------------------------


The fair value of each option granted to date is estimated on the date of grant using the Black Scholes option-pricing model with the following assumptions: expected volatility of 115% (December 31, 1999 - 151%; March 31, 1999 - 171%; December 31, 1998 - 153%), risk-free interest rate of 5.15% (December 31, 1999 - 4.87%; March 31, 1999 - 4.95%; December 31, 1998 - 4.0%); no payment of common share dividends for all years; and expected life of 3 years (December 31, 1999 - 3 years; March 31, 1999 - 10 years; December 31, 1998 - 10 years). Had compensation cost for these plans been determined based upon the fair value at grant date, consistent with the methodology prescribed in Statement of Financial

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)



Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net loss and net loss per common share for the period ended March 31, 2000 would have been $4,077,212 and $0.14 respectively (December 31, 1999 - $9,121,253 and $0.64; March 31, 1999 - $1,303,187 and $0.12; December 31, 1998 -
$3,324,618 and $0.45 respectively).

During 1999 the Company granted a total of 500,000 options to two officers of the Company at an exercise price of $1.88 per share which was calculated based on the previous three month's average price. The difference between the exercise price and the trading price on the day prior to the grant date, has been recognized as compensation expense for the year ended December 31, 1999.

The weighted average fair value of options granted during 2000 was $8.90 (1999 - $2.32; 1998 - $0.41).

WARRANTS ISSUED

During 1998, the Company had entered into a Put Option agreement with an investor which allowed the Company to require the investor to purchase up to 25,000,000 shares of the common stock of the Company. In addition, the investor was to be granted warrants to purchase up to 3,000,000 shares of common stock.

On April 26, 1999, the Company and the investor agreed to cancel the agreement in exchange for warrants to the investor to purchase up to 1,000,000 shares of common stock at an exercise price of $0.70 per share. The warrants expire April 15, 2002.

On June 21, 1999, the Company issued 1,000,000 share purchase warrants, which entitle the holder to purchase 1,000,000 common shares at $2.25 per share until June 30, 2001.

On November 1, 1999, the Company issued 411,765 share purchase warrants, which entitle the holder to purchase 411,765 common shares at $1.70 per share until November 30, 2002.

On December 31, 1999, the Company issued 2,176,418 share purchase warrants in connection with an issuance of 2,176,418 shares of common stock, which entitle the holder to purchase one-half of one share of common stock of the Company at an exercise price of $6.50 per share. As a financing fee, the Company issued 217,642 warrants to the placement agent, which entitle the agent to purchase one share of common stock at an exercise price of $4.25 per share. Each warrant will expire on March 29, 2003. If the share price of the Company exceeds $9.75 for 30 consecutive days any time after March 29, 2000, the Company, with 30 days notice, may repurchase these warrants at a price of $0.001 per warrant.

On February 23, 2000, the Company issued 294,119 share purchase warrants in connection with an issuance of 588,238 shares of common stock, which entitle the holder to purchase one half of one share

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)



of common stock of the Company at $6.50 per share. In addition, as a financing fee, the Company issued 58,824 warrants to the placement agent, which entitle the agent to purchase one share of common stock at an exercise price of $4.25 per share. Each warrant will expire on March 29, 2003.

9.       RELATED PARTY TRANSACTIONS

Unless otherwise noted, all related party transactions have been recognized at their exchange amounts. Amounts due to/from related parties consist of the following amounts:


                               MARCH 31,     DECEMBER 31,     DECEMBER
                                 2000            1999         31, 1998
                                  $                $              $
----------------------------------------------------------------------
 DUE FROM RELATED PARTIES
 Oxford Capital Corp.             65,921            --              --
 Bankton Financial Corp.          10,565            --              --
 Futurelink Corp.                     --         1,777          13,118
----------------------------------------------------------------------
                                  76,486         1,777          13,118
----------------------------------------------------------------------

 DUE TO RELATED PARTIES
 Officers and stockholders            --         4,821          43,588
 Futurelink Corp.                 19,760        42,888          32,175
 Willson Stationers Ltd.              --            --           1,352
 Directors                       154,384       124,384         120,000
----------------------------------------------------------------------
                                 174,144       172,093         197,115
----------------------------------------------------------------------

 DUE TO STOCKHOLDERS
 Bankton Financial Corp.              --            --          15,775
 Cameron Chell                     2,063         2,066           1,957
 Hampton Park Ltd.                    --            --          56,985
 Other stockholder               233,680            --              --
----------------------------------------------------------------------
                                 235,743         2,066          74,717
======================================================================


General and administration expense for the period ended March 31, 2000, includes $35,275 (March 31, 1999 - $nil; December 31, 1999 - $84,420; December 31, 1998 -
$76,612; December 31, 1997 - $nil) in fees associated with computer services provided by Futurelink Corp., an entity of which certain directors were also directors of the Company. The Company provided sales to Futurelink Corp. during the period

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)



ended March 31, 2000 in the amount of $nil (March 31, 999 - $1,175; December 31, 1999 - $1,777; December 31, 1998 - $13,118; December 31, 1997 - $nil).

General and administration expenses for the period ended March 31, 2000, include $nil (March 31, 1999 - $2,563; December 31, 1999 - $20,508; December 31, 1998 -
$8,035) paid to Willson Stationers Ltd., an entity of which certain directors were also directors and officers of the Company.

During the period ended March 31, 2000, the Company expensed fees of $95,235 (December 31, 1999 - $22,714) associated with and for the benefit of the launch of IT Florida.com, a government sponsored taskforce, the chairman of which is also a director of the Company.

For the period ended March 31, 2000, general and administration expense includes $125,000 (March 31, 1999 - $45,037; December 31, 1999 - $233,643; December 31,
1998 - $198,168; December 31, 1997 - $nil) of management fees to officers and stockholders of the Company for services provided. General and administration for the period ended March 31, 2000 includes $30,000 (March 31, 1999 - $32,499; December 31, 1999 - $124,384; December 31, 1998 - $33,333; December 31, 1997 -
$nil) of directors fees.

Due to stockholders represents advances received by the Company. The amount due to Hampton Park Ltd., a company owned by a stockholder, incurred interest at 8% per annum and was repaid in 1999. The remaining amount due to stockholders does not bear interest and has no set repayment terms.

General and administration expenses for the period ended March 31, 2000 include $233,680 of consulting services provided by a stockholder. The payable will be settled in common stock of the Company.

The Company entered into an agreement to lease premises from a stockholder who is also an officer and director of the Company, commencing on November 1, 1998, for a five year term. The minimum rent is $9.42 per square foot per annum with 9,920 square feet of net rentable area. Additional rent is estimated at $4.03 per square foot of net rentable area per annum. The net rent expense recognized for the period ended March 31, 2000, that has been included in general and administration expense, was $59,360 (March 31, 1999 - $5,986; December 31, 1999
- $129,611; December 31, 1998 - $3,991; December 31, 1997 - $nil). The Company
entered into a second lease agreement on April 1, 2000 to lease premises from a stockholder who is also an officer and director of the Company for a five year term. The minimum rent is $9.42 per square foot per annum with 7,500 square feet of net rentable area. Additional rent is estimated at $4.03 per square foot of net rentable area per annum. The net rent expense recognized for the year ended March 31, 2000 was $nil.

Oxford Capital Corp. is an entity whose shareholders are also shareholders of the Company.

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)





(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)



10.      CONVERTIBLE DEBENTURES


                                                                    MARCH 31,       DECEMBER        DECEMBER
                                                                      2000          31, 1999        31, 1998
                                                                        $               $               $
------------------------------------------------------------------------------------------------------------

 PRINCIPAL
 Net balance outstanding, beginning of period                             --          146,606             --
 Funds advanced to date                                                   --        1,100,000        420,000
 Debentures converted during the period                                   --       (1,246,606)      (210,000)
------------------------------------------------------------------------------------------------------------
                                                                          --               --        210,000
------------------------------------------------------------------------------------------------------------

 FINANCING FEES
 Fees paid on funds advanced to date                                      --         (110,000)       (42,000)
 Intrinsic value associated with equity component of debentures           --           33,329         11,760
 Fees paid through issuance of warrants to agent                          --         (341,538)       (85,714)
 Intrinsic value associated with equity component of debentures           --          110,027         24,000
 Amortization of financing fees to date                                   --           75,601          5,158
 Financing fees associated with debentures converted to date              --               --         21,117
 Amortization of financing fees on settlement of debt                     --         (232,581)            --
------------------------------------------------------------------------------------------------------------
                                                                          --               --        (65,679)
------------------------------------------------------------------------------------------------------------

 INTEREST EXPENSE
 Accrued interest expense                                                 --           77,323          2,285
 Interest expense converted on settlement of debt                         --          (77,323)            --
------------------------------------------------------------------------------------------------------------
 NET BALANCE OUTSTANDING, END OF PERIOD                                   --               --        146,606
------------------------------------------------------------------------------------------------------------

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)



In September, 1998 the Company entered into a debenture agreement to issue 10% convertible debentures up to a total of $2,000,000 which mature on October 31, 2001. The debentures were convertible, at the holders' option, into common shares of the Company at various prices as outlined in the agreement. The Company could prepay any or all of the outstanding principal amounts at any time, subject to the holders' right to convert into common shares. A financing fee of 10% was charged on the principal sum of each convertible debenture issued. Interest was payable in cash or common shares at maturity.

The agreement was amended in April, 1999 to include, among others, an increase in the amount available from $2,000,000 to $5,000,000 and a reduction of the financing fee to 8% on the additional amount available.

The Company issued $420,000 of debentures in 1998, and an additional $1,100,000 during 1999. Amounts of $118,462 and $617,867, in 1998 and 1999 respectively, representing the intrinsic value of the conversion option, were recorded as additional paid in capital with an offsetting charge to interest expense. The portion of $152,000 of financing fees associated with the equity component of the debentures were recorded as a reduction to paid in capital. The remainder, which were recorded as a reduction of the debenture principal, were being amortized on a straight-line basis over the life of the debentures.

At the time of initial funding in 1998, the Company issued 1,428,572 common share purchase warrants (357,143 to the agent and 1,071,429 to the ultimate subscriber of the issue). Each warrant granted the holder the right to purchase one common share of the Company at $0.28 until October 31, 2001. The estimated value of the subscriber warrants, in the amount of $342,857, was recorded as additional paid in capital as they were exercisable upon issuance. The warrants issued to the agent, with an estimated value of $85,714, were treated as a financing fee; the portion thereof associated with the equity component of the debenture ($24,000) was charged to additional paid in capital. The remainder was being amortized on a straight-line basis over the life of the debentures. The debenture amendment in April, 1999 included the issuance of an additional 923,077 warrants which granted the holder the right to purchase one common share of the Company at $0.65. The estimated value of these warrants, in the amount of $341,538 were recorded as additional paid in capital, reduced by an offsetting amount of $110,027 attributable to the equity component of the debenture. The remainder was charged as a discount to debt and was being amortized on a straight-line basis over the life of the debentures.

During 1998, $210,000 principal amount of debentures, together with $3,798 interest, was converted into 1,912,317 common shares.

Effective November 1, 1999 the Company settled the entire outstanding principal amount of the debentures in exchange for 3,157,712 common shares, at a recognized value of $1,091,348. Accrued

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)



interest and penalties were settled in exchange for 57,643 common shares valued at $404,943. As part of the settlement of the debt, the Company issued 1,428,572 common shares upon exercise of the 1,428,572 common stock purchase warrants, which were granted at the time of the initial funding of the debt. The warrants were exercised at the stated price of $0.28 per warrant. The Company also issued 751,648 shares of common stock upon exercise of the 923,077 common share purchase warrants, which were granted at the time of the amendment in April 1999. In exchange for issuing 171,429 fewer shares as per the exercise agreement terms, the warrant holders were not required to pay cash on the exercise of these warrants; accordingly, the original amount recognized as additional paid in capital has been reversed and $258,945 was recognized as financing expense.

11.      EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per common share is net loss for the period divided by the weighted average number of common shares outstanding. The effect on earnings
(loss) per share of the exercise of options and warrants, and the conversion of the convertible debentures is anti-dilutive.

The following table sets forth the computation of earnings (loss) per common share:


                                                     3 MONTH PERIOD ENDED                           YEAR ENDED
--------------------------------------------------------------------------------------------------------------------------------

                                                    MARCH 31,       MARCH 31,      DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                      2000            1999            1999             1998             1997
                                                        $               $               $                $                $
--------------------------------------------------------------------------------------------------------------------------------

 NET LOSS                                           (4,020,051)    (1,201,985)      (7,167,776)     (3,076,287)        (136,854)
--------------------------------------------------------------------------------------------------------------------------------
 BASIC AND DILUTED LOSS PER COMMON SHARE:
 Weighted average number of
 common shares outstanding                          28,774,888     10,670,321       14,342,053       7,405,421        4,000,000
--------------------------------------------------------------------------------------------------------------------------------
 NET LOSS PER COMMON SHARE -
 BASIC AND DILUTED                                      (0.14)         (0.11)           (0.50)          (0.42)           (0.03)
================================================================================================================================


12.      INCOME TAXES

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)



The income tax benefit differs from the amount computed by applying the U.S. federal statutory tax rates to the loss before income taxes for the following reasons:


                                                        3 MONTH PERIOD ENDED                         YEAR ENDED
---------------------------------------------------------------------------------------------------------------------------------
                                                       MARCH 31,      MARCH 31,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                         2000           1999           1999              1998             1997
                                                           $              $              $                 $                $
---------------------------------------------------------------------------------------------------------------------------------
                                                         (34%)          (34%)          (34%)             (34%)            (34%)

 Income tax benefit at U.S. statutory rate            (1,366,817)     (408,675)     (2,437,044)      (1,045,938)         (46,530)
 Increase (decrease) in taxes resulting from:
 Change in deferred tax asset valuation allowance      1,208,070       328,700       2,500,670        1,106,172           46,530
 Non-deductible expenses                                 327,375       141,663         322,810          128,162               --
 Foreign tax rate differences                           (205,789)      (61,688)       (368,588)        (188,396)              --
 State tax rate differences                              (12,649)           --           1,508               --               --
 Income not previously recognized                         36,534            --           2,439               --               --
 Foreign exchange                                         13,276            --         (21,795)              --               --
---------------------------------------------------------------------------------------------------------------------------------
 Income tax benefit                                           --            --              --               --               --
=================================================================================================================================

For financial reporting purposes, loss before income taxes includes the following components:




                                       3 MONTH PERIOD ENDED                          YEAR ENDED
-----------------------------------------------------------------------------------------------------------------

                                     MARCH 31,       MARCH 31,      DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                       2000            1999             1999            1998             1997
                                         $               $                $               $                $
-----------------------------------------------------------------------------------------------------------------
 Pre-tax loss:
          United States             (1,880,877)       (621,139)     (3,697,076)      (1,302,313)       (136,854)
 Foreign                            (2,139,174)       (580,846)     (3,470,700)      (1,773,974)             --
------------------------------------------------------------------------------------------------------------------
                                    (4,020,051)     (1,201,985)     (7,167,776)      (3,076,287)       (136,854)
===================================================================================================================


Future income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's future tax assets are as follows:

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)



                                                  MARCH 31,      DECEMBER 31,      DECEMBER 31,
                                                    2000            1999              1998
                                                      $               $                 $
----------------------------------------------------------------------------------------------
 Future tax assets:
         Net operating loss carryforwards         4,293,638        3,209,318          697,768
 Start-up costs                                      26,367           28,694           37,999
 Depreciation                                        94,053           45,549            5,807
         Organization costs                             723              591              394
         Debt issue costs                                --               --            5,137
     Finance costs                                   85,757               --               --
         Donations                                      878              435               --
         Software costs                             360,025          368,785          405,597
----------------------------------------------------------------------------------------------
 Net future tax assets                            4,861,441        3,653,372        1,152,702
 Valuation allowance                             (4,861,441)      (3,653,372)      (1,152,702)
----------------------------------------------------------------------------------------------
 Net future tax assets                                   --               --               --
==============================================================================================


The Company has provided a valuation allowance for the full amount of future tax assets in light of its history of operating losses since its inception.

At March 31, 2000, the Company has U.S. operating losses carried forward of $4,108,000 which expire as follows:

                                                        $
                                                    ---------
             2018                                     880,000
             2019                                   2,750,000
             2020                                     478,000

The availability of these loss carryforwards to reduce future taxable income could be subject to limitations under the Internal Revenue Code of 1986, as amended. Certain ownership changes can significantly limit the utilization of net operating loss carryforwards in the period following the ownership change. The Company has not determined whether such changes have occurred and the effect such changes could have on its ability to carry forward all or some of the U.S. net operating losses.


The Company has non-capital losses carried forward for Canadian income tax purposes of $6,470,000. These losses expire as follows:

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)


                                             $
                                         ---------
            2003                            46,000
            2004                             7,000
            2005                           884,000
            2006                         3,457,000
            2007                         2,076,000


13.      CAPITAL AND OPERATING LEASE OBLIGATIONS PAYABLE

The future minimum lease payments at March 31, 2000 under capital and operating leases are as follows:


                                                    Capital Leases     Operating Leases
---------------------------------------------------------------------------------------

 2000                                                   46,852               258,332
 2001                                                   62,469               311,188
 2002                                                   61,600               228,634
 2003                                                   51,886               163,180
 2004                                                   13,877                72,444
---------------------------------------------------------------------------------------
 Total future minimum lease payments                   236,683             1,033,777
                                                                           ---------
 Less: imputed interest                                (43,691)
--------------------------------------------------------------
 Balance of obligations under capital leases           192,992
 Less: current portion                                 (53,992)
--------------------------------------------------------------
 Long term obligation under capital leases             139,000
--------------------------------------------------------------


Rent expense was $85,452 for the period ended March 31, 2000 (March 31, 1999 - $40,327; December 31, 1999 - $269,004; December 31, 1998 - $29,637).

14.      NET CHANGE IN NON-CASH WORKING CAPITAL


                                                    3 MONTH PERIOD ENDED                        YEAR ENDED
                                                   MARCH 31,     MARCH 31,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                     2000          1999           1999              1998            1997
                                                       $             $              $                 $               $
----------------------------------------------------------------------------------------------------------------------------

 Accounts receivable                               (310,584)     (17,495)       (331,582)          (7,243)             --

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)


 Due from related parties                           (74,709)       2,410          11,341          (13,118)             --
 Prepaid expenses and deposits                     (136,109)      26,520          81,979         (132,956)         (7,500)
 Accounts payable and accrued liabilities           256,054      472,243         799,691          395,624          32,976
 Due to related parties                               2,051        5,189         (25,022)         197,115              --
----------------------------------------------------------------------------------------------------------------------------
                                                   (263,297)     488,867         536,407          439,422          25,476
 Attributable to investing activities                    --           --         257,214               --              --
----------------------------------------------------------------------------------------------------------------------------
 Attributable to operating activities              (263,297)     488,867         279,193          439,422          25,476
============================================================================================================================


15.      SEGMENTED INFORMATION

The Company's activities include professional security consulting services, integration and installation of secure information systems, and remote data storage and recovery services. The activities are conducted in one operating segment and are carried out in three geographic segments as follows:


                                                                    MARCH 31, 2000
-------------------------------------------------------------------------------------------------------
                                                 ALBERTA,        ONTARIO,        U.S.          TOTAL
                                                  CANADA         CANADA
                                                     $              $              $             $
-------------------------------------------------------------------------------------------------------
 LOSS INFORMATION
 Revenue                                           185,606        392,942        73,434         651,982
 Expenses                                        2,149,637        568,085       311,372       3,029,094
--------------------------------------------------------------------------------------------------------
                                                (1,964,031)      (175,143)     (237,938)     (2,377,112)
 Corporate overheads                                                                         (1,642,939)
--------------------------------------------------------------------------------------------------------
 Net loss                                                                                    (4,020,051)
--------------------------------------------------------------------------------------------------------
 SELECTED BALANCE SHEET INFORMATION
 Equipment and leasehold improvements            1,013,917         68,546       166,620       1,249,083
 Goodwill and employee and consultants base     14,732,667      2,060,858       338,526      17,132,051
--------------------------------------------------------------------------------------------------------

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)


                                          MARCH 31, 1999
----------------------------------------------------------------------------
                          ALBERTA,      ONTARIO,
                           CANADA       CANADA        U.S.          TOTAL
                              $            $           $              $
----------------------------------------------------------------------------
 LOSS INFORMATION
 Revenue                     3,047          --           --            3,047
 Expenses                  582,349          --           --          582,349
----------------------------------------------------------------------------
                          (579,302)         --           --         (579,302)
 Corporate overheads                                                (622,683)
----------------------------------------------------------------------------
 Net loss                                                         (1,201,985)
----------------------------------------------------------------------------

                                                                    DECEMBER 31, 1999
-------------------------------------------------------------------------------------------------------------
                                                  ALBERTA,         ONTARIO,
                                                   CANADA          CANADA              U.S.            TOTAL
                                                      $               $                  $               $
-------------------------------------------------------------------------------------------------------------
LOSS INFORMATION
Revenue                                             85,675          469,001           37,370          592,046
Expenses                                         3,414,558          610,966           11,098        4,036,622
-------------------------------------------------------------------------------------------------------------
                                                (3,328,883)        (141,965)          26,272       (3,444,576)
Corporate overheads                                                                                (3,723,200)
-------------------------------------------------------------------------------------------------------------
Net loss                                                                                           (7,167,776)
-------------------------------------------------------------------------------------------------------------
SELECTED BALANCE SHEET INFORMATION
Equipment and leasehold improvements               520,507           27,379          151,349          699,235
Goodwill and employee and consultants base            --          2,259,698          369,302        2,629,000
-------------------------------------------------------------------------------------------------------------

JAWS TECHNOLOGIES, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)


                                                             DECEMBER 31, 1998
-------------------------------------------------------------------------------------------------
                                            ALBERTA,      ONTARIO,
                                             CANADA        CANADA          U.S.           TOTAL

                                                $             $              $              $
LOSS INFORMATION
Revenue                                       29,068           --             --           29,068
Expenses                                   1,835,561           --             --        1,835,561
-------------------------------------------------------------------------------------------------
                                          (1,809,493)          --             --       (1,806,493)
Corporate overheads                               --           --             --        1,269,794
Net loss                                          --           --             --       (3,076,287)
-------------------------------------------------------------------------------------------------
SELECTED BALANCE SHEET INFORMATION
Equipment and leasehold improvements          77,090           --          1,740           78,830
-------------------------------------------------------------------------------------------------

16.      FINANCIAL INSTRUMENTS

Financial instruments comprising cash, term deposits, accounts receivable, amounts due to and from related parties, bank indebtedness, accounts payable and accrued liabilities, capital lease obligations, amounts due to related parties and amounts due to stockholders approximate their fair value. It is management's opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

17.      RECENT PRONOUNCEMENTS

In June, 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities", which will be effective for fiscal years beginning after June 15, 2000. The Company does not expect this pronouncement to have a material effect.

18.      SUBSEQUENT EVENTS

a) On April 20, 2000, the Company purchased 100% of the outstanding common shares of Nucleus Consulting, Inc. (Nucleus), a company incorporated in the State of Illinois, USA, in exchange for $250,000 and 142,857 shares of the Company with an ascribed value of $1,000,000. Nucleus provides consulting services related to data networking, telephony and mobile communications. There was also cash consideration paid of $750,000 into a trust to be released on the third, sixth

JAWS TECHNOLOGIES, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (all amounts are expressed in U.S. dollars)



(Amounts as at March 31, 2000, and for the three month periods ended March 31, 2000 and 1999, are unaudited)


         and nine month anniversaries of the closing of the transaction. In addition there is contingent share consideration of 285,714 commons shares of the Company at an ascribed value of $7.00 per share. Half of the common share consideration will be released if the actual revenues and earnings before interest and taxes for the year ended April 20,2001 equal or exceed $3,500,000 and $800,000 respectively and the remaining share consideration will be released if actual revenues and earnings for the year ended April 20, 2002 equal or exceed $5,250,000 and $1,200,000 respectively. The contingent share consideration has not been reflected in these consolidated financial statements, as the outcome of the contingent share consideration cannot be reasonably determined at this time. The additional share consideration will be recorded as employee and consultants base and goodwill as it becomes payable.

The acquisition will be accounted for using the purchase method. The aggregate purchase price of $2,300,000 will be allocated to the net assets acquired based on their estimated fair values, as follows:


                                                                      $
--------------------------------------------------------------------------------
 Net assets acquired                                                     362,890
 Goodwill                                                              1,937,110
--------------------------------------------------------------------------------
 NET ASSETS ACQUIRED                                                   2,300,000
================================================================================
 Consideration:
   142,857 common stock                                                1,000,000
   Cash                                                                1,000,000
   Acquisition costs                                                     300,000
--------------------------------------------------------------------------------
 TOTAL CONSIDERATION                                                   2,300,000
================================================================================


b) On May 30, 2000, the Company filed an S-1 Registration Statement to register 12,820,917 common stock of the Company.

                          INDEPENDENT AUDITORS' REPORT

To the Directors of Pace Systems Group

We have audited the accompanying balance sheets of Pace Systems Group as at July 31, 1999 and 1998 and the related statements of income (loss) and comprehensive income (loss) and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Corporation as at July 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Toronto, Canada,                          /s/ Ernst & Young LLP
October 1, 1999.                          Chartered Accountants

Pace Systems Group

                                 BALANCE SHEETS
                   [all amounts are expressed in Cdn. dollars]

As at July 31

                                                              1999             1998
                                                                $                $
                                                            --------         --------
            ASSETS

            Current
            Cash                                              12,734          236,125
            Accounts receivable                              350,831          193,813
            Income taxes recoverable                              --            2,238
                                                            --------         --------
            Total current assets                             363,565          432,176
                                                            --------         --------
            Fixed assets, net [note 2]                         9,870            6,129
                                                            --------         --------
                                                             373,435          438,305
                                                            ========         ========

            LIABILITIES AND STOCKHOLDERS' DEFICIENCY
            Current
            Accounts payable and accrued liabilities         129,045          542,501
            Due to related parties [note 4]                  262,854              605
                                                            --------         --------
            Total current liabilities                        391,899          543,106
                                                            --------         --------
            Commitment [note 6]

            Stockholders' deficiency
            Authorized
               100 common shares
            Issued
               100 common shares at $1 [note 3]                  100              100
            Deficit                                          (18,564)        (104,901)
                                                            --------         --------
            Total stockholders' deficiency                   (18,464)        (104,801)
                                                            --------         --------
                                                             373,435          438,305
                                                            ========         ========


See accompanying notes

Pace Systems Group

     STATEMENTs OF Income (Loss) and COMPREHENSIVE income (loss) and deficit
                   [all amounts are expressed in Cdn. dollars]

Years ended July 31

                                                          1999                1998
                                                            $                  $
                                                       ----------         ----------
            Revenue
            Consulting fees                             1,901,187          1,626,094
            Subcontracting [note 4]                     1,580,833          1,604,394
                                                       ----------         ----------
            Gross profit                                  320,354             21,700
                                                       ----------         ----------

            Expenses
            General and administrative                    232,198            116,392
            Depreciation                                    1,819              1,599
                                                       ----------         ----------
                                                          234,017            117,991
                                                       ----------         ----------
            Net income (loss) and comprehensive
               income (loss) for the year                  86,337            (96,291)

            Deficit, beginning of year                   (104,901)            (8,610)
                                                       ----------         ----------
            Deficit, end of year                          (18,564)          (104,901)
                                                       ==========         ==========

See accompanying notes

Pace Systems Group

                            STATEMENTs OF CASH FLOWS
                   [all amounts are expressed in Cdn. dollars]

Years ended July 31

                                                                                      1999            1998
                                                                                       $                $
                                                                                   --------          -------
                              OPERATING ACTIVITIES
            Net income (loss) and comprehensive income (loss) for the year           86,337          (96,291)
            Adjustments to reconcile net income (loss) to cash used
               in operating activities
               Depreciation                                                           1,819            1,599
            Net change in non-cash working capital balances
               related to operations [note 11]                                     (568,236)          69,284
                                                                                   --------          -------
            Cash used in operating activities                                      (480,080)         (25,408)
                                                                                   --------          -------

            INVESTING ACTIVITIES
            Purchase of fixed assets                                                 (5,560)              --
                                                                                   --------           ------
            Cash used in investing activities                                        (5,560)              --
                                                                                   --------           ------

            FINANCING ACTIVITIES
            Due to related parties                                                  262,249           (2,010)
                                                                                   --------          -------
            Cash provided by (used in) financing activities                         262,249           (2,010)
                                                                                   --------          -------

            Net decrease in cash during the year                                   (223,391)         (27,418)
            Cash, beginning of year                                                 236,125          263,543
                                                                                   --------          -------
            Cash, end of year                                                        12,734          236,125
                                                                                   ========          =======

See accompanying notes

                          NOTES TO FINANCIAL STATEMENTS
                   [all amounts are expressed in Cdn. dollars]

July 31, 1999 and 1998

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Pace Systems Group [the "Corporation"] was incorporated in 1986 under the laws of Ontario. The Corporation's purpose is providing consulting services to companies relating to information systems.

The accompanying financial statements reflect all adjustments which are, in the opinion of management, necessary to reflect a fair presentation for the years being presented.

These financial statements have, in management's opinion, been properly prepared in accordance with accounting principles generally accepted in the United States. The more significant accounting policies are summarized below:

Revenue recognition

Consulting fees are recognized when the services are rendered or earned.

Use of estimates

Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which would affect the amount of recorded assets, liabilities, revenue and expenses. Actual amounts could differ from these estimates.

Fixed assets

Fixed assets are recorded at cost less accumulated depreciation. Depreciation is provided on a declining balance basis at rates which are designed to amortize the cost of the assets over their estimated useful lives as follows:

Furniture and fixtures        20%
Computer hardware             30%

Income taxes

The Corporation accounts for deferred income taxes based on the liability method. Under the liability method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases measured using the substantially enacted tax rates and laws that will be in effect when the difference as reflected reverse.

Foreign currency translation

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the rates of exchange prevailing at the balance sheet dates. Non-monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at historic rates. Revenue and expenses denominated in foreign currencies are translated into Canadian dollars at the prevailing rates at the transaction dates. Exchange gains and losses are included in income.

Cash

Cash consists of cash on hand and balances with banks.

2.    FIXED ASSETS

Fixed assets consist of the following:


                                                         1999
                                                     ACCUMULATED    NET BOOK
                                           COST      DEPRECIATION     VALUE
                                             $             $             $
                                          ------        ------        ------
            Furniture and fixtures        67,949        58,340         9,609
            Computer hardware              1,279         1,018           261
                                          ------        ------        ------
                                          69,228        59,358         9,870
                                          ======        ======        ======


                                                         1998
                                                      ACCUMULATED    NET BOOK
                                           COST       DEPRECIATION    VALUE
                                             $             $             $
                                          ------        ------        ------
            Furniture and fixtures        62,388        56,632         5,756
            Computer hardware              1,279           906           373
                                          ------        ------        ------
                                          63,667        57,538         6,129
                                          ======        ======        ======

3.    SHARE CAPITAL

Share capital consists of the following:

                                     1999      1998
                                      $          $
                                     ----      ----
            Authorized
            100 common shares

            Issued
            100 common shares        100        100
                                     ===        ===

On August 20, 1999, the Articles of Incorporation were amended to change the amount of authorized common shares to unlimited.

4.    RELATED PARTY TRANSACTIONS

As at July 31, the Corporation has outstanding account balances with its shareholder and related party as follows:

                                          1999           1998
                                           $               $
                                        -------        -------
            1322669 Ontario Inc.        262,395             --
            Shareholder                     459            605
                                        -------        -------
                                        262,854            605
                                        =======        =======

The amount due to the shareholder is unsecured, non-interest bearing and is due on demand. 1322669 Ontario Inc. is wholly owned by the Corporation's sole shareholder.

Included in subcontracting expenses are expenses incurred with related parties as follows:

                                          1999          1998
                                            $             $
                                        -------        -------
            1322669 Ontario Inc.        413,050             --
            Shareholder's spouse          9,800         49,346
                                        -------        -------
                                        422,850         49,346
                                        =======        =======

5.    INCOME TAXES

The income tax benefit differs from the amount computed by applying the Canadian combined statutory tax rates to the income (loss) before income taxes for the following reasons:

                                                                 1999            1998
                                                                   $               $
                                                                -------         -------
            Income tax (benefit) at Canadian statutory rate      19,000         (22,000)
            Increase (decrease) in taxes resulting from:
            Deferred tax asset valuation allowance                   --          22,000
            Tax benefit of loss carryforwards                   (19,000)             --
                                                                -------         -------

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Corporation's deferred tax assets are as follows:

                                                        1999         1998
                                                          $             $
                                                        ----        -------
            Deferred tax assets (liabilities:

               Tax benefit of loss carryforwards          --         22,000
                                                        ----        -------
            Deferred tax assets net of liabilities        --         22,000
            Valuation allowance                           --        (22,000)
                                                        ----        -------
            Net deferred tax assets                       --             --
                                                        ====        =======

The Corporation has provided a valuation allowance for the full amount of deferred tax assets in light of its history of operating losses.

6.    COMMITMENT

The Corporation is committed to the following future minimum annual lease payments for leasing office space:

                                      $
                                  -------
            2000                   74,476
            2001                   74,476
            2002                   43,445
                                  -------
                                  192,397
                                  =======

Under the operating leases for office space, the Corporation is also required to pay for operating expenses. These amounts vary from year to year dependent upon usage and are, therefore, not included in the future minimum annual lease payments shown above.

7.    SEGMENTED INFORMATION

The Corporation's activities are conducted in one operating segment with all activities relating to development and sale of encryption software. To date, all the activities have occurred in Canada.

8.    FINANCIAL INSTRUMENTS

Financial instruments comprising cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value. It is management's opinion that the Corporation is not exposed to significant currency or credit risks arising from these financial instruments.

Credit risk

Accounts receivable are subject to concentration of credit risk. As at year end, 43% of accounts receivable is outstanding with two customers.

There is no allowance for doubtful accounts recorded for the years ended July 31, 1999 and 1998.

9.    RECENT PRONOUNCEMENTS

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities", the implementation of which has been delayed one year. The Corporation does not acquire derivatives or engage in hedging activities.

10.   STATEMENT OF CASH FLOWS

The net change in non-cash working capital balances related to operations consists of the following:

                                                  1999             1998
                                                    $                $
                                                --------         --------
            Accounts receivable                 (157,018)        (172,608)
            Income taxes recoverable               2,238           (2,238)
            Accounts payable and accrued        (413,456)         246,368
            liabilities
            Income taxes payable                      --           (2,238)
                                                --------         --------
                                                (568,236)          69,284
                                                ========         ========

11.   ECONOMIC DEPENDENCE

Approximately 29% of the Corporation's sales were made to two customers. These customers accounted for 24% of the Corporation's accounts receivable balance at year end.

Approximately 31% of the Corporation's subcontracting expenses were provided by two vendors. These vendors accounted for 23% of the Corporation's accounts payable and accrued liabilities balance at year end.

12.   SUBSEQUENT EVENT

In October 1999, the Corporation's sole shareholder agreed to sell all of the Corporation's issued shares to Jaws Technologies Inc. The Corporation has been dealing with Jaws Technologies Inc. as a customer in the ordinary course of business during 1999.

                                             FINANCIAL STATEMENTS

                                             Pace Systems Group
                                             Unaudited

                                             September 30, 1999 and 1998

Pace Systems Group

                                 BALANCE SHEETS
                   [all amounts are expressed in Cdn. dollars]

            AS AT SEPTEMBER 30                                      UNAUDITED        UNAUDITED
                                                                       1999             1998
                                                                         $                $
                                                                     --------         --------
            ASSETS
            Current
            Cash and cash equivalents                                 117,377          533,272
            Accounts receivable                                        60,636          165,762
            Income taxes recoverable                                   24,546               --
                                                                     --------         --------
            Total current assets                                      202,559          699,034
                                                                     --------         --------
            Fixed assets, net [note 2]                                  9,289            8,681
                                                                     --------         --------
                                                                      211,848          707,715
                                                                     --------         --------

            LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY)
            Current
            Accounts payable and accrued liabilities                  108,940          564,798
            Due to related parties [note 4]                           158,407              605
            Income taxes payable                                           --           64,762
                                                                     --------         --------
            Total current liabilities                                 267,347          630,165
                                                                     --------         --------
            Commitments [note 6]

            Stockholder's equity (deficiency)
            Authorized
               100 common shares
            Issued
               100 common shares at $1 [note 3]                           100              100
            Retained earnings (deficit)                               (55,599)          77,450
                                                                     --------         --------
            Total stockholder's equity (deficiency)                   (55,499)          77,550
                                                                     --------         --------
                                                                      211,848          707,715
                                                                     ========         ========

See accompanying notes

Pace Systems Group

                  STATEMENTS OF Income (Loss) and COMPREHENSIVE
                  INCOME (LOSS) AND RETAINED EARNINGS (DEFICIT)
                   [all amounts are expressed in Cdn. dollars]


               TWO-MONTH PERIODS ENDED SEPTEMBER 30                    UNAUDITED         UNAUDITED
                                                                          1999             1998
                                                                            $                $
                                                                        --------         --------
            REVENUE
            Consulting fees                                               24,240          450,662
            Subcontracting [note 4]                                       75,385          181,871
                                                                        --------         --------
                                                                         (51,145)         268,791
                                                                        --------         --------

            EXPENSES
            General and administrative                                     9,855           19,188
            Depreciation                                                     581              252
                                                                        --------         --------
                                                                          10,436           19,440
                                                                        --------         --------
            Income (loss) before income taxes                            (61,581)         249,351
            Provision for (recovery of) income taxes [note 5]            (24,546)          67,000
                                                                        --------         --------
            Net income (loss) and comprehensive
               income (loss) for the period                              (37,035)         182,351

            Deficit, beginning of period                                 (18,564)        (104,901)
                                                                        --------         --------
            Retained earnings (deficit), end of period                   (55,599)          77,450
                                                                        ========         ========

See accompanying notes

Pace Systems Group

                            STATEMENTS OF CASH FLOWS
                   [all amounts are expressed in Cdn. dollars]

            TWO-MONTH PERIODS ENDED SEPTEMBER 30                    UNAUDITED         UNAUDITED
                                                                       1999             1998
                                                                         $                $
                                                                     --------         --------
            OPERATING ACTIVITIES
            Net income (loss) and comprehensive income (loss)
               for the period                                         (37,035)         182,351
            Adjustment to reconcile net income (loss) to cash
            provided
               by operating activities
               Depreciation                                               581              252
            Net change in non-cash working capital balances
               related to operations [note 10]                        245,544          117,348
                                                                     --------         --------
            Cash provided by operating activities                     209,090          299,951
                                                                     --------         --------

            INVESTING ACTIVITIES
            Purchase of fixed assets                                       --           (2,804)
                                                                     --------         --------
            Cash used in investing activities                              --           (2,804)
                                                                     --------         --------

            FINANCING ACTIVITIES
            Due to related parties                                   (104,447)              --
                                                                     --------         --------
            Cash used in financing activities                        (104,447)              --
                                                                     --------         --------

            Net increase in cash during the period                    104,643          297,147
            Cash, beginning of period                                  12,734          236,125
                                                                     --------         --------
            Cash, end of period                                       117,377          533,272
                                                                     ========         ========

Pace Systems Group

                          NOTES TO FINANCIAL STATEMENTS
                   [all amounts are expressed in Cdn. dollars]

September 30, 1999                                                    Unaudited


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Pace Systems Group [the "Corporation"] was incorporated in 1986 under the laws of Ontario. The Corporation's purpose is providing consulting services to companies relating to information systems.

The accompanying financial statements reflect all adjustments which are, in the opinion of management, necessary to reflect a fair presentation for the periods being presented.

These financial statements have, in management's opinion, been properly prepared in accordance with generally accepted accounting principles in the United States. The more significant accounting policies are summarized below:

Revenue recognition

Consulting fees are recognized when the services are rendered or earned.

Use of estimates

Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which would affect the amount of recorded assets, liabilities, revenue and expenses. Actual amounts could differ from these estimates.

Fixed assets

Fixed assets are recorded at cost less accumulated depreciation. Depreciation is provided on a declining balance basis at rates which are designed to amortize the cost of the assets over their estimated useful lives as follows:

          Furniture and fixtures                   20%
          Computer hardware                        30%

Income taxes

The Corporation accounts for deferred income taxes based on the liability method. Under the liability method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases measured using the substantially enacted tax rates and laws that will be in effect when the differences as reflected reverse.

Foreign currency translation

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the rates of exchange prevailing at the balance sheet dates. Non-monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at historic rates. Revenue and expenses denominated in foreign currencies are translated into Canadian dollars at the rates prevailing at the transaction dates. Exchange gains and losses are included in income (loss) for the period.

Cash

Cash consists of cash on hand and balances with banks.

2. FIXED ASSETS

Fixed assets consist of the following:

                                                        1999
                                         -----------------------------------
                                                     ACCUMULATED    NET BOOK
                                          COST       DEPRECIATION     VALUE
                                            $             $             $
                                         ------        ------        ------
            Furniture and fixtures       67,949        58,660         9,289
            Computer hardware             1,279         1,279            --
                                         ------        ------        ------
                                         69,228        59,939         9,289
                                         ======        ======        ======



                                                        1998
                                         -----------------------------------
                                                     ACCUMULATED    NET BOOK
                                          COST       DEPRECIATION     VALUE
                                            $             $             $
                                         ------        ------        ------
            Furniture and fixtures        65,192        56,871         8,321
            Computer hardware              1,279           919           360
                                          ------        ------        ------
                                          66,471        57,790         8,681
                                          ======        ======        ======

3. SHARE CAPITAL

Share capital consists of the following:


                                    1999        1998
                                      $           $
                                     ---        ---
            Authorized
            100 common shares

            Issued
            100 common shares        100        100
                                     ===        ===

On August 20, 1999, the Articles of Incorporation were amended to change the amount of authorized common shares to unlimited.

4. RELATED PARTY TRANSACTIONS

As at September 30, the Corporation has outstanding account balances with its stockholder and related party as follows:

                                          1999           1998
                                            $              $
                                        -------        -------
            1322669 Ontario Inc.        157,948             --
            Stockholder                     459            605
                                        -------        -------
                                        158,407            605
                                        =======        =======

The amount due to the stockholder is unsecured, non-interest bearing and is due on demand. 1322669 Ontario Inc. is wholly-owned by the Corporation's sole stockholder.

Effective August 1, 1999 the Corporation assigned the contracts which earned consulting fees to Jaws Technologies Inc. [note 12]

5. INCOME TAXES

The income tax benefit differs from the amount computed by applying the Canadian combined statutory tax rates to the income (loss) before income taxes for the following reasons:

                                                                  1999            1998
                                                                    $               $
                                                                 -------         -------
            Income tax benefit at Canadian statutory rate        (24,546)         67,000
            Increase (decrease) in taxes resulting from:
               Deferred tax asset valuation allowance                 --              --
               Tax benefit of loss carryforwards                      --              --
                                                                 -------         -------
                                                                 (24,546)         67,000
                                                                 =======         =======

At the end of the period, no deferred tax asset or deferred tax liability had been recorded.

6. LEASE COMMITMENTS

The Corporation is committed to the following future minimum annual lease payments for leasing office space:

                                    $
                                -------
            2000                 62,063
            2001                 74,476
            2002                 55,858
                                -------
                                192,397
                                =======

Under the operating leases for office space, the Corporation is also required to pay for operating expenses. These amounts vary from year to year depending on usage and are therefore not included in the above lease payments.

7. SEGMENTED INFORMATION

The Corporation's activities are conducted in one operating segment with all activities relating to development and sale of encryption software. To date, all the activities have occurred in Canada.

8. FINANCIAL INSTRUMENTS

Financial instruments comprising cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value. It is management's opinion that the Corporation is not exposed to significant currency or credit risks arising from these financial instruments.

Credit risk

Accounts receivable are subject to concentration of credit risk. As at period end, 87% of accounts receivable is outstanding with three customers.

There is no allowance for doubtful accounts recorded for the two-month periods ended September 30, 1999 and 1998.

9. RECENT PRONOUNCEMENTS

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities", the implementation of which has been delayed one year. The Corporation does not acquire derivatives or engage in hedging activities.

10. STATEMENTS OF CASH FLOWS

                                                          1999             1998
                                                            $                $
                                                        --------         --------
            Accounts receivable                          290,195           28,051
            Income taxes recoverable                     (24,546)           2,238
            Accounts payable and accrued liabilities     (20,105)          22,297
                                                        --------         --------
            Income taxes payable                              --           64,762
                                                        --------         --------
                                                         245,544          117,348
                                                        ========         ========

11. ECONOMIC DEPENDENCE

100% of the Corporation's sales were made to three customers. These customers accounted for 47% of the Corporation's accounts receivable balance at period end.

Approximately 99% of the Corporation's subcontracting expenses were provided by seven vendors. These vendors accounted for 16% of the Corporation's accounts payable and accrued liabilities balance at period end.

12. SUBSEQUENT EVENT

In October 1999, the Corporation's sole stockholder agreed to sell all of the Corporation's issued shares to Jaws Technologies Inc. The Corporation has been dealing with Jaws Technologies Inc. as a customer in the ordinary course of business during 1999.

August 9, 1999 (except for note 13, which is as at January 28, 2000)

AUDITORS' REPORT

TO THE DIRECTORS OF OFFSITE DATA SERVICES LTD.

We have audited the balance sheets of OFFSITE DATA SERVICES LTD. as at June 30, 1999 and 1998 and the statements of loss and deficit and cash flows for each of the years in the three year period ended June 30, 1999, in our report dated August 9, 1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at June 30, 1999 and 1998 and the results of its operations and its cash flows for each of the years in the three year period ended June 30, 1999 in accordance with Canadian generally accepted accounting principles.

/s/PriceWaterhouseCoopers LLP
-----------------------------

CHARTERED ACCOUNTANTS

OFFSITE DATA SERVICES LTD.
Balance Sheets
--------------------------------------------------------------------------------
(expressed in Canadian dollars, unless otherwise noted)


                                                             DECEMBER 31,                   JUNE 30,
                                                             ------------        -----------------------------
                                                                 1999               1999               1998
                                                                   $                  $                  $
                                                             (UNAUDITED)
            ASSETS

            CURRENT ASSETS
            Cash and cash equivalents                            650,605            379,817             22,417
            Accounts receivable                                  151,578             77,473             45,326
            Share subscription receivable (note 8(h))             14,500                 --                 --
            License inventory (note 6)                            28,050             30,140             39,490
            Prepaid and deposits                                  18,622              4,241              4,540
                                                              ----------         ----------         ----------
                                                                 863,355            491,671            111,773
            DEFERRED INITIAL PUBLIC OFFERING COSTS                    --                 --             58,839

            CAPITAL ASSETS (note 3)                               87,430             50,415             41,412
                                                              ----------         ----------         ----------

                                                                 950,785            542,086            212,024
                                                              ----------         ----------         ----------

            LIABILITIES

            CURRENT LIABILITIES
            Accounts payable and accrued liabilities             142,573             54,605             59,683
            Current portion of long-term debt (note 5)               350              2,452              6,626
            Harbor License liability (note 6)                         --                 --              3,562
                                                              ----------         ----------         ----------
                                                                 142,923             57,057             69,871


            LONG-TERM DEBT (note 5)                                   --                 --              2,455
                                                              ----------         ----------         ----------
                                                                 142,923             57,057             72,326
                                                              ----------         ----------         ----------

            SHAREHOLDERS' EQUITY

            CAPITAL STOCK (note 8)                             2,558,211          1,520,038            704,665

            DEFICIT                                           (1,750,349)        (1,035,009)          (564,967)
                                                              ----------         ----------         ----------
                                                                 807,862            485,029            139,698
                                                              ----------         ----------         ----------
                                                                 950,785            542,086            212,024
                                                              ----------         ----------         ----------

OFFSITE DATA SERVICES LTD.
Statements of Loss and Deficit
--------------------------------------------------------------------------------
(expressed in Canadian dollars, unless otherwise noted)

                                    SIX MONTHS ENDED DECEMBER 31,                     YEARS ENDED JUNE 30,
                                    -----------------------------        --------------------------------------------
                                         1999             1998               1999             1998             1997
                                          $                 $                  $                $                $
                                    (UNAUDITED)        (UNAUDITED)
REVENUE
Backup services                         203,921           91,344            224,032          123,816           35,813
License sales                             5,015            5,865             13,830           15,235            6,155
                                     ----------         --------         ----------         --------         --------
                                        208,936           97,209            237,862          139,051           41,968

COST OF SALES                           150,599           87,576            215,948          116,266           60,080
                                     ----------         --------         ----------         --------         --------

GROSS MARGIN                             58,337            9,633             21,914           22,785          (18,112)
                                     ----------         --------         ----------         --------         --------

EXPENSES
General and administrative              483,338           74,182            251,118          172,652          144,002
Sales and marketing                     106,380           26,278             93,899           62,171           33,987
Technical services                       77,634           52,307            118,010           48,939           59,315
Corporate services                      106,325              995             28,929               --               --
                                     ----------         --------         ----------         --------         --------

                                        773,677          153,762            491,956          283,762          237,304
                                     ----------         --------         ----------         --------         --------

LOSS FOR THE PERIOD                    (715,340)        (144,130)          (470,042)        (260,977)        (255,416)

DEFICIT - BEGINNING OF PERIOD        (1,035,009)        (564,967)          (564,967)        (303,990)         (48,574)
                                     ----------         --------         ----------         --------         --------

DEFICIT - END OF PERIOD              (1,750,349)        (709,097)        (1,035,009)        (564,967)        (303,990)
                                     ----------         --------         ----------         --------         --------

LOSS PER SHARE                       ($    0.06)        ($  0.02)        ($    0.05)        ($  0.04)        ($  0.05)
                                     ----------         --------         ----------         --------         --------

OFFSITE DATA SERVICES LTD.
Statements of Cash Flows
--------------------------------------------------------------------------------
(expressed in Canadian dollars, unless otherwise noted)


                                                           SIX MONTHS ENDED
                                                              DECEMBER 31,                           YEARS ENDED JUNE 30,
                                                      -------------------------         ------------------------------------------
                                                         1999             1998             1999             1998             1997
                                                          $                $                $               $                 $
                                                      (UNAUDITED)     (UNAUDITED)
CASH PROVIDED BY (USED IN)

OPERATING ACTIVITIES
Loss for the period                                   (715,340)        (144,129)        (470,042)        (260,977)        (255,416)
Item not affecting cash
      Employee compensation (note 8(g))                150,000               --               --               --               --
      Amortization                                      12,625            7,300           18,507           16,613           14,558
      Loss on disposal of capital assets                    --               --               --               --            6,665
                                                      --------         --------         --------         --------         --------
                                                      (552,715)        (136,829)        (451,535)        (244,364)        (234,193)
Changes in non-cash working capital balances
      Accounts receivable                              (74,105)           1,914          (32,147)         (31,010)          (9,767)
      License inventory                                  2,090            3,410            9,350           10,890            3,630
      Prepaids and deposits                            (14,381)          (7,555)             299              288           (4,828)
      Accounts payable and accrued liabilities          87,968           80,448           (5,078)           2,432           47,684
                                                      --------         --------         --------         --------         --------
                                                      (551,143)         (58,612)        (479,111)        (261,764)        (197,474)
                                                      --------         --------         --------         --------         --------

FINANCING ACTIVITIES
Initial public offering costs                               --               --               --          (58,839)              --
Increase (decrease) in long-term debt                   (2,102)          (3,565)          (6,629)         (10,328)           1,993
Repayment of Harbor license liability                       --           (3,562)          (3,562)         (27,050)         (24,607)
Issuance of capital stock, net of share
     issue costs                                       873,673           49,379          874,212          394,659          250,000
Repayment of  shareholder loans                             --               --               --           (2,199)              --
                                                      --------         --------         --------         --------         --------
                                                       871,571           42,252          864,021          296,243          227,386
                                                      --------         --------         --------         --------         --------
INVESTING ACTIVITIES
Purchase of capital assets                             (49,640)          (1,060)         (27,510)          (8,842)         (32,811)
                                                      --------         --------         --------         --------         --------

INCREASE (DECREASE) IN CASH DURING THE PERIOD          270,788          (17,420)         357,400           25,637           (2,899)

CASH AND CASH EQUIVALENTS (BANK OVERDRAFT) -
      BEGINNING OF PERIOD                              379,817           22,417           22,417           (3,220)            (321)
                                                      --------         --------         --------         --------         --------

CASH AND CASH EQUIVALENTS (BANK OVERDRAFT) -
      END OF PERIOD                                    650,605            4,997          379,817           22,417           (3,220)
                                                      --------         --------         --------         --------         --------

INTEREST PAID ON LONG-TERM DEBT                             59              365              842            3,574            6,072
                                                      --------         --------         --------         --------         --------

OFFSITE DATA SERVICES LTD.
Notes to Financial Statements
Information as at and for the periods ended
December 31, 1999 and 1998 is unaudited
--------------------------------------------------------------------------------
(expressed in Canadian dollars, unless otherwise noted)

1.    NATURE OF BUSINESS

      638279 Alberta Ltd. ("the company") was incorporated under the Business Corporations Act (Alberta) on January 10, 1995. The name of the company was changed to OffSite Data Services Ltd. on June 1, 1995 and the company commenced commercial operations on July 1, 1995. The company offers fully automated data backup, retrieval and storage services of mission critical computer data. The company has entered a software license distribution agreement (note 6) and it is currently in the process of establishing a market and client base for its operations.

2.    ACCOUNTING POLICIES

      a)    LICENSE INVENTORY

            License inventory is recorded at the lower of cost and net realizable value.

      b)    DEFERRED INITIAL PUBLIC OFFERING COSTS

            Costs associated with the initial public offering have been recorded against capital stock.

      c)    CAPITAL ASSETS

            Capital assets are recorded at cost, less accumulated amortization. Amortization is provided for over the estimated useful life of the assets at annual rates as follows, using the declining balance method except for the first year for which only one half of this amortization is recorded:

            Computer equipment                        30%    declining balance
            Computer equipment under capital lease    30%    declining balance
            Furniture and fixtures                    30%    declining balance
            Software licenses                         20%    straight-line

      d)    REVENUE RECOGNITION

            Revenues from back-up services and consulting are recognized in the period in which the services are rendered. Revenues from license sales, representing one-time fees, are recognized on delivery and installation of the software.

      e)    INCOME TAXES

            The company follows the tax allocation method of accounting for income taxes. Provision is made for deferred income taxes applicable to timing differences arising between taxable income and income reported in the financial statements.

      f)    LOSS PER SHARE

            Earnings per share are computed based on the weighted average basic number of shares outstanding for the period. The weighted average shares outstanding at December 31, 1999 are 12,431,275 (December 31, 1998 - 7,478,300) June 30, 1999 - 8,841,220; June 30, 1998 -
            6,274,550; June 30, 1997 - 5,002,740. Fully diluted earnings per share, which are affected by stock options, are not materially different from basic earnings per share.

      g)    CASH AND CASH EQUIVALENTS

            Cash comprises cash on hand and demand deposits. Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value.

OFFSITE DATA SERVICES LTD.
Notes to Financial Statements
Information as at and for the periods ended
December 31, 1999 and 1998 is unaudited
--------------------------------------------------------------------------------
(expressed in Canadian dollars, unless otherwise noted)

3.    CAPITAL ASSETS

                                                                      DECEMBER 31, 1999 (UNAUDITED)
                                                             ----------------------------------------------
                                                                            ACCUMULATED
                                                              COST          AMORTIZATION     NET BOOK VALUE
                                                                $                 $                $
                                                             -------           ------           ------
            Computer equipment                                94,299           34,740           59,559
            Computer equipment under capital lease             9,370            7,772            1,598
            Furniture and fixtures                            24,333            3,449           20,884
            Software licenses                                 29,448           24,059            5,389
                                                             -------           ------           ------

                                                             157,450           70,020           87,430
                                                             -------           ------           ------

                                                                              JUNE 30, 1999
                                                             ----------------------------------------------
                                                                            ACCUMULATED
                                                              COST          AMORTIZATION     NET BOOK VALUE
                                                                $                 $                $
                                                             -------           ------           ------
            Computer equipment                                63,692           26,931           36,761
            Computer equipment under capital lease             9,370            7,490            1,880
            Furniture and fixtures                             5,514            2,174            3,340
            Software licenses                                 29,234           20,800            8,434
                                                             -------           ------           ------

                                                             107,810           57,395           50,415
                                                             -------           ------           ------


                                                                              JUNE 30, 1998
                                                             -------------------------------------------
                                                                            ACCUMULATED
                                                              COST          AMORTIZATION         NET
                                                                $                 $                $
                                                             -------           ------           ------
            Computer equipment                               39,628           15,864           23,764
            Computer equipment under capital lease           11,454            6,684            4,770
            Furniture and fixtures                            3,738            1,561            2,177
            Software licenses                                25,476           14,775           10,701
                                                             ------           ------           ------

                                                             80,296           38,884           41,412
                                                             ------           ------           ------

4.    BANK OVERDRAFT

      The company has an overdraft facility, which can be drawn to a maximum of $25,000 and bears interest at prime plus 1.5%. A Guaranteed Investment Certificate in the amount of $20,000 is pledged as collateral in the event the facility is drawn upon. At December 31, 1999, the overdraft balance was $nil (June 30, 1999 - $Nil; June 30, 1998 - $Nil).

5.    LONG-TERM DEBT

                                                                            DECEMBER 31,
                                                                            (UNAUDITED)             JUNE 30,
                                                                            ------------     ---------------------
                                                                                1999           1999           1998
                                                                                  $              $              $
            Small business investment loan bearing interest at prime
                 plus 1.25% in year one and prime plus 2.5% in years 2
                 and 3, collateral provided by computer equipment,
                 repayable in monthly instalments of $350, plus
                 interest to January, 2000                                       350          2,452          6,656

            Small business investment loan bearing interest at prime
                 plus 2.5%, collateral provided by computer equipment,
                 repayable in monthly instalments of $244 plus
                 interest to April 1999                                           --             --          2,425

            Obligations under capital lease with implicit interest at
                 9.5%, collateral provided by computer equipment under
                 capital lease, repayable in blended monthly
                 instalments of $546 to December 31, 1997                         --             --             --
                                                                              ------         ------         ------

                                                                                 350          2,452          9,081
            Less:  Current portion                                              (350)        (2,452)        (6,626)
                                                                              ------         ------         ------

                                                                                  --             --          2,455
                                                                              ------         ------         ------

OFFSITE DATA SERVICES LTD.
Notes to Financial Statements
Information as at and for the periods ended
December 31, 1999 and 1998 is unaudited
--------------------------------------------------------------------------------
(expressed in Canadian dollars, unless otherwise noted)

6.    HARBOR LICENSE INVENTORY AND LIABILITY

      In August 1995, the company purchased 500 Harbor workstation software licenses which were recorded as inventory and are being charged to cost of sales upon installation of the software at a customer site. The company currently has an international licensing agreement with Beta Systems Canada Ltd. (formerly Harbor Systems Management Ltd.) for the Harbor product for a five-year period commencing August 16, 1998, with a five-year renewal option. The agreement provides for monthly maintenance charges to Beta on installed software.

      The purchase of the inventory was financed over a three-year period. Repayments were made in monthly instalments of $2,400 to August 1998. The interest component of this liability was approximately 9.5% which was equal to the bank borrowing rate available to the company at the time of acquisition. Collateral for the financing was provided by the software licenses acquired through this financing.

                                          DECEMBER 31,
                                          (UNAUDITED)          JUNE 30,
                                          ------------   ------------------
                                             1999        1999          1998
                                               $           $            $
            Harbour license liability          --          --         3,562
            Less:  Current portion             --          --        (3,562)
                                             ----        ----        ------


7.    RELATED PARTY TRANSACTIONS

      For the period ended December 31, 1999, the company paid $9,000 (December 31, 1998 - $18,359; June 30, 1999 - $45,056; June 30, 1998 - $5,600; June
      30, 1997 - $nil) in consulting fees to a company owned by a principal shareholder.

      During 1997, management services were provided by the principal shareholders at no cost to the company. No recognition of these services has been given in these financial statements.

      At June 30, 1997, amounts due to shareholders were the result of expenditures made on behalf of the company, and were non-interest bearing and payable on demand.

8.    CAPITAL STOCK

      Authorized Unlimited number of common shares Unlimited number of preferred shares

      Common shares issued

                                                                         NUMBER OF            AMOUNT
                                                                           SHARES                $
            Balance - June 30, 1997                                      6,000,000            310,006
                 Private placement for cash                              1,131,598            396,059
                 Repurchase of shares                                       (4,000)            (1,400)
                                                                       -----------         ----------

            Balance - June 30, 1998                                      7,127,598            704,665
                 Private placement for cash                                168,286             58,900
                 Additional proceeds from founding shareholders                 --             34,994
                 (note (a))
                 Redemption of Special A shares (note (b))              (1,299,884)          (454,959)
                 Redemption of Special B shares (note (b))                (996,000)          (248,600)
                 Exercise of special warrants (note (b))                 2,815,838            703,559
                 Initial Public Offering (note (c))                      3,200,000            800,000
                 Over Allotment Option (note (c))                          320,000             80,000
                 Exercise of "A" Warrants                                  264,500             66,125
                 Exercise of "B" Warrants                                   11,750              4,700
                 Exercise of stock options                                  49,000             12,250
                 Share issue costs                                              --           (241,596)
                                                                       -----------         ----------

            Balance - June 30, 1999                                     11,661,088          1,520,038
                 Exercise of "A" warrants                                1,130,919            282,730
                 Exercise of "B" warrants                                  839,900            335,960
                 Share issuance to employee (note (g))                     500,000            250,000

OFFSITE DATA SERVICES LTD.
Notes to Financial Statements
Information as at and for the periods ended
December 31, 1999 and 1998 is unaudited
--------------------------------------------------------------------------------
(expressed in Canadian dollars, unless otherwise noted)


                 Exercise of stock options                                 584,611            169,483
                                                                       -----------         ----------

            Balance - December 31, 1999 (unaudited)                     14,716,518          2,558,211
                                                                       -----------         ----------


a)    ADDITIONAL PROCEEDS FROM FOUNDING SHAREHOLDERS

      On October 27, 1998, the company's founding shareholders contributed $34,994 of additional equity to the company to be attached to the issued and outstanding founders' common shares.

b)    REORGANIZATION OF CAPITAL STOCK

      On October 22, 1998, the shareholders of the company signed a special resolution relating to the reorganization (the "Reorganization") of the share capital of the company. Pursuant to the Reorganization:

      i) An unlimited number of Special A, Special B and Common A shares were created.

      ii) Each one outstanding common share issued at a price of $0.35 was exchanged for 1.4 Special A shares and each one outstanding common shares issued at a price of $0.25 was exchanged for one Special B share.

      Immediately after being issued, each Special A share and each Special B share was redeemed by the Corporation at a deemed redemption price of $0.25 per share, which redemption price was paid by the issuance of one Special Warrant. Each Special Warrant entitles the holder to acquire upon exercise or deemed exercise, at no additional cost, one common share and one half of one A Warrant on or before the "Expiry Time", which is the earlier of:

      (a) seven business days after the date upon which the final receipt for a final version of the prospectus is issued by the Commissions in the qualifying jurisdictions; or

      (b) an order that permits the common shares and A Warrants issuable upon the exercise or deemed exercise of the Special Warrants to be freely tradable, has been obtained from the Commissions in the qualifying jurisdictions.

      Any Special Warrants which are not exercised by the Expiry Time will be deemed to have been exercised on the Expiry Time.

      Each whole A Warrant entitles the holder thereof to acquire one common share at a price of $0.25 per share for a period ending nine months from the completion of the offering (see note c)).

      Each one outstanding common share issued at a price that was less than $0.25 was exchanged for one Common A share.

      Immediately after being issued, each Common A share was exchanged for one common share.

c)    INITIAL PUBLIC OFFERING

      Pursuant to an Initial Public Offering ("IPO") dated February 25, 1999, the company sold 3,200,000 units of the company at an offering price of $0.25 per unit. Each unit consists of one common share and one-half common share purchase warrant ("B Warrant"). Each whole B Warrant entitles the holder thereof to acquire one common share at a price of $0.40 per share for a period ending one year from the date of completion of the offering.

      In addition, the IPO qualified for distribution:

      i) 2,815,838 common shares and 1,407,919 A Warrants issuable upon the exercise of 2,815,838 Special Warrants (see note a)).

      ii) 320,000 common shares and 160,000 B Warrants underlying the Agent's Option to purchase 320,000 units at a price of $0.25 per unit, exercisable for a period ending two years following the listing of the company's common shares and B Warrants on the Alberta Stock Exchange.

      iii) 320,000 common shares and 160,000 B Warrants underlying the over-allotment option to purchase 320,000 units at a price of $0.25 per unit for a period expiring thirty days following the closing date of this offering to cover over-allotments.

OFFSITE DATA SERVICES LTD.
Notes to Financial Statements
Information as at and for the periods ended
December 31, 1999 and 1998 is unaudited
--------------------------------------------------------------------------------
(expressed in Canadian dollars, unless otherwise noted)

      iv) 1,101,584 common shares underlying stock options to purchase common shares at a price of $0.25 per share to be granted to directors, officers, employees and consultants of the company.

d)    STOCK OPTIONS

      At December 31, 1999, options were outstanding to purchase 944,584 common shares (June 30, 1999 - 1,037,584; June 30, 1998 - nil; June 30, 1997 -
      nil) at a price of $0.25 to $0.43 per share. These options expire on March 15, 2004. During the period July 1 to December 31, 1999, 171,611 options were granted (June 30, 1999 - 1,101,584; June 30, 1998 - nil; June 30,
      1997 - nil) 264,611 options (June 30, 1999 - 49,000; June 30, 1998 - nil;
      June 30, 1997 - nil) were exercised and nil (June 30, 1999 - 15,000; June 30, 1998 - nil; June 30, 1997 - nil) were cancelled.

e)    AGENT UNIT OPTIONS

      At December 31, 1999, the company's agent had options to purchase nil (June 30, 1999 - 320,000; June 30, 1998 nil; June 30, 1997 - nil) common shares with an exercise price of $0.25 per share. During the period July 1 to December 31, 1999, 320,000 options (June 30, 1999, June 30, 1998, and
      June 30, 1997 - nil) were exercised. With each exercised option, the agent will also receive one-half of a warrant. Each warrant enables the holder to purchase one common share for $0.40.

f)    WARRANTS

                                                                                       OTHER WARRANTS
                                                      A WARRANTS         B WARRANTS       (NOTE 8(g))        TOTAL
                                                      ----------         ----------       -----------        -----
            Issue of warrant on initial public
               offering                                1,407,919          1,920,000              --         3,327,919
            Exercised                                    264,500             11,750              --           276,250
                                                      ----------         ----------         -------        ----------
            Balance - June 30, 1999                    1,143,419          1,908,250              --         3,051,669
            Granted                                           --                 --         500,000           500,000
            Exercised                                 (1,130,919)          (839,900)             --        (1,970,819)
            Expired                                      (12,500)                --              --           (12,500)
                                                      ----------         ----------         -------        ----------
            Balance - December 31, 1999 (unaudited)           --          1,068,350         500,000         1,568,350
                                                      ----------         ----------         -------        ----------

                    The B warrants expire on March 15, 2000.

g)    SHARE ISSUANCE TO EMPLOYEE

      In accordance with the terms of an employee agreement dated July 27, 1999, the Chairman and Chief Executive Officer of the company purchased 500,000 units of the company for a price of $0.38 per unit which represented a 25% discount to the trading price of the common shares. Each unit consists of one common share and one share purchase warrant. The warrants entitle the holder to acquire one common share for $0.50 per share until August 2001 if certain criteria are met and at $0.55 per share if such criteria are not met. The common shares were issued in September 1999. The company loaned the employee $90,000 to purchase a portion of the shares. At the same date the company declared a bonus of $90,000 to the employee which will be applied in stages against the loan. The balance of $100,000 was paid in cash by the employee in October and November 1999 and is reflected as a share subscription receivable at September 30, 1999.

      The common share discount ($60,000) and the bonus ($90,000) have been accounted for as general and administrative salary expense for the six months ended December 31, 1999.

h)    SHARE SUBSCRIPTION RECEIVABLE

      The share subscription receivable at December 31, 1999 was non-interest bearing, unsecured and due on demand.

9     INCOME TAX LOSSES

      The following table reconciles income taxes calculated at the statutory rate with the income tax provision in the financial statements.

OFFSITE DATA SERVICES LTD.
Notes to Financial Statements
Information as at and for the periods ended
December 31, 1999 and 1998 is unaudited
--------------------------------------------------------------------------------
(expressed in Canadian dollars, unless otherwise noted)

                                                                        SIX MONTHS ENDED                          YEAR ENDED
                                                                    DECEMBER 31, (UNAUDITED)                       JUNE 30,
                                                            ---------------------------------------        ------------------------
                                                              1999           1998            1999            1998            1997
                                                                $              $               $               $               $
            Provision for income taxes at the
                 statutory rate (44.6%; 1998 - 44.6%)       (319,042)       (64,282)       (209,639)       (116,396)       (113,916)
                                                            --------        -------        --------        --------        --------
            Benefit of losses not recognized                 319,042         64,282         209,639         116,396         113,916
                                                            --------        -------        --------        --------        --------


    The company has approximate non-capital tax losses available for carryforward against future taxable income as follows:

                                  AMOUNT      AVAILABLE
              YEAR OF LOSS           $          UNTIL
              ------------      ---------       -----
                 1999             513,200       2006
                 1998             261,000       2005
                 1997             249,700       2004
                 1996              45,600       2003
                                ---------
                                1,069,500
                                =========


      These losses are subject to Revenue Canada audit. The future benefit of these losses has not been recognized in these financial statements.

10    FINANCIAL INSTRUMENTS

      The company's financial instruments recognized in the balance sheet consist of cash and short-term deposits, accounts receivable, accounts payable and accrued liabilities, long-term debt and Harbor License Liability.

      The estimated fair values of long-term debt and Harbor License Liability are not materially different from their carrying values. The fair values of all other financial instruments approximate their carrying values due to their short-term maturity.

11    UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

      The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers, or other third parties, have been fully resolved.

12    COMPARATIVE NUMBERS

      Where necessary, information provided for comparative purposes has been reclassified to conform with the financial statement format adopted in the current year.

13    TERMS OF THE TRANSACTION WITH JAWS TECHNOLOGIES, INC.

      Effective January 28, 2000, Jaws Technologies Inc., through its wholly owned subsidiary, Jaws Acquisition Corp., acquired all of the common shares and certain warrants of the company on the basis of 0.3524 exchangeable shares of Jaws Acquisition Corp. for each common share of the company and one exchangeable share purchase warrant of Jaws Acquisition Corp. for each common share purchase B warrant of the company.

14    GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES

      The financial statements have been prepared in accordance with accounting principles generally accepted in Canada (Canadian GAAP). These principles conform in all material respects to accounting principles generally accepted in the United States (U.S. GAAP) except as follows:

      a)    STATEMENT OF LOSS AND DEFICIT

OFFSITE DATA SERVICES LTD.
Notes to Financial Statements
Information as at and for the periods ended
December 31, 1999 and 1998 is unaudited
--------------------------------------------------------------------------------
(expressed in Canadian dollars, unless otherwise noted)

                                            SIX MONTHS ENDED
                                               DECEMBER 31,                                YEAR ENDED
                                               (UNAUDITED)                                   JUNE 30,
                                         -------------------------         ------------------------------------------
                                           1999             1998             1999             1998             1997
                                             $                $                $                $                $
                                         --------         --------         --------         --------         --------
            Loss for period in
                  accordance with
                  Canadian GAAP          (715,340)        (144,130)        (470,042)        (260,977)        (255,416)

            Impact of U.S.
                  adjustments
                  Stock based
                 compensation(c)               --               --          (61,142)              --               --
                                         --------         --------         --------         --------         --------

            Loss for the period
                  and
                  comprehensive
                  loss in
                  accordance with
                  U.S. GAAP              (715,340)        (144,130)        (531,184)        (260,977)        (255,416)
                                         --------         --------         --------         --------         --------

      b) The liability method of accounting for income taxes is followed under U.S. GAAP which requires that the components of the net deferred tax asset or liability be disclosed as follows:


                                                             DECEMBER 31,
                                                             (UNAUDITED)              JUNE 30,
                                                             ------------      -------------------------
                                                                1999             1999            1998
                                                                  $                $               $
            Net book value of capital assets in excess
                 of tax basis                                    1,330            1,330            1,471
            Loss carryforwards                                 796,039          476,997          248,110
            Share issue costs                                   86,201           86,201               --
                                                              --------         --------         --------

                                                               883,570          564,528          249,581
            Less: Valuation allowance                         (883,570)        (564,528)        (249,581)
                                                              --------         --------         --------
                                                                    --               --               --
                                                              --------         --------         --------

            The company has provided a valuation allowance for the full amount of deferred tax assets in light of its history of operating losses since its inception.

      c)    STOCK-BASED COMPENSATION

            Under US GAAP, the company follows APB Opinion No. 25 to account for options issued to employees, whereby the intrinsic value method is used to determine the cost associated with the granting of stock options to employees. Under this method, the amount by which the market price of the underlying shares exceeds the exercise price of the options is accounted for as compensation expense over the periods in which services are rendered. Accordingly, since stock options to employees were granted at the quoted market value for the company" common shares at the date of the grant, there is no stock-based compensation cost recognized by the company. This treatment is consistent with Canadian GAAP.

            Under FASB Statement No. 123, all transactions with non-employees in which equity instruments are issued in exchange for goods or services should be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. In the company's case, the fair values of the equity instruments issued were used. Under US GAAP, the methodology for calculating the fair value of equity instruments issued requires the use of an option-pricing model whereas, under Canadian GAAP, the methodology for calculating fair value is unspecified and has been determined using the intrinsic value method. Under US GAAP, stock options issued to service providers are recorded at their fair market value using the Black-Scholes option-pricing model at the date of the grant and this amount is charged to operations over the periods in which services are rendered.

                          INDEPENDENT AUDITORS' REPORTS



Board of Directors

Nucleus Consulting, Inc.

Chicago, Illinois

We have audited the accompanying balance sheets of Nucleus Consulting, Inc. as of December 31, 1999 and 1998, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nucleus Consulting, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with United States generally accepted accounting principles.

February 10, 2000


/s/ Klayman & Korman, LLC
---------------------------------
Klayman & Korman, LLC

                            NUCLEUS CONSULTING, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998


                                     ASSETS


                                                         1999             1998
                                                       --------         --------

Current Assets
     Cash                                                               $ 85,594
     Accounts receivable                               $371,584          321,184
     Prepaid expenses                                       807            3,465
                                                       --------         --------

Total Current Assets                                    372,391          410,243

Property and equipment,
     net of accumulated depreciation                     78,186          107,467
                                                       --------         --------

Other assets
    Security deposit                                      4,485            4,485
                                                       --------         --------

                      Total Assets                     $455,062         $522,195
                                                       ========         ========


                      See notes to the financial statements

                            NUCLEUS CONSULTING, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998


                      LIABILITIES AND STOCKHOLDERS' EQUITY




                                                                 1999           1998
                                                              ---------      ---------
Current liabilities
     Bank overdraft                                           $   9,791
     Line of credit                                                          $  97,000
     Current portion of long-term debt                                          20,000
     Accounts payable                                           132,302        353,620
     Accrued expenses                                            29,100         18,322
     Due to officer                                              22,697
     Income taxes payable                                        88,000
     Deferred income taxes                                       76,000
                                                              ---------      ---------

              Total current liabilities                         357,890        488,942
                                                              ---------      ---------


Long-term liabilities
     Line of credit                                                             97,000
     Long-term debt                                                             45,000
     Deferred income taxes                                        5,000
                                                              ---------      ---------

              Total long-term liabilities                         5,000        142,000
                                                              ---------      ---------

Stockholders' equity                                             92,172       (108,747)
                                                              ---------      ---------

              Total liabilities and stockholders' equity      $ 455,062      $ 522,195
                                                              =========      =========



                      See notes to the financial statements

                            NUCLEUS CONSULTING, INC.
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998






                                                    1999                              1998
                                      -----------------------------     --------------------------------
                                                           Percent                              Percent
                                                             of                                   of
                                         Amount            Revenues        Amount               Revenues
Revenues                              $ 3,434,719           100.0%        1,099,205               100.0%
Operating expenses                      2,854,913            83.1         1,330,620               121.1
                                      -----------            ----       -----------                ----

Income (loss) from operations             579,806            16.9          (231,415)              (21.1)
                                      -----------            ----       -----------                ----

Other income (expense)
     Interest expense                      (7,574)           (0.2)          (20,485)               (1.9)
     Interest income                          987
                                      -----------            ----       -----------                ----

                                           (6,587)           (0.2)          (20,485)               (1.9)
                                      -----------            ----       -----------                ----

Income (loss) before provision
     for income taxes                     573,219            16.7          (251,900)              (23.0)
Provision for income tax benefit
     (expense)                           (169,000)           (4.9)           20,000                 1.8
                                      -----------            ----       -----------                ----


Net income (loss)                     $   404,219            11.8       $   231,900)              (21.2)
                                      ===========            ====       ===========                ====


                      See notes to the financial statements

                            NUCLEUS CONSULTING, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1999 AND 1998


                                Common Stock (1)


                                                                              Retained
                                                 Shares         Amount        Earnings          Total
                                                --------       --------      ---------       ---------
 Balance, December 31, 1997                       40,475         35,000         88,153         123,153
 Net loss                                                                     (231,900)       (231,900)
 Shares granted under stock grant plan             3,166
                                                --------       --------      ---------       ---------

 Balance, December 31, 1998                       43,641         35,000       (143,747)       (108,747)
 Net income                                                                    404,219         404,219
 Repurchase and retirement of common stock       (35,550)       (34,000)      (169,300)       (203,300)

                                                --------       --------      ---------       ---------

 Balance, December 31, 1999                        8,091       $  1,000      $  91,172       $  92,172
                                                ========       ========      =========       =========



(1)      $1 par value, 1,000,000 shares authorized


                      See notes to the financial statements

                            NUCLEUS CONSULTING, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998



                                                                                1999            1998
                                                                             ---------       ---------
Cash flows from operating activities
    Net income (loss)                                                        $ 404,219       $(231,900)
    Adjustments to reconcile net income (loss) to net cash
    flows provided by operating activities
      Deprecation                                                               32,312          29,766
      Provision for deferred income tax (benefit) expense                       81,000         (20,000)
      Changes in
          Accounts receivable                                                  (50,402)         (7,817)
          Prepaid expenses                                                       2,658           2,984
          Security deposit                                                          --            (255)
          Accounts payable                                                    (221,316)        279,000
          Accrued expenses                                                      10,778         (20,098)
          Due to officer                                                        22,697
          Income taxes payable                                                  88,000
                                                                             ---------       ---------

              Net cash flows provided by operating activities                  369,946          31,680
                                                                             ---------       ---------

Cash flows from investing activities
     Purchases of property and equipment                                        (3,031)        (36,870)
                                                                             ---------       ---------

Cash flows from financing activities
     Bank overdraft                                                              9,791
     Repurchase and retirement of common stock                                (203,300)
     Principal repayments on long-term debt                                    (65,000)        (20,000)
     Net borrowings (repayments) on line of credit                            (194,000)         94,613
                                                                             ---------       ---------


                      See notes to the financial statements

              Net cash flows provided by (used in) financing activities       (452,509)         74,613
                                                                             ---------       ---------
Net increase (decrease) in cash                                                (85,594)         69,423

Cash,
    Beginning of year                                                           85,594          16,171
                                                                             ---------       ---------

    End of year                                                              $               $  85,594
                                                                             =========       =========

 Supplemental disclosure of cash flow information
 Cash paid during the year for interest                                      $   7,574       $  20,485
                                                                             =========       =========


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business

         Nucleus Consulting, Inc. (the "Company"), is a consulting firm specializing in assisting companies achieve corporate objectives through the use of the most appropriate networking technologies including data networking and telephony and mobile communications. The Company's clients are located throughout the United States. Clients include privately held businesses and Fortune 500 companies. The Company grants credit to substantially all of its clients.

         Accounting Principles

         The financial statements have been prepared on the basis of accounting principles generally accepted in the United States.

         Use of Estimates in the Preparation of Financial Statements

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Revenue Recognition

         The Company recognizes revenue as time is incurred on projects.

         Property and Equipment

         Property and equipment is stated at cost. Major improvements and additions, with an estimated useful life of more than one year, are capitalized. Depreciation is computed using the straight-line method. When property and equipment are disposed of, the cost and related accumulated depreciation are removed from the accounts and the corresponding gain or loss, if any, is included in net income. The estimated useful lives of depreciable assets are as follows:

                                                                 Years
                                                                 -----
                Computer equipment                              5 years

                Furniture and fixtures                          7 years

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Income Taxes

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the cash basis method of accounting used for income tax purposes, the tax effect of net operating loss carryforwards, and the use of different depreciation methods and lives for financial statement and income tax purposes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. The deferred tax liability represents the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

2.       PROPERTY AND EQUIPMENT

         At December 31, 1999 and 1998 property and equipment and related accumulated depreciation consisted of the following:

Description                                  1999                   1998
-----------                                  ----                   ----
Computer equipment                        $ 136,467              $ 133,436
Furniture and fixtures                       40,413                 40,413
                                          ---------              ---------
                                            176,880                173,849
Less accumulated depreciation               (98,694)               (66,382)
                                          ---------              ---------
                                          $  78,186              $ 107,467
                                          =========              =========

         Depreciation expense for the years ended December 31, 1999 and 1998 was $32,312 and $29,766, respectively.

3.       LINE OF CREDIT

         The Company had a $200,000 line of credit available from Citibank, F.S.B. Interest on outstanding borrowing was payable monthly at the bank's prime rate plus 1.5%. Borrowings were collateralized by substantially all of the assets of the Company and a personal guarantee by the Company's majority stockholder. The line of credit was repaid in full and not renewed during the year ended December 31, 1999.

4.       LONG-TERM DEBT

                                                                                                1998
                                                                                                ----
         Citibank, F.S.B., note payable in monthly
         installments of $1,667, plus interest at 9.92% to
         March 24, 2002.  The note was repaid during
         1999.

         $65,000
         Less current portion                                                                 (20,000)
                                                                                             --------
         Long-term portion                                                                   $ 45,000
                                                                                             ========

5.       RELATED PARTY TRANSACTIONS

         The majority stockholder of the Company, has a minority equity interest in a customer.

         Revenues for the year ended December 31, 1999 and outstanding accounts receivable at December 31, 1999 from this customer were $296,637 and $280,314, respectively.

6.       COMMITMENTS

         Lease of Premises

         The Company is obligated in accordance with the terms of a lease for office space through December 31, 2002. In addition to rentals, the Company is responsible for their proportionate share of taxes and other occupancy costs for the property.

         Future minimum rental payments are as follows:

                   Year ending
                   December 31,
                   ------------
                       2000                     $     22,713
                       2001                           23,622
                       2002                           24,567
                                                ------------
                                                $     70,902
                                                ============

7.       INCOME TAXES

         The provision for income tax expense (benefit) consists of the following components.

                                                                           1999               1998
                                                                           ----               ----
         Current
            Federal                                                    $ 72,000
            State                                                        16,000
                                                                       --------
                  Total current provision                                88,000
         Deferred provision (benefit)                                    81,000            $(20,000)
                                                                       --------            --------
                  Income tax expense (benefit)                         $169,000            $(20,000)
                                                                       ========            ========

         Deferred tax liabilities and assets consisted of the following components.

                                                                    1999         1998
                                                                    ----         ----
         Liability
             Tax effect of temporary differences                  $154,600     $161,300
                                                                  --------     --------
         Asset
             Tax effect of temporary differences                    73,600      152,500
             Benefit of net operating loss carryforwards                         50,000
         Valuation allowance                                                    (41,200)
                                                                  --------     --------
                                                                    73,600      161,300
                                                                  --------     --------
         Net deferred tax liability                               $ 81,000     $
                                                                  ========     ========

8.       401(k) PLAN

         The Company has a salary reduction plan established under Internal Revenue Code Section 401(k) covering substantially all employees. Company contributions to the plan are determined at the discretion of the board of directors. The contribution made for the years ended December 31, 1999 and 1998 was $8,875 and $10,280, respectively.

9.       MAJOR CUSTOMERS

         During 1999 and 1998, aggregate revenues from 3 major customers was $2,405,089 and $907,750, respectively. At December 31, 1999 and 1998, the aggregate receivables from those customers was $0 and $315,926, respectively.

10.      STOCK GRANT PLAN

         The Company has a stock grant plan for certain eligible employees. The company may grant up to 100,000 shares of common stock which vests over service periods. During the year ended December 31, 1998 the Company awarded 3,166 shares of common stock to its officers. All shares awarded were vested. The fair market value of the shares at the date of award was $0. The fair market value of the shares was determined based on the net equity of the Company as reported in the audited financial statements for the year ended December 31, 1997.

11.      SUBSEQUENT EVENT

         Subsequent to December 31, 1999, the Company has received a signed letter of intent for the purchase of all its common stock from its stockholder. The Company is currently in negotiations to reach a final agreement.

         We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representation as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of JAWS Technologies, Inc. have not changed since the date hereof.



                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
PROSPECTUS SUMMARY ...................................................     1
RISK FACTORS .........................................................     5
USE OF PROCEEDS ......................................................    13
DIVIDEND POLICY ......................................................    13
CAPITALIZATION .......................................................    14
SELECTED FINANCIAL DATA ..............................................    15
SELLING STOCKHOLDERS .................................................    17
PLAN OF DISTRIBUTION .................................................    19
DESCRIPTION OF CAPITAL STOCK .........................................    21
BUSINESS .............................................................    25
MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS ..........................................    39
MANAGEMENT'S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ............    40
MANAGEMENT ...........................................................    46
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT .....................................    53
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .......................    55
REGISTRATION RIGHTS ..................................................    59
LEGAL MATTERS ........................................................    60
EXPERTS ..............................................................    60
AVAILABLE INFORMATION ................................................    60
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS ...........................   F-1

                               -------------------

                                12,820,917 SHARES

                             JAWS TECHNOLOGIES, INC.

                                 PROSPECTUS

                                ___________, 2000

                               -------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

  ITEM 13.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts or commissions) are estimated as set forth below:

SEC Registration Fee US$ .........  $    19,261
Accounting Fees and Expenses .....  $    75,000
Legal Fees and Expenses ..........  $   200,000
Printing expenses ................  $    20,000
Miscellaneous ....................  $     5,000
                                    -----------
TOTAL                               $  [319,375](2)

  ITEM 14.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

         JAWS' articles of incorporation and By-Laws provide for indemnification of JAWS' officers and directors, to the fullest extent permitted by Nevada Law. In addition, the Restated articles of incorporation provide, under Nevada Law, that no director shall be personally liable to JAWS, or its shareholders, for monetary damages because of any breach of fiduciary duty by the director as a director. However, the directors shall be liable to the extent provided by applicable law for

         - breach of the director's duty of loyalty to JAWS or its shareholders, or

         - acts or missions not in good faith or which involve intentional misconduct or willful violation of law.

         At present, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of JAWS. Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers, and controlling persons, JAWS is aware that, in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the Securities Act and is unenforceable.

  ITEM 15.        RECENT SALES OF UNREGISTERED SECURITIES

         The following securities have been sold by JAWS since incorporation in January 1997.

         1. Sale on February 14, 1997, with a sticker supplement dated April 1, 1997, of 4,000,000 shares of Common Stock at $0.015 per share to forty-one investors for an aggregate investment of $60,000. The sales were made in a transaction in reliance on the exemption provided by Rule 504 of Regulation D promulgated under Section 3(b) of the Securities Act of 1933, as amended (the "Act"). The sale of shares was to 14 accredited investors in the state of Nevada.

         2. Sales to two consultants to JAWS for an aggregate of 300,000 shares of Common Stock: 250,000 shares of Common Stock were issued to C. J. Weinstein in December 1997 for remuneration for his services as a Director, and as incentive to join JAWS. In February 1998, 50,000 shares of Common Stock were issued to Joseph Lynch in consideration for services rendered to JAWS in relation to the establishment of the capital structure of the company and vetting of public relations firms. The sales were made in transactions not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D and Section 4(2) of the Act. Each purchaser represented that he was an accredited investor as defined in Rule 501 of Regulation D and that the securities were acquired for investment only and not with a view to resale or redistribution.

         3. Sale on February 10, 1998 of 1,500,000 shares of Common Stock and options to purchase 400,000 shares of Common Stock at $0.50 per share to the shareholders of JAWS Alberta in exchange for all of the issued and outstanding shares of JAWS Alberta. The sales were made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D and Section 4(2) of the Act. The purchasers represented that they were accredited investors as defined in Rule 501 of Regulation D and that the securities were acquired for investment only and not with a view to resale or redistribution.

         4. Sale pursuant to an offering memorandum on February 18, 1998 of 600,000 shares of Common Stock at $0.50 per share, for an aggregate investment of $300,000. The sales were made in a transaction in reliance on the exemption provided by Rule 504 of Regulation D promulgated under Section 3(b) of the Act. The sale of shares was to 26 accredited investors. All investors were not residents or citizens of the U.S.

         5. Sale pursuant to an offering memorandum on February 18, 1998 of 1,250,000 shares of Common Stock at $0.40 per share for an aggregate investment of $500,000 to Bristol Asset Management LLC, an accredited investor. The sale was made in a transaction in reliance on the exemption provided by Rule 504 of Regulation D promulgated under Section 3(b) of the Act. This agreement was canceled on April 26, 1999, and in consideration thereof JAW agreed to issue 1,000,000 warrants to purchase 1,000,000 shares of Common Stock at $0.70 per share, which warrants expire April 15, 2002.

         6. Sales pursuant to an offering memorandum on February 18, 1998 of 900,000 shares of Common Stock to $0.20 per share for an aggregate investment of $180,000 to two accredited investors (450,000 shares each), Hampton Park Ltd. and Linear Strategies Ltd. These sales were made in a transaction in reliance on the exemption provided by Rule 504 of Regulation D promulgated under Section 3(b) of the Securities Act of 1933, as amended.

         7. Sales pursuant to an offering memorandum dated April 1998 of 50,000 shares of Common Stock at $0.40 per share for an aggregate investment of $20,000 to Riaz Mamdani, an accredited investor. This sale was made in a transaction in reliance on the exemption provided by Rule 504 of Regulation D promulgated under Section 3(B) of the Act.

         8. On September 25, 1998, JAWS entered into a U.S.$2,000,000, 10% convertible, debenture agreement with Thomson Kernaghan (the "Debenture Agreement") whereby Thompson Kernaghan was granted 1,428,572 warrants to purchase 1,428,572 shares in the Common Stock at $0.28 per share. On April 27, 1999, JAWS and Thomson Kernaghan amended the Debenture Agreement to increase the amount available to JAWS to $5,000,000. However, on November 11, 1999, JAWS and Thomson Kernaghan entered into a debenture amendment and settlement agreement (the

                  "Debenture Settlement Agreement") whereby all outstanding obligations of the parties were settled. Under the Debenture Settlement Agreement, JAWS issued the following shares of Common Stock to Thomason Kernaghan on November 23, 1999;

                  (a) 5,127,672 shares of Common Stock in conversion of the debentures;

                  (b) 1,428,572 shares of Common Stock upon the exercise of warrants held by Thomson Kernaghan at a price of U.S.$0.28 per share; and

                  (c) 751,648 shares of Common Stock in consideration for the relinquishment by Thomson Kernaghan of additional warrants to acquire shares of Common Stock.

In total, Thomson Kernaghan has been issued a total of 7,307,892 shares of Common Stock pursuant to the Debenture Agreement, as amended and settled. Thomson Kernaghan warranted in the Debenture Agreement that it was not a "U.S. Person", as such term is defined in Rule 92(k) of Regulation S, that the securities have not been offered to it in the United States and that offers of securities of JAWS shall not be made to "U.S. Persons" for a period of one year from the closing of all debentures offered pursuant to the agreement.

         9. Sale on July 24, 1998 of 100,000 shares of Common Stock of JAWS to Bonanza Management Ltd. in consideration of investor relations and consulting services rendered, including the distribution of the JAWS business plan to the investment community. The sale was made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D and Section 4(2) of the Act. The purchaser represented that he is an accredited investor as defined in Rule 501 of Regulation D and that the securities were acquired for investment only and not with a view to resale or redistribution.

         10. Sale on December 15, 1998 of 1,182,188 shares of Common Stock at $0.32 per share for an aggregate investment of $378,300. Further, the sale included 391,094 warrants to purchase 391,094 common shares at $1.00 per share until March 30, 2000, and 391,094 warrants to purchase 391,094 common shares at $2.00 per share until March 30, 2000. The sale of shares was to nine accredited investors. The sales were made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D, Section 4(2) of the Act and Regulation S. Each purchaser represented that it is not a "U.S. Person", as such term is defined in Rule 902(k) of Regulation S, that the securities had not been offered to it in the United States and that offers of securities of JAWS shall not be made to "U.S. Persons" for a period of one year from the date of closing.

         11. Sale on April 6, 1999 pursuant to an offering memorandum on February 18, 1998 of 1,571,428 common shares at $0.35 per share for an aggregate investment of $550,000 to Hampton Park Ltd. ($300,000) and Global Equity Fund Ltd. ($250,000), both accredited investors. The sales were made in a transaction in reliance on the exemption provided by Rule 504 of Regulation D promulgated under Section 3(b) of the Act. The purchasers are contractually prohibited from reselling the securities for a six-month period.

         12. Sale on June 9, 1999 of 408,333 shares of Common Stock at $0.60 per share for an aggregate investment of $245,000 to Royale Crown Limited, an accredited investor. The sale was made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D
                  Section 4(2) of the Act and Regulation S. The purchaser represented that it was not a "U.S. Person", as such term is defined in Rule 902(k) of Regulation S, that the securities had not been offered to it in the United

                  States and that offers of securities of JAWS would not be made to "U.S. Persons" for a period of one year from the date of closing.

         13. Sale to Glentel Inc., on June 21, 1999, of 1,000,000 shares of Common Stock at $1.50 per share for an aggregate investment of $1,500,000. This sale included 834,000 warrants to purchase 834,000 common shares at $2.25 per share until June 30, 2001. The sale was made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D, Section 4(2) of the Act and Regulation S. A finder fee of $105,000 was paid to Mr. Joe Dobosz. The purchaser represented that it was not a "U.S. Person", as such term is defined in Rule 902(k) of Regulation S, that the securities had not been offered to it in the United States and that offers of securities of JAWS would not be made to "U.S. Persons" for a period of one year from the date of closing.

         14. Sale on June 21, 1999 of 200,000 shares of Common Stock of JAWS at $1.50 per share for an aggregate investment of $300,000. This sale included 166,000 warrants to purchase 166,000 common shares at $2.25 per share until June 30, 2001, to 10 accredited investors, all of whom are not U.S. citizens or residents. The sale was made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D, Section 4(2) of the Act and Regulation S. The purchaser represented that it was not a "U.S. Person", as such term is defined in Rule 902(k) of Regulation S, that the securities had not been offered to it in the United States and that offers of securities of JAWS would not be made to "U.S. Persons" for a period of one year from the date of closing.

         15. Sale on September 15, 1999 of 141,000 shares of Common Stock to Richard H. Langley Jr., an accredited investor, for consulting services including investor relations, communication and public relations services. The sale was made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D and
                  Section 4(2) of the Act. The purchaser represented that he was an accredited investor as defined in Rule 501 of Regulation D and that the securities were acquired for investment only and not with a view to resale or redistribution.

         16. Sale on October 28, 1999 of 283,000 shares of Common Stock at $1.50 per share for an aggregate investment of $424,500 to Striker Capital, an accredited investor. The sale was made in a transaction in reliance on the exemption from registration provided by section 3(b) of the Act and the provisions of Regulation D Rule 504 promulgated under the Act as well as the exemption from registration in Section 109.3 of the Texas Administrative Code that permits general solicitation and general advertising so long as sales are made only to "accredited investors" as defined in Rule 501(a). The investor has represented that it was an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Act purchasing in the State of Texas for its own account and for investment purposes and not with a view to or for offer or sale in connection with any distribution.

         17. Sale on November 18, 1999, of 94,340 shares of Common Stock at $0.53 per share to Cameron Chell in satisfaction of the $50,000 fee payable to Mr. Chell for serving as a director of JAWS in 1998. The issuance was made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D, Section 4(2) of the 1993 Securities Act and Regulation S. Mr. Chell represented that the was not a "U.S. Person", as such term is defined in Rule 902(k) of Regulation S, that the securities had not been offered to him in the United States and that offers of securities of JAWS would not be made to "U.S. Persons" for a period of one year from the date of closing.

         18. Sale on November 18, 1999 of 11,999 shares of Common Stock at $0.53 per share to GROVEJOHNSONWOOD in consideration of services rendered related to interior design services. The issuance was made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D, Section 4(2) of the 1993 Securities Act and Regulation S. GROVEJOHNSONWOOD represented that it was not a "U.S. Person", as such term is defined in Rule 902(k) of Regulation S, that the securities had not been offered to it in the United States and that offers of securities of JAWS would not be made to "U.S. Persons" for a period of one year from the date of closing.

         19. Sale on November 24, 1999 of 411,765 shares of Common Stock at $1.70 per share to Heronwood, Ltd. for an aggregate investment of $700,000. Further, the sale included 411,765 warrants to purchase 411,765 shares of Common Stock at $1.70 per share until November 1, 2002. The sale was made in a transaction not involving any public offering in reliance on the exemption provided by Rule 506 of Regulation D, Section 4(2) of the 1993 Securities Act and Regulation S. Heronwood, Ltd, represented that it was not a "U.S. Person", as such term is defined in Rule 902(k) of Regulation S, that the securities had not been offered to it in the United States and that offers of securities of JAWS would not be made to "U.S. Persons" for a period of one year from the date of closing.

         20. Sale on December 31, 1999 of 2,176,418 Units, each Unit consisting of one share of Common Stock and one warrant to purchase one-half share of Common Stock for $6.50 per share, at $4.25 per Unit for an aggregate investment of $9,249,777. The sales were made to 29 accredited investors, all of whom are not U.S. citizens or residents. The sales were made in a transaction not involving any public offering of securities in reliance of Rule 506 of Regulation D and Section 4(2) of the Securities Act. Each subscriber represented that it was an institutional accredited investor as defined in Rule 501(a) of Regulation D and that the securities were acquired for investment only and not with a view to resale or distribution.

         21. Sale on February 22, 2000 of 588,238 Units, each Unit consisting of one share of Common Stock and one warrant to purchase one-half share of Common Stock for $6.50 per share, at $4.25 per Unit for an aggregate investment of $2,500,012. The sales were made to 9 accredited investors. The sales were made in a transaction not involving any public offering of securities in reliance of Rule 506 of Regulation D and Section 4(2) of the Securities Act. Each subscriber represented that it was an institutional accredited investor as defined in Rule 501(a) of Regulation D and that the securities were acquired for investment only and not with a view to resale or distribution.

         22. Sale on December 22, 1999, of 113,208 shares of Common Stock at $0.53 per share to Julia Johnson in satisfaction of the $60,000 directors fee payable to Ms. Johnson for serving as a member of the board of directors of the Company.

         23. Sale on April 6, 2000, of 80,000 shares of Common Stock to John Anderson for consulting services for a one year term beginning on November 2, 1999.

         24. Sale on April 6, 2000 of 1,875 shares of Common Stock at $8.00 per share to Morten Borch for consulting services for a contract beginning December 1, 1999. His consulting fees are $5,000 per month payable in shares of Common Stock.

         25. Sale on April 20, 2000 of 142,857 shares of Common Stock to the stockholders of Nucleus Consulting, Inc., representing a portion of the purchase price paid by the Company in connection with its acquisition of Nucleus Consulting, Inc. on such date.

  ITEM 16.        EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) The Exhibits to this registration statement on Form S-1 are listed in the Prospectus. See "Index to Consolidated Financial Statements" in the Prospectus on page F-1.

         (b) The following financial statement schedules are filed herewith:

3.1* Articles of Incorporation of "e-biz" solutions, inc. (now JAWS Technologies, Inc., a Nevada corporation), dated January 27, 1997.

3.2* Certificate of Amendment of Articles of Incorporation of JAWS Technologies, Inc., a Nevada corporation, dated March 30, 1998, changing the name of E-Biz to JAWS Technologies, Inc.

3.3* Certificate of Amendment of Articles of Incorporation of JAWS Technologies, Inc., a Nevada corporation, increasing the total number of Common Stock which JAWS is allowed to issue from 20,000,000 to 95,000,000.

3.4* Bylaws of "e-biz" solutions, inc. (now JAWS Technologies, Inc., a Nevada corporation), dated January 27, 1997.

4.1* Investment Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and Bristol Asset Management LLC, dated August 27, 1998 and letter of termination.

4.2* Debenture Acquisition Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and Thomson Kernaghan & Co. Limited, dated September 25, 1998.

4.3* Amendment No. 1 to Debenture Purchase Agreement by and between JAWS and Thomson Kernaghan, dated April 27, 1999.

4.4* Warrant to purchase 1,000,000 shares of Common Stock of JAWS Technologies, Inc., a Nevada corporation, issued to Bristol Asset Management LLC, dated April 20, 1999.

4.5* Form of Warrant to purchase 834,000 shares of Common Stock of JAWS Technologies, Inc., a Nevada corporation, issued to Glentel Inc., dated June 21, 1999.

4.6* Schedule of Warrant holders which received the Form of Warrant set forth in 4.5 above.

4.7* Form of Warrant issued by JAWS in connection with the Private Placement Transaction.

4.8* Schedule of Warrant holders which received the Form of Warrant set forth in 4.9 above.

4.9* Warrant to purchase 217,642 shares of Common Stock of JAWS Technologies, Inc., a Nevada corporation, issued to Thomson Kernaghan & Co. Limited, dated December 31, 1999.

4.10* Certificate of the Designation, Voting Power, Preference and Relative , Participating, optional and other Special Rights and Qualifications, Limitations or Restrictions of the Special Series & Preferred Voting Stock of JAWS Technologies, Inc., dated November 30, 1999.

4.11* Incentive and Non-Qualified Stock Option Plan of JAWS Technologies, Inc., a Nevada corporation.

4.12* Placement Agency Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and Thomson Kernaghan & Co. Limited, dated December 31, 1999.

4.13* Placement Agency Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and Thomson Kernaghan & Co. Limited, dated February 15, 2000.

4.14* Placement Agency Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and SmallCaps Online LLC, dated February 15, 2000.

4.15* Form of Subscription Agreement to purchase 235,295 Units of JAWS Technologies, Inc., a Nevada corporation, by and between JAWS Technologies, Inc., a Nevada corporation, and BPI Canadian Small Companies Fund, dated December 20, 1999.

4.16 Schedule of Subscribers that purchased subscriptions pursuant to the Form of Subscription Agreement set forth above in 4.15.

5.1      Opinion of Lionel Sawyer & Collins LLP.

10.1* Director's Agreement between JAWS Technologies, Inc., a Nevada corporation, and Arthur Wong, dated July 1998.

10.2* Director's Agreement between JAWS Technologies, Inc., a Nevada corporation, and Julia Johnson, dated July 30, 1998.

10.3* Letter Agreement between JAWS Technologies, Inc., a Nevada corporation, and Arrow Communications (ApexMail), dated August 10, 1999.

10.4* Addendum to the Letter Agreement between JAWS Technologies, Inc., a Nevada corporation, and ApexMail.net, dated September 28, 1999.

10.5* Assignment from James L. A. Morrison to JAWS Technologies Inc., a Nevada corporation, dated October 9, 1998.

10.6* Notification of Assignment from United States Department of Commerce, Patent and Trademark Office, dated March 15, 1999.

10.7* Indemnity Agreements by and between JAWS Technologies, Inc., a Nevada corporation, and Ms. Julia L. Johnson.

10.8* Indemnity Agreements by and between JAWS Technologies, Inc., a Nevada corporation, and Mr. Arthur Wong.

10.9* Form of Stock Purchase Agreement to purchase 1,000,000 shares of Common Stock and warrants to purchase 834,000 shares of Common Stock by and between JAWS Technologies, Inc., a Nevada corporation, and Glentel Inc., dated June 21, 1999.

10.10* Schedule of purchasers which purchased shares of Common Stock pursuant to the Form of Stock Purchase Agreement set forth in 10.09.

10.11* Form of Investor Rights Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and Glentel Inc., dated June 21, 1999.

10.12* Schedule of investors that received rights pursuant to the Form of Investors Rights Agreement set forth above in 10.11.

10.13* Debenture Amendment and Settlement Agreement, dated November 17, 1999 and effective as of November 1, 1999, by and between JAWS Technologies, Inc., a Nevada corporation, and Thomson Kernaghan & Co. Limited.

10.14*   Form of Employment Agreement.

10.15* Schedule of officers of JAWS Technologies, Inc., a Nevada corporation, who executed employment agreements the form of which is set forth in
         Exhibit 10.17.

10.16* Stock Purchase Agreement, dated as of April 20, 2000, by and between JAWS Technologies, Inc., Nucleus Consulting, Inc. and Charles A. Ehredt.

10.17 First Amendment to Stock Purchase Agreement, dated as of May 19, 2000, by and between JAWS Technologies, Inc., Nucleus Consulting, Inc. and Charles A. Ehredt.

21 Subsidiaries of JAWS Technologies, Inc., a Nevada corporation: JAWS Technologies Inc., an Alberta corporation, Pace Systems Group Inc., JAWS Technologies, Inc., an Ontario corporation, JAWS Technologies (Delaware), Inc., a Delaware corporation and JAWS Acquisition Corp., an Alberta corporation.

23.1     Consent of Lionel Sawyer & Collins LLP (included in exhibit 5.1).

23.2     Consent of Ernst & Young LLP. (JAWS Technologies Inc.).

23.3     Consent of Ernst & Young LLP (Pace Systems Group Inc.).

23.4     Consent of PricewaterhouseCoopers LLP (Offsite Data Services Ltd.).

23.5     Consent of Klayman & Korman, LLC

27.1     Financial Data Schedule.

---------------------
*        Previously filed in JAWS' registration statement on Form S-1 (File No.
         333-30406), filed with the Securities and Exchange Commission on February 14, 2000.

** Incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K, filed with the SEC on May 5, 2000.

  ITEM 17.        UNDERTAKINGS

         (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the provisions described above in Item 15, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) For purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 30, 2000.

                                  JAWS TECHNOLOGIES, INC.


                                  By:   /s/ Robert J. Kubbernus
                                        -----------------------
                                        Name:   Robert J. Kubbernus
                                        Title:  Chairman of the Board, Chief
                                                Executive Officer and President
                                                (Principal Executive Officer)


                                POWER OF ATTORNEY

         Each person signing below also hereby appoints Robert J. Kubbernus and Riaz Mamdani, and each of them singly, with full power of substitution, his lawful attorney-in-fact, with full power to execute and file any amendments to the registration statement, and generally to do all such things, as such attorney-in-fact may deem appropriate to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signatures                                   Title                                         Date
----------                                   -----                                         ----
/s/ Robert J. Kubbernus                   Chairman of the Board, Chief                    May 30, 2000
--------------------------                Executive Officer, President and
Robert J. Kubbernus                       Director (Principal Executive Officer)


/s/ Riaz Mamdani                          Chief Financial Officer and Director            May 30, 2000
--------------------------                (Principal Financial Officer and
 Riaz Mamdani                             Principal Accounting Officer)


/s/ Julia L. Johnson                      Director                                        May 30, 2000
--------------------------
Julia L. Johnson

/s/ Arthur Wong                           Director                                        May 30, 2000
--------------------------
Arthur Wong

/s/ John S. Burns                         Director                                        May 30, 2000
--------------------------
John S. Burns

                                  EXHIBIT INDEX

3.1* Articles of Incorporation of "e-biz" solutions, inc. (now JAWS Technologies, Inc., a Nevada corporation), dated January 27, 1997.

3.2* Certificate of Amendment of Articles of Incorporation of JAWS Technologies, Inc., a Nevada corporation, dated March 30, 1998, changing the name of E-Biz to JAWS Technologies, Inc.

3.3* Certificate of Amendment of Articles of Incorporation of JAWS Technologies, Inc., a Nevada corporation, increasing the total number of Common Stock which JAWS is allowed to issue from 20,000,000 to 95,000,000.

3.4* Bylaws of "e-biz" solutions, inc. (now JAWS Technologies, Inc., a Nevada corporation), dated January 27, 1997.

4.1* Investment Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and Bristol Asset Management LLC dated August 27, 1998 and letter of termination.

4.2* Debenture Acquisition Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and Thomson Kernaghan & Co. Limited, dated September 25, 1998.

4.3* Amendment No. 1 to Debenture Purchase Agreement by and between JAWS and Thomson Kernaghan, dated April 27, 1999.

4.4* Warrant to purchase 1,000,000 shares of Common Stock of JAWS Technologies, Inc., a Nevada corporation, issued to Bristol Asset Management LLC, dated April 20, 1999.

4.5* Form of Warrant to purchase 834,000 shares of Common Stock of JAWS Technologies, Inc., a Nevada corporation, issued to Glentel Inc., dated June 21, 1999.

4.6* Schedule of Warrant holders which received the Form of Warrant set forth in 4.5 above.

4.7* Form of Warrant issued by JAWS in connection with the Private Placement Transaction.

4.8* Schedule of Warrant holders which received the Form of Warrant set forth in 4.9 above.

4.9* Warrant to purchase 217,642 shares of Common Stock of JAWS Technologies, Inc., a Nevada corporation, issued to Thomson Kernaghan & Co. Limited, dated December 31, 1999.

4.10* Certificate of the Designation, Voting Power, Preference and Relative, Participating, optional and other Special Rights and Qualifications, Limitations or Restrictions of the Special Series & Preferred Voting Stock of JAWS Technologies, Inc., dated November 30, 1999.

4.11* Incentive and Non-Qualified Stock Option Plan of JAWS Technologies, Inc., a Nevada corporation.

4.12* Placement Agency Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and Thomson Kernaghan & Co. Limited, dated December 31, 1999.

4.13* Placement Agency Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and Thomson Kernaghan & Co. Limited, dated February 15, 2000.

4.14* Placement Agency Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and SmallCaps Online LLC, dated February 15, 2000.

4.15* Form of Subscription Agreement to purchase 235,295 Units of JAWS Technologies, Inc., a Nevada corporation, by and between JAWS Technologies, Inc., a Nevada corporation, and BPI Canadian Small Companies Fund, dated December 20, 1999.

4.16 Schedule of Subscribers that purchased subscriptions pursuant to the Form of Subscription Agreement set forth above in 4.15.

5.1     Opinion of Lionel Sawyer & Collins LLP.

10.1* Director's Agreement between JAWS Technologies, Inc., a Nevada corporation,and Arthur Wong dated July 1998.

10.2* Director's Agreement between JAWS Technologies, Inc., a Nevada corporation, and Julia Johnson, dated July 30, 1998.

10.3* Letter Agreement between JAWS Technologies, Inc., a Nevada corporation, and Arrow Communications (ApexMail), dated August 10, 1999.

10.4* Addendum to the Letter Agreement between JAWS Technologies, Inc., a Nevada corporation, and ApexMail.net, dated September 28, 1999.

10.5* Assignment from James L. A. Morrison to JAWS Technologies Inc., a Nevada corporation, dated October 9, 1998.

10.6* Notification of Assignment from United States Department of Commerce, Patent and Trademark Office, dated March 15, 1999.

10.7* Indemnity Agreements by and between JAWS Technologies, Inc., a Nevada corporation, and Ms. Julia L. Johnson.

10.8* Indemnity Agreements by and between JAWS Technologies, Inc., a Nevada corporation, and Mr. Arthur Wong.

10.9* Form of Stock Purchase Agreement to purchase 1,000,000 shares of Common Stock and warrants to purchase 834,000 shares of Common Stock by and between JAWS Technologies, Inc., a Nevada corporation, and Glentel Inc., dated June 21, 1999.

10.10* Schedule of purchasers which purchased shares of Common Stock pursuant to the Form of Stock Purchase Agreement set forth in 10.09.

10.11* Form of Investor Rights Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and Glentel Inc., dated June 21, 1999.

10.12* Schedule of investors that received rights pursuant to the Form of Investors Rights Agreement set forth above in 10.11.

10.13* Debenture Amendment and Settlement Agreement, dated November 17, 1999 and effective as of November 1, 1999, by and between JAWS Technologies, Inc., a Nevada corporation, and Thomson Kernaghan & Co. Limited..

10.14*   Form of Employment Agreement.

10.15* Schedule of officers of JAWS Technologies, Inc., a Nevada corporation, who executed employment agreements the form of which is set forth in
        Exhibit 10.20.

10.16** Stock Purchase Agreement, dated as of April 20, 2000, by and between
        JAWS Technologies, Inc., Nucleus Consulting, Inc. and Charles A. Ehredt.

10.17 First Amendment to Stock Purchase Agreement, dated as of May 19, 2000, by and between JAWS Technologies, Inc., Nucleus Consulting, Inc. and Charles A. Ehredt.

21 Subsidiaries of JAWS Technologies, Inc., a Nevada corporation:JAWS Technologies Inc., an Alberta corporation, Pace Systems Group Inc., JAWS Technologies, Inc., an Ontario corporation, JAWS Technologies (Delaware), Inc., a Delaware corporation and JAWS Acquisition Corp., an Alberta corporation, and Jaw's Inc., on Illinois Corporation.

23.1    Consent of Lionel Sawyer & Collins LLP (included in exhibit 5.1).

23.2    Consent of Ernst & Young LLP. (JAWS Technologies Inc.).

23.3    Consent of Ernst & Young LLP (Pace Systems Group Inc.).

23.4    Consent of PricewaterhouseCoopers LLP (Offsite Data Services Ltd.).

23.5    Consent of Klayman & Korman, LLC

27.1    Financial Data Schedule.

---------------------
* Incorporated by reference to JAWS' registration statement on Form S-1 (File No. 333-30406), filed with the Securities and Exchange Commission on February 14, 2000.

** Incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K, filed with the SEC on May 5, 2000.